UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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INTEL CORPORATION

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April 2, 2015

Dear Stockholder:

We look forward to your attendance via the Internet, in person, or by proxy at our 2015 Annual Stockholders’ Meeting. We will hold the meeting at 8:30 a.m. Pacific Time on Thursday, May 21, 2015. If you attend the annual meeting via the Internet at www.intc.com, you will be able to vote and submit questions during the meeting by using the control number we have provided to you (either with the notice regarding the availability of these proxy materials or with a copy of these proxy materials). You may also attend the meeting in person at Intel Corporation, Building SC-12, 3600 Juliette Lane, Santa Clara, California 95054. If you plan to attend in person, please bring proof of Intel stock ownership and government-issued photo identification, as these will be required for admission.

We also are pleased to furnish proxy materials to stockholders primarily over the Internet. On April 2, 2015, we mailed our stockholders a Notice of Internet Availability containing instructions on how to access our 2015 Proxy Statement and 2014 Annual Report and to vote online. Internet distribution of our proxy materials expedites receipt by stockholders, lowers the cost of the annual meeting, and conserves natural resources. However, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability. If you received your annual meeting materials by mail, the notice of the annual meeting, proxy statement, and proxy card from our Board of Directors were enclosed. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to the online proxy statement and annual report, both of which are available at www.intc.com/annuals.cfm.

Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting. Your vote is important, and we strongly urge all stockholders to vote their shares. For most items, including the election of directors, your shares will not be voted unless you provide voting instructions via the Internet, by telephone, or by returning a proxy card or voting instruction card. We encourage you to vote promptly, even if you plan to attend the annual meeting.

Sincerely yours,

Andy D. Bryant	Susan L. Decker
Chairman of the Board	Independent Lead Director of the Board

INTEL CORPORATION

2200 Mission College Blvd.

Santa Clara, CA 95054-1549

(408) 765-8080

INTEL CORPORATION NOTICE OF 2015 ANNUAL STOCKHOLDERS’ MEETING

MEETING INFORMATION

HOW TO VOTE

■   Please act as soon as possible to vote your shares, even if you plan to attend the annual meeting via the Internet or in person.

■   If you are a beneficial stockholder, your broker will NOT be able to vote your shares with respect to the election of directors and most of the other matters presented at the meeting unless you have given your broker specific instructions to do so. We strongly encourage you to vote.

■   You may vote via the Internet, by telephone, or, if you have received a printed version of these proxy materials, by mail.

■   For more information, see “Additional Meeting Information” on page 89 of this proxy statement.

Time and Date	8:30 a.m. Pacific Time Thursday, May 21, 2015
Attend via Internet	Attend the annual meeting online, including to vote and/or submit questions, at www.intc.com
Attend in Person	Intel Corporation, Building SC-12, 3600 Juliette Lane, Santa Clara, CA 95054
Record Date	March 23, 2015

ANNUAL MEETING AGENDA AND VOTING
Proposal		Voting Recommendation of the Board
1.	Election of the 11 directors named in this proxy statement	FOR EACH DIRECTOR NOMINEE
2.	Ratification of selection of Ernst & Young LLP as our independent registered	FOR
public accounting firm for 2015
3.	Advisory vote to approve executive compensation	FOR
4.	Approval of Amendment and Extension of the 2006 Equity Incentive Plan	FOR
5.	Approval of Extension of the 2006 Stock Purchase Plan	FOR
Stockholder proposals
6.	Stockholder proposal entitled “Holy Land Principles”	AGAINST
7	Stockholder proposal on whether the Chairman of the Board should be an	AGAINST
independent director
8	Stockholder proposal on whether to adopt an alternative vote counting standard	AGAINST

Attending and participating via the Internet

■  www.intc.com; we encourage you to access the meeting online prior to its start time.

■  Webcast starts at 8:30 a.m. Pacific Time.

■  Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.intc.com.

■  Stockholders may vote and submit questions while attending the meeting on the Internet.

■  Webcast replay will be available until December 26, 2015.

Attending in person

■  Doors open at 8:00 a.m. Pacific Time.

■  Meeting starts at 8:30 a.m. Pacific Time.

■  Proof of Intel Corporation stock ownership and government-issued photo identification will be required to attend the annual meeting.

■  You do not need to attend the annual meeting to vote if you submitted your proxy in advance of the annual meeting.

■  Security measures may include bag search, metal detector, and hand-wand search. The use of cameras is not allowed.

Anyone can view the annual meeting live via the Internet at www.intc.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held

May 21, 2015:

The Notice of 2015 Annual Stockholders’ Meeting and Proxy Statement, and the 2014 Annual Report

on Form 10-K, are available at www.intc.com/annuals.cfm

CONTENTS

2015 PROXY STATEMENT HIGHLIGHTS	5

PROPOSAL 1: ELECTION OF DIRECTORS	8

Director Skills, Experience, and Background	13

Director Tenure	14

CORPORATE GOVERNANCE	15

DIRECTOR COMPENSATION	24

Director Compensation for Fiscal Year 2014	25

Outstanding Equity Awards for Directors	26

CERTAIN RELATIONSHIPS AND RELATED

TRANSACTIONS	28

CODE OF CONDUCT	29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM	32

Ernst & Young LLP’s Fees for 2014 and 2013	33

REPORT OF THE AUDIT COMMITTEE	34

PROPOSAL 3: ADVISORY VOTE TO APPROVE

EXECUTIVE COMPENSATION	36

COMPENSATION DISCUSSION AND ANALYSIS	37

External Competitive Consideration’s for 2014	48

Post-Employment Compensation Arrangements	49

Personal Benefits	50

Corporate Officer Stock Ownership Guidelines	50

Intel Policies Regarding Derivatives or “Short Sales”	50

Intel Policies Regarding Claw-Backs	50

Tax Deductibility	51

REPORT OF THE COMPENSATION COMMITTEE	52

EXECUTIVE COMPENSATION	53

PROPOSAL 4: APPROVAL OF AMENDMENT AND EXTENSION OF THE 2006 EQUITY

INCENTIVE PLAN	65

PROPOSAL 5: APPROVAL OF EXTENSION OF

THE 2006 STOCK PURCHASE PLAN	75

PROPOSAL 6: STOCKHOLDER PROPOSAL

ENTITLED “HOLY LAND PRINCIPLES”	80

PROPOSAL 7: STOCKHOLDER PROPOSAL,

INDEPENDENT CHAIRMAN	83

PROPOSAL 8: STOCKHOLDER PROPOSAL,

SIMPLE MAJORITY VOTING	86

ADDITIONAL MEETING INFORMATION	89

OTHER MATTERS	91

STOCKHOLDERS SHARING THE SAME LAST

NAME AND ADDRESS	93

EXHIBIT A: 2006 EQUITY INCENTIVE PLAN	A-1

EXHIBIT B: 2006 STOCK PURCHASE PLAN	B-1

2015 PROXY STATEMENT HIGHLIGHTS

This summary highlights information contained elsewhere in our proxy statement and does not contain all of the information that you should consider. We encourage you to read the entire proxy statement carefully before voting.

Board Nominees

COMMITTEE MEMBERSHIPS
Name	Occupation	Independent	AC	CC	GNC	EC	FC
Charlene Barshefsky	Senior International Partner,	¢					¢ C
Age: 64, Director Since: 2004	Wilmer Cutler Pickering Hale and Dorr LLP
Aneel Bhusri	Co-Founder and CEO,	¢
Age: 49, Director Since: 2014	Workday, Inc.
Andy D. Bryant	Chairman of the Board of Directors,					¢
Age: 64, Director Since: 2011	Intel Corporation
Susan L. Decker	Principal,	¢ LD	¢		¢ Co	¢ C
Age: 52, Director Since: 2006	Deck3 Ventures, LLC
John J. Donahoe	President and CEO,	¢		¢	¢
Age: 54, Director Since: 2009	eBay Inc.
Reed E. Hundt	Principal,	¢	¢		¢		¢
Age: 67, Director Since: 2001	REH Advisors, LLC
Brian M. Krzanich	CEO,					¢
Age: 54, Director Since: 2013	Intel Corporation
James D. Plummer	Professor,	¢	¢				¢
Age: 70, Director Since: 2005	Stanford University
David S. Pottruck	Chairman and CEO,	¢		¢ C		¢
Age: 66, Director Since: 1998	Red Eagle Ventures, Inc.
Frank D. Yeary	Executive Chairman,	¢	¢ C				¢
Age: 51, Director Since: 2009	CamberView Partners, LLC
David B. Yoffie	Professor,	¢		¢	¢ Co
Age: 60, Director Since: 1989	Harvard Business School

LD	Independent Lead Director	AC	Audit Committee	EC	Executive Committee
C	Committee Chair	CC	Compensation Committee	FC	Finance Committee
Co	Committee Co-Chair	GNC	Corporate Governance
and Nominating Committee

COMPANY PERFORMANCE DURING 2014

Year-over-Year Results

	2014 ($ in millions, except per share amounts)	2013 ($ in millions, except per share amounts)	Change (%)
Net Revenue	55,870	52,708	6%
Net Income	11,704	9,620	22%
Stock Price (high and low)[1]	37.67 / 23.52	25.70 / 20.23	n/a
Stock Price as of Fiscal Year-End	37.55	25.60	47%

[1]	Based on a 52-week closing-price high and low.

5

2015 PROXY STATEMENT HIGHLIGHTS

For full year 2014, we achieved record net revenue of $55.9 billion, up 6% from 2013; operating income of $15.3 billion, up 25% from 2013; and diluted earnings per share of $2.31, up 22% from 2013. Both our PC Client Group (PCCG) and Data Center Group (DCG) businesses outperformed our expectations for the year. PCCG net revenue was up 4%, with PCCG platform unit sales up 8%, primarily on higher notebook platform unit sales. We saw robust growth in DCG, with net revenue up 18% and platform average selling prices and unit sales up 10% and 8%, respectively. Gross margin of approximately 64% was up approximately 4 percentage points from 2013, driven by lower PCCG and DCG platform unit costs, lower start-up costs, and higher PCCG and DCG platform volumes. These increases were partially offset by higher cost of sales associated with higher tablet platform unit sales and cash consideration provided to our customers associated with integrating our tablet platform.

In 2014, we started growing again across a broad range of products and markets by introducing many new product technologies across all of our businesses. We began shipping the world’s first processor on 14-nanometer (nm) process technology. Additionally, we launched the Intel® Core™ M processor family. Intel Core M processor is enabling new designs and form factors with its full core performance in both compute and graphics. We recently launched Intel® RealSense™ technology, which includes software and depth cameras that enable more natural and intuitive interaction with personal computing devices. In the wireless business, we qualified our first System-on-Chip application processor and baseband 3G solution, code-named “SoFIA.” We also exceeded our goal of 40 million tablet platform unit sales in 2014.

INVESTOR OUTREACH

Intel’s Engagement Program

Our relationship with our stockholders is an important part of our company’s success and we have a long tradition of transparency and responsiveness to stockholder perspectives.

In addition to our regular Investor Relations engagements, we hold a series of meetings every year with socially-responsible-investor groups; we also meet annually with many of our institutional stockholders to discuss our executive compensation programs and corporate governance topics. These engagement efforts with our stockholders allow us to better understand our stockholders’ priorities and perspectives, and to provide us with useful input concerning our compensation and corporate governance practices. During the last several months of 2014, and prior to the date of this proxy statement in 2015, we pursued multiple avenues for stockholder engagement, including in-person and teleconference meetings with our stockholders. No significant changes have been made to our executive compensation programs for 2015.

EXECUTIVE COMPENSATION HIGHLIGHTS FOR 2014

Intel has a long-standing commitment to pay-for-performance. We implement this commitment by providing the majority of compensation to executive officers through arrangements that are designed to hold those officers accountable for business results and reward them for consistently strong corporate performance and creation of value for our stockholders. Our executive compensation programs are periodically adjusted over time so that they support Intel’s business goals and promote both current-year and long-term profitable growth of the company.

■

The majority of cash compensation is paid under our annual incentive cash plan with the annual payouts based on measures of relative financial performance, absolute financial performance, company performance relative to operational goals, and individual performance.

■

Equity awards—consisting in 2014 of variable performance-based outperformance restricted stock units (OSUs) and restricted stock units (RSUs)—align compensation with the long-term interests of Intel’s stockholders by focusing our executive officers on both absolute and relative total stockholder return (TSR).

■

In setting executive officer compensation, the Compensation Committee evaluates individual performance reviews of our executive officers and compensation levels in a “peer group,” which for 2014 consisted of 15 technology companies and 10 other large companies.

■

Total compensation for each executive officer varies with both individual performance and Intel’s performance in achieving financial and non-financial objectives. Each executive officer’s compensation is designed to reward his or her contribution to Intel’s results.

6	2014 PROXY STATEMENT

2015 PROXY STATEMENT HIGHLIGHTS

The following table shows the 2014 total direct compensation granted by the Compensation Committee to our Chief Executive Officer (CEO), Chief Financial Officer (CFO), and three additional executive officers serving at the end of 2014.

Name and Principal Position	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards ($)	Total Direct Compensation ($)
Brian M. Krzanich	1,000,000	3,354,400	6,658,700	11,013,100
CEO
Renée J. James	850,000	2,600,400	5,660,200	9,110,600
President
Andy Bryant	790,000	1,870,500	4,512,500	7,173,000
Chairman of the Board
Stacy J. Smith	673,000	1,663,400	4,338,900	6,675,300
Executive Vice President and Chief Financial Officer
William M. Holt	641,000	1,252,800	4,338,900	6,232,700
Executive Vice President, General Manager, Technology & Manufacturing Group

CORPORATE GOVERNANCE AT INTEL

Intel understands that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our stockholders and will positively aid in the governance of the company. Some of our governance practices include the following:

■	Intel adopted “majority voting” in the election of directors starting in 2006.

■	We do not combine the positions of CEO and Chairman of the Board.

■	We have an independent Lead Director whenever our Chairman of the Board is an Intel employee.

■	Our directors are limited to service on four public company boards (three boards if also serving as a CEO).

■	As part of each director candidate search, our Board is committed to seeking out women and minority candidates, as well as candidates with diverse backgrounds, experiences, and skills.

■	All officers and directors are subject to our long-standing policy prohibiting the hedging of Intel stock.

■	Compensation claw-back provisions apply to both our annual incentive cash plan and our equity incentive plan.

■	We have stock ownership guidelines for all officers and directors.

7

PROPOSAL 1  ■  Election of Directors

PROXY STATEMENT

INTEL CORPORATION

2200 Mission College Blvd.

Santa Clara, CA 95054-1549

Our Board of Directors solicits your proxy for the 2015 Annual Stockholders’ Meeting (and any postponement or adjournment of the meeting) for the matters set forth in “Annual Meeting Agenda and Voting.” We made this proxy statement available to stockholders beginning on April 2, 2015.

PROPOSAL 1

Election of Directors

Upon the recommendation of our Corporate Governance and Nominating Committee, our Board has nominated the 11 individuals listed below to serve as directors. Our nominees include nine independent directors, as defined in the rules for companies traded on The NASDAQ Global Select Market, (NASDAQ), and two Intel officers: Brian M. Krzanich, who became our CEO in May 2013, and Andy D. Bryant, who currently serves as Chairman of the Board and previously served as our Executive Vice President and Chief Administrative Officer. Mr. Bryant became Chairman of the Board at the 2012 Annual Stockholders’ Meeting.

Each director’s term runs from the date of his or her election until our next annual stockholders’ meeting or until his or her successor (if any) is elected or appointed. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the individuals named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. Alternatively, the Board may reduce the size of the Board, or the proxies may vote just for the remaining nominees, leaving a vacancy that the Board may fill at a later date. However, we have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Our Bylaws require that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of shares voted “for” that nominee exceeds the number of votes cast “against” that nominee). You can vote to “abstain,” but that vote will not have an effect in determining the election results. For more information, see “Additional Meeting Information, Voting at the Meeting” below. Each of our director nominees currently serves on the Board. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Bylaws and Corporate Governance Guidelines, each director submits an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect that director. In that situation, our Corporate Governance and Nominating Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date that the election results were certified, the Board would act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it.

8	2015 PROXY STATEMENT

PROPOSAL 1  ■  Election of Directors

RECOMMENDATION OF THE BOARD

The Board recommends that you vote “FOR” the election of each of the following nominees.

  Ambassador Charlene Barshefsky   has been a Senior International Partner at Wilmer Cutler Pickering Hale and Dorr LLP (WilmerHale), a multinational law firm in Washington, D.C., since 2001. Prior to joining the law firm, Ambassador Barshefsky served as the United States Trade Representative, the chief trade negotiator and principal trade policy maker for the United States and a member of the President’s Cabinet, from 1997 to 2001, and as Acting and Deputy United States Trade Representative from 1993 to 1996. Ambassador Barshefsky is also a director of American Express Company, Estée Lauder Companies, and Starwood Hotels & Resorts Worldwide.

Ambassador Barshefsky brings to the Board international experience acquired prior to, during, and after her tenure as United States Trade Representative. As the chief trade negotiator for the United States, Ambassador Barshefsky headed an executive branch agency that operated worldwide in matters affecting international trade and commerce. Ambassador Barshefsky’s position as Senior International Partner at a multinational law firm brings to the Board continuing experience in dealing with foreign governments, focusing on market access and the regulation of business and investment. Through her government and private experience, Ambassador Barshefsky provides substantial expertise in doing business in China, where Intel has significant operations. As a director for other multinational companies, Ambassador Barshefsky also provides cross-board experience.

  Aneel Bhusri   has been CEO at Workday, Inc., a provider of enterprise cloud applications for human resources and finance headquartered in Pleasanton, California, since May 2014. Mr. Bhusri has served as a director of Workday from 2005 to the present, as President from January 2007 to September 2009, as Co-CEO from

September 2009 to May 2014, and as Chairman from January 2012 to May 2014. He has also been a partner at Greylock Partners, a venture capital firm, from 1999 to 2015, and currently serves as an advisory partner. Before co-founding Workday in 2005, Mr. Bhusri held a number of leadership positions at PeopleSoft, including Senior Vice President responsible for product strategy, business development, and marketing, and vice chairman of the board. Mr. Bhusri received an MBA from Stanford University and holds bachelor’s degrees in electrical engineering and economics from Brown University. He is a Crown Fellow at the Aspen Institute.

Mr. Bhusri brings to the Board senior leadership, cloud computing expertise, and operational experience from his experience as CEO and chairman of an enterprise cloud applications company, his prior work in product, marketing, and business development of another human resources application company, and his role as partner of several venture capital firms. Mr. Bhusri’s more than 20 years of experience in enterprise software innovation and cloud computing will increase the Board’s depth in areas that are important to Intel’s business and in today’s connected world.

  Andy D. Bryant   has been Chairman of the Board of Directors of Intel since May 2012. Mr. Bryant served as Vice Chairman of the Board of Directors of Intel from July 2011 to May 2012. Mr. Bryant joined Intel in 1981, became CFO in February 1994, and was promoted to Senior Vice President in January 1999. In December 1999, he was

9

PROPOSAL 1  ■  Election of Directors

promoted to Executive Vice President and his role expanded to Chief Financial and Enterprise Services Officer. In October 2007, Mr. Bryant was named Chief Administrative Officer (CAO), a position he held until January 2012. In 2009, Mr. Bryant’s responsibilities expanded to include the Technology and Manufacturing Group. Mr. Bryant serves on the board of directors of Columbia Sportswear and McKesson Corporation.

Mr. Bryant brings senior leadership, financial, strategic, and global expertise to the Board from his former service as CFO and CAO of Intel. Mr. Bryant has budgeting, accounting controls, and forecasting experience and expertise from his work in Intel Finance, as CFO and as CAO. Mr. Bryant has been responsible for manufacturing, human resources, information technology, and finance. Mr. Bryant has regularly attended Intel Board meetings for more than 18 years in his capacity as CFO and CAO, and has direct experience as a board member through his service on other public company boards. After evaluating the Board’s corporate governance guideline regarding retirement of corporate officers, the Board determined to re-nominate Mr. Bryant because it believes that Mr. Bryant continues to be best positioned to support the independent directors through his service as a key member and Chairman of the Board with strong leadership skills and financial experience. The Board believes that Mr. Bryant’s contributions since becoming Chairman in 2012 and his expertise and experience are invaluable to the Board in the current climate. The Board, therefore, decided to nominate Mr. Bryant for an additional term as a director and Chairman of the Board.

  Susan L. Decker   has been Lead Director of Intel since May 2012. She has been a Principal of Deck3 Ventures LLC, a consulting and advisory firm in San Francisco, California, since 2009. From 2009 to 2010, she was an Entrepreneur-in-Residence at Harvard Business School. Prior to that, Ms. Decker served as President of Yahoo! Inc., a global Internet company in Sunnyvale, California, from 2007 to 2009; as Executive Vice President of the Advertiser and Publisher Group of Yahoo! from 2006 to 2007; and as Executive Vice President of Finance and Administration and CFO of Yahoo! from 2000 to 2007. Prior to joining Yahoo!, Ms. Decker was with the investment banking firm Donaldson, Lufkin & Jenrette for 14 years, most recently as the Global Director of Equity Research. Ms. Decker is also a member of the Berkshire Hathaway Inc. and Costco Wholesale Corporation boards of directors.

Ms. Decker’s experience as president of a global Internet company provides expertise in corporate leadership, financial management, and Internet technology. In her role as a CFO, Ms. Decker was responsible for finance, human resources, legal, and investor relations, and played a significant role in developing business strategy. This experience supports the Board in overseeing and advising on strategy and financial matters. Ms. Decker also provides brand marketing experience from her role as senior executive of Yahoo!’s Advertiser and Publisher Group. In addition, Ms. Decker’s 14 years as a financial analyst, service on audit committees of other public companies, and past service on the Financial Accounting Standards Advisory Council from 2000 to 2004 qualify her to offer valuable perspectives on Intel’s corporate planning, budgeting, and financial reporting. As a director for other multinational companies, Ms. Decker also provides cross-board experience.

  John J. Donahoe   has been President, CEO, and director of eBay Inc., a global online marketplace in San Jose, California, since 2008. Mr. Donahoe joined eBay in 2005 as President of eBay Marketplaces, and was responsible for eBay’s global e-commerce businesses. In this role, he focused on expanding eBay’s core business, which accounts for a large percentage of the company’s revenue. Prior to joining eBay, Mr. Donahoe was the Worldwide Managing Director from 2000 to 2005 for Bain &Company, a global management consulting firm based in Boston, Massachusetts, where he oversaw Bain’s 30 offices and 3,000 employees. Mr. Donahoe is a member of Nike, Inc.’s board of directors.

10	2015 PROXY STATEMENT

PROPOSAL 1  ■  Election of Directors

Mr. Donahoe brings senior leadership, strategic, and global expertise to the Board from his current position as CEO of a major Internet company and his prior work as a management consultant and leader of a global business consulting firm. In his role at eBay, Mr. Donahoe oversaw a number of strategic acquisitions, bringing business development and mergers and acquisitions (M&A) experience to the Board. Mr. Donahoe also provides technical and brand marketing expertise from his role as a leader of global e-commerce businesses.

  Reed E. Hundt   has been a Principal of REH Advisors LLC, a strategic advice firm in Washington, D.C., since 2009, and CEO of the Coalition for Green Capital, a non-profit organization based in Washington, D.C., that designs, develops, and implements green banks at the state, federal, and international level, since 2010. From

1998 to 2009, Mr. Hundt was an independent advisor to McKinsey & Company, Inc., a worldwide management consulting firm in Washington, D.C., and Principal of Charles Ross Partners, LLC, a private investor and advisory service in Washington, D.C. Mr. Hundt served as Chairman of the U.S. Federal Communications Commission (FCC) from 1993 to 1997. From 1982 to 1993, Mr. Hundt was a partner with Latham & Watkins, an international law firm. Within the past five years, Mr. Hundt has served as a member of the board of directors of Infinera Corporation.

As an advisor to and an investor in telecommunications companies and other businesses on a worldwide basis, Mr. Hundt has significant global experience in communications technology and the communications business. Mr. Hundt also has significant government experience from his service as Chairman of the FCC, where he helped negotiate the World Trade Organization Telecommunications Agreement, which opened markets in 69 countries to competition and reduced barriers to international investment. Mr. Hundt’s legal experience enables him to provide perspective and oversight on legal and compliance matters, and his board service with numerous other companies, including on their audit committees, provides cross-board experience and financial expertise. His work with a number of ventures involved in sustainable energy and the environment provides him with a unique perspective in overseeing Intel’s environmental and sustainability initiatives.

  Brian M. Krzanich   has been a director and CEO of Intel since May 2013. Mr. Krzanich joined Intel in 1982. He became a Corporate Vice President in May 2006, serving until 2010 as Vice President and General Manager of Assembly and Test. He was Senior Vice President and General Manager of Manufacturing and Supply Chain from

2010 to 2012. He was appointed Executive Vice President and Chief Operating Officer in 2012, responsible for Intel’s global manufacturing, supply chain, human resources, and information technology operations. He is also chairman of the board of directors of the Semiconductor Industry Association.

As our CEO and a senior executive officer with over 31 years of service with Intel, Mr. Krzanich brings to the Board significant senior leadership, manufacturing and operations, industry, technical, and global experience, as well as a unique perspective of the company. As CEO, Mr. Krzanich is directly responsible for Intel’s strategy and operations.

  James D. Plummer   has been a Professor of Electrical Engineering at Stanford University in Stanford, California, since 1978 and was Dean of Stanford’s School of Engineering from 1999 to 2014. Dr. Plummer received his PhD in Electrical Engineering from Stanford University. Dr. Plummer has published more than 400 papers on

11

PROPOSAL 1  ■  Election of Directors

silicon devices and technology, has won numerous awards for his research, and is a member of the U.S. National Academy of Engineering. Dr. Plummer also directed the Stanford Nanofabrication Facility from 1994 to 2000. Dr. Plummer is a member of the board of directors of Cadence Design Systems, Inc. Within the past five years, Dr. Plummer has served as a member of the board of directors of International Rectifier Corporation.

As a scholar and educator in the field of integrated circuits, Dr. Plummer brings to the Board industry and technical experience directly related to Intel’s semiconductor research and development, and manufacturing. Dr. Plummer’s board service with other public companies, including on their audit committees, provides cross-board experience and financial expertise.

  David S. Pottruck   has been Chairman and CEO of Red Eagle Ventures, Inc., a private equity firm in San Francisco, California, since 2005. Mr. Pottruck has also served as Co-Chairman of Hightower Advisors, a wealth-management company in Chicago, Illinois, since 2009 and in 2013 became Chairman. Mr. Pottruck teaches in the

MBA and Executive Education programs of the Wharton School of Business of the University of Pennsylvania, and serves as a Senior Fellow in the Wharton School of Business Center for Leadership and Change Management. Prior to joining Red Eagle Ventures, Inc., Mr. Pottruck had a 20-year career at Charles Schwab Corporation that included service as President, CEO, and a member of the board.

As the Chairman and CEO of a private equity firm, and as a former CEO of a major brokerage firm with substantial Internet operations, Mr. Pottruck brings to the Board significant senior leadership, management, operational, financial, business development, and brand management expertise.

  Frank D. Yeary   has been Executive Chairman of CamberView Partners, LLC, a corporate advisory firm in San Francisco, California, since 2012. Mr. Yeary was Vice Chancellor of the University of California, Berkeley from 2008 to 2012, where he led and implemented major strategic and financial changes to the university’s financial and operating strategy. Prior to 2008, Mr. Yeary spent nearly 25 years in the finance industry, most recently as Managing Director, Global Head of Mergers and Acquisitions and a member of the Management Committee at Citigroup Investment Banking, a financial services company. Mr. Yeary was also Chairman and co-founder of Level Money, Inc., a personal finance organization for young adults, from 2012 to 2015. Mr. Yeary is a member of the board of directors of eBay.

Mr. Yeary’s extensive career in investment banking and finance brings to the Board financial strategy and M&A expertise, including expertise in financial reporting and experience in assessing the efficacy of mergers and acquisitions. In addition, Mr. Yeary’s role as Vice Chancellor and as Chief Administrative Officer of a large public research university provides strategic and financial expertise.

  David B. Yoffie   has been a Professor at Harvard University’s Graduate School of Business Administration in Boston, Massachusetts, since 1981. Dr. Yoffie also served as the Harvard Business School’s Senior Associate Dean and Chair of Executive Education from 2006 to 2012. He received a PhD from Stanford University, where he has been a Visiting Scholar. Dr. Yoffie served as Chairman of the Harvard Business School Strategy department from 1997 to 2002, as Chairman of the Advanced Management Program from 1999 to 2002, and as Chair of Harvard’s Young Presidents’ Organization program from 2004 to 2012. Dr. Yoffie is a member of the board of directors of Financial Engines, Inc. and TiVo, Inc.

12	2015 PROXY STATEMENT

PROPOSAL 1  ■  Director Skills, Experience, and Background

As a scholar and educator in the field of international business administration, Dr. Yoffie brings to the Board significant global experience and knowledge of competitive strategy, technology, and international competition. Dr. Yoffie’s board service with other U.S. and non-U.S. public companies also provides cross-board experience. As our longest-serving director, Dr. Yoffie provides unique insights and perspectives on Intel’s development and strategic direction.

Director Skills, Experience, and Background

Intel is a large technology company engaged in research, manufacturing, and marketing on a global scale. We operate in highly competitive markets characterized by rapidly evolving technologies and exposure to business cycles. As we discuss below under “Board Committees and Charters,” the Corporate Governance and Nominating Committee is responsible for assessing with the Board the appropriate skills, experience, and background that we seek in Board members in the context of our business and the existing composition of the Board. This assessment of Board skills, experience, and background includes numerous diverse factors, such as independence; understanding of and experience in manufacturing, technology, finance, and marketing; international experience; age; and gender and ethnic diversity that reflects our Board’s commitment, as set forth under our Corporate Governance Guidelines, to actively seek women and minority candidates for the pool from which Board candidates are chosen. The committee and the Board review and assess the effectiveness of their practices for consideration of diversity in nominating director candidates. The Board then determines whether a nominee’s background, experience, personal characteristics, or skills will advance the Board’s goal of creating and sustaining a Board that can support and oversee the company’s complex activities.

We believe that our employees around the world drive our business, and that a diverse employee population can better understand our customers’ needs. Our success with a diverse workforce informs our views about the value of a board of directors that has a mix of skills, experiences, and backgrounds. To learn more about Intel’s commitment to diversity, see:

■  our Diversity web site at www.intel.com/content/www/us/en/company-overview/diversity-at-intel.html;

■  our Corporate Responsibility Report at www.intel.com/responsibility; and/or

■  our Corporate Governance Guidelines at www.intel.com/governance.

Listed below are the skills and experience that we consider important for our directors in light of our current business and structure. The directors’ biographies note each director’s relevant experience, qualifications, and skills relative to this list.

■  Senior Leadership Experience. Directors who have served in senior leadership positions are important to us, as they have the experience and perspective to analyze, shape, and oversee the execution of important operational and policy issues. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced by leadership experience at businesses or organizations that operated on a global scale, faced significant competition, or involved technology or other rapidly evolving business models.

■   Public Company Board Experience. Directors with public company board experience understand the dynamics and operation of a corporate board, the relationship of a board to the CEO and other management personnel, the importance of particular agenda and oversight issues, and how to oversee an ever-changing mix of strategic, operational, and compliance-related matters.

■  Business Development and M&A Experience. Directors with a background in business development and in M&A provide insight into developing and implementing strategies for growing our business. Useful experience in this area includes skills in assessing “make vs. buy” decisions, analyzing the “fit” of a proposed acquisition with a company’s strategy, the valuation of transactions, and assessing management’s plans for integration with existing operations.

■   Financial Expertise. Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is also important. This experience assists our directors in understanding, advising on, and overseeing Intel’s capital structure, financing and investing activities, as well as our financial reporting and internal controls.

13

PROPOSAL 1  ■  Director Tenure

■  Industry and Technical Expertise. Because we are a technology, hardware, and software provider, education or experience in relevant technology is useful for understanding our research and development efforts, competing technologies, the products and processes we develop, our manufacturing and assembly and test operations, and the market segments in which we compete.

■  Brand Marketing Expertise. Directors with brand marketing experience can provide expertise and guidance as we seek to maintain and expand brand and product awareness and enhance our reputation.

■  Government Expertise. Directors who have served in government positions provide experience and insights that help us work constructively with governments around the world and address significant public policy issues, particularly as they relate to Intel’s operations and to public support for science, technology, engineering, and mathematics education.

■  Global/International Expertise. We are a global organization with research and development, manufacturing, assembly and test facilities, and sales and other offices in many countries. In addition, the majority of our revenue comes from sales outside the United States. Because of these factors, directors with global expertise can provide valuable business and cultural perspective regarding many important aspects of our business.

■  Legal Expertise. Directors with a background in law can assist the Board in fulfilling its oversight responsibilities regarding Intel’s legal and regulatory compliance and its engagement with regulatory authorities.

Director Tenure

Our directors have served an average of 9.4 years on the Board as of the record date, and six of our directors have been on the Board for less than that period of time. This mix of tenure on the Board is intended to support the view that the Board as a whole represents a “portfolio” of skills and experience and as the company’s business and environment changes, so do the perceived skills and experience that will be particularly useful for the Board as a whole.

14	2015 PROXY STATEMENT

CORPORATE GOVERNANCE

Board Responsibilities and Structure

The Board oversees, counsels, and directs management in the long-term interests of the company and our stockholders. The Board’s responsibilities include:

■	overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed;

■	planning for CEO succession and monitoring management’s succession planning for other executive officers;

■	reviewing and approving our major financial objectives, strategic, and operating plans, and other significant actions;

■	selecting the CEO, evaluating CEO performance, and determining the compensation of the CEO and other executive officers; and

■	overseeing our processes for maintaining the integrity of our financial statements and other public disclosures, and our compliance with law and ethics.

The Board and its committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as appropriate. At each Board meeting, the Board held sessions for the independent directors to meet without the Chairman and CEO present. Officers regularly attend Board meetings to present information on our business and strategy, and Board members have worldwide access to our employees outside of Board meetings. Board members are encouraged to make site visits on a worldwide basis to meet with local management; to attend Intel industry, analyst, and other major events; and to accept invitations to attend and speak at internal Intel meetings.

Board Leadership Structure. The Board has a general policy that the positions of Chairman and CEO should be held by separate individuals to aid in the Board’s oversight of management. This policy is in the Board’s published Guidelines on Significant Corporate Governance Issues, and it has been in effect since the company began operations. Sometimes the Board has chosen an independent director as Chairman, and sometimes it has chosen a senior executive as Chairman; since 1997 the Board has also elected an independent director to serve as Lead Director when the Chairman is a senior executive. Recent Chairmen have included Dr. Jane Shaw, an independent director who served as Chairman from 2009 until her retirement from the Board in May 2012; Dr. Craig R. Barrett, a former CEO of Intel, who served as Chairman from 2005 until 2009; and Dr. Andy Grove, a former CEO of Intel, who served as Chairman from 1997 until 2005.

Andy D. Bryant, the current Chairman, has served in that role since May 2012. He was first elected to the Board in 2011, when the Board designated him as Vice Chairman in anticipation of naming him Chairman in 2012 following Dr. Shaw’s retirement from the Board. In making this selection, the Board took into account that Mr. Bryant has held many positions with Intel, most recently as Executive Vice President and Chief Administrative Officer, with responsibility for the Technology and Manufacturing Group, Information Technology, Human Resources, and Finance, and previously as Intel’s Chief Financial Officer. Mr. Bryant has attended and been a participant at Board meetings for more than 18 years in his positions as CFO and CAO.

The independent directors considered whether to elect an independent director as the next Chairman but decided that Mr. Bryant would be the right choice. The Board determined that Mr. Bryant’s extensive experience at Intel and familiarity with Intel’s operations and management structure, as well as the Board’s confidence in Mr. Bryant’s guidance and ability to support the Board in fulfilling its oversight responsibilities, uniquely positioned Mr. Bryant to serve as Chairman. The independent members of the Board considered whether Mr. Bryant’s position as a senior executive officer might reduce or compromise his effectiveness as Chairman, and concluded that in their opinion this would not be the case and that his Intel experience would be of direct value to the Board during and following a period of CEO transition. The independent members of the Board are responsible for reviewing Mr. Bryant’s performance, and the Compensation Committee is responsible for determining his compensation.

15

CORPORATE GOVERNANCE  ■  The Board’s Role in Risk Oversight at Intel

Ms. Decker has served as Lead Director since May 2012. The duties and responsibilities of the Lead Director, as provided in our Bylaws and the Board’s Charter of the Lead Director, include:

■

advising the Chairman as to the quality, quantity, and timeliness of the information submitted by the company’s management that is necessary or appropriate for the non-employee directors to effectively and responsibly perform their duties;

■	approving the information, agenda, and meeting schedules for the Board of Directors’ and Board committee meetings;

■	approving the retention of advisors and consultants who report directly to the Board;

■	serving as Chairman of the Executive Committee and as Chairman or co-Chairman of the Corporate Governance and Nominating Committee of the Board of Directors;

■

assisting the Board of Directors, the Board’s Corporate Governance and Nominating Committee, and the officers of the company in implementing and complying with the Board’s Guidelines on Significant Corporate Governance Issues;

■	calling and presiding at meetings of the independent directors;

■	serving as a liaison for consultation and direct communication with stockholders;

■	developing the agendas for and serving as Chairman of the executive sessions of the Board’s independent directors and, if different, the Board’s non-employee directors;

■	recommending to the Corporate Governance and Nominating Committee and to the Chairman the membership of the various Board Committees, as well as the selection of Committee chairmen; and

■	serving as Chairman of the Board at meetings of the Board of Directors when the Chairman is not present.

The Board will continue to periodically assess its leadership structure and the potential advantages of having an independent Chairman.

The Board’s Role in Risk Oversight at Intel

One of the Board’s important functions is oversight of risk management at Intel. Risk is inherent in business, and the Board’s oversight, assessment, and decisions regarding risks occur in the context of and in conjunction with the other activities of the Board and its committees.

Defining Risk. The Board and management consider “risk” to be the possibility that an undesired event could occur that might adversely affect the achievement of our objectives. Risks vary in many ways, including the ability of the company to anticipate and understand the risk, the types of adverse impacts that could result if the undesired event occurs, the likelihood that an undesired event and a particular adverse impact would occur, and the ability of the company to control the risk and the potential adverse impacts. Examples of the types of risks faced by Intel include:

■	macro-economic risks, such as inflation, deflation, reductions in economic growth, or recession;

■	political risks, such as restrictions on access to markets, confiscatory taxation, or expropriation of assets;

■	event risks, such as natural disasters; and

■	business-specific risks related to strategic position, operational execution, financial structure, legal and regulatory compliance, corporate governance, and environmental stewardship.

Not all risks can be dealt with in the same way. Some risks may be readily perceived and controllable, while other risks are unknown; some risks can be avoided or mitigated by particular behavior, and some risks are unavoidable as a practical matter. In some cases, a decision may be made that a higher degree of risk may be acceptable because of a greater perceived potential for reward. Intel seeks to align its voluntary risk-taking with company strategy, and Intel understands that its projects and processes may enhance the company’s business interests by encouraging innovation and appropriate levels of risk-taking.

Risk Assessment Processes. Management is responsible for identifying risk and risk controls related to significant business activities; mapping the risks to company strategy; and developing programs and

16	2015 PROXY STATEMENT

CORPORATE GOVERNANCE  ■  The Board’s Role in Succession Planning

recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to manage risk. The Board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on the significant voluntary and involuntary risks that the company faces and how Intel is seeking to manage risk if and when appropriate. In some cases, as with risks of new technology and risks related to product acceptance, risk oversight is addressed as part of the full Board’s regular interaction with the CEO and management. In other cases, a Board committee is assigned to oversee specific risk topics. For example, the Audit Committee oversees issues related to internal control over financial reporting, the Finance Committee oversees issues related to the company’s risk tolerance in cash-management investments, and the Compensation Committee oversees risks related to compensation programs, as discussed in greater detail below. Presentations and other information for the Board and Board committees generally identify and discuss relevant risk and risk control, and Board members assess and oversee risks in their review of the related business, financial, and other activity of the company. The full Board also receives reports from management on enterprise risk management in which risk identification and risk mitigation and control are the primary topics.

Risk Assessment in Compensation Programs. The Compensation Committee oversees management’s annual assessment of the company’s compensation programs. Based on that assessment, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. Intel management assessed the company’s executive and broad-based compensation and benefits programs on a worldwide basis to determine whether the programs’ provisions and operations create undesired or unintentional material risk. This risk assessment process takes into account numerous compensation terms and practices that Intel maintains that aid in controlling risk, including the mix of cash, equity, and near- and long-term incentive programs; the use of multi-year vesting periods for equity awards and a variety of performance criteria for incentive compensation; the claw-back provisions that apply to our annual incentive cash plan and equity plan; our stock ownership guidelines that apply broadly to executives, other senior leaders (effective 2014), and non-management directors; and the cap on the maximum equity incentive grant payouts for our top executives. This risk assessment process also included a review of program policies and practices; program analysis to identify risk and risk controls, and determinations as to the sufficiency of risk identification and risk control; the balance of potential risk to potential reward; and the significance of the programs and their risks to company strategy. Although we reviewed all significant compensation programs, we focused on programs with variable payout, in particular assessing the ability of participants to directly affect payouts, and the controls on such situations.

The Board’s Role in Succession Planning

As reflected in our Corporate Governance Guidelines, the Board’s primary responsibilities include planning for CEO succession and monitoring and advising on management’s succession planning for other executive officers. The Board’s goal is to have a long-term and continuing program for effective senior leadership development and succession. The Board also has contingency plans in place for emergencies such as the departure, death, or disability of the CEO or other executive officers. Succession at our most senior management levels last occurred in May 2013, when the Board of Directors selected Brian M. Krzanich as CEO and Renée J. James as President, effective as of the 2013 Annual Stockholders’ Meeting.

Director Independence and Transactions Considered in Independence Determinations

Director Independence. The Board has determined that each of the following non-employee directors qualifies as “independent” in accordance with the published listing requirements of NASDAQ: Ambassador Barshefsky, Mr. Bhusri, Ms. Decker, Mr. Donahoe, Mr. Hundt, Dr. Plummer, Mr. Pottruck, Mr. Yeary, and Dr. Yoffie. Because Mr. Krzanich and Mr. Bryant are employed by Intel, they do not qualify as independent.

17

CORPORATE GOVERNANCE  ■  Director Independence and Transactions Considered in Independence Determinations

The NASDAQ rules have objective tests and a subjective test for determining who is an “independent director.” Under the objective tests, a director cannot be considered independent if:

■	The director is, or at any time during the past three years was, an employee of the company;

■

The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for Board or Board committee service);

■	A family member of the director is, or at any time during the past three years was, an executive officer of the company;

■

The director or a family member of the director is a partner in, a controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceeded 5% of the recipient’s consolidated gross revenue for that year, or $200,000, whichever was greater (subject to certain exclusions);

■

The director or a family member of the director is employed as an executive officer of an entity for which at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

■

The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances.

In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the U.S. Securities and Exchange Commission (SEC), as no member of the Audit Committee accepts directly or indirectly any consulting, advisory, or other compensatory fee from the company other than their director compensation, or otherwise has an affiliate relationship with the company. Similarly, the members of the Compensation Committee each qualify as independent under NASDAQ standards. Under these standards, the Board considered that none of the members of the Compensation Committee accept directly or indirectly any consulting, advisory, or other compensatory fee from the company other than their director compensation, and that none have any affiliate relationships with the company or other relationships that would impair the director’s judgment as a member of the Compensation Committee.

Transactions Considered in Independence Determinations. In making its independence determinations, the Board considered transactions that occurred since the beginning of 2012 between Intel and entities associated with the independent directors or members of their immediate families.

All of the non-employee directors qualified as “independent” under the objective tests. In making its subjective determination that each non-employee director is independent, the Board reviewed and discussed additional information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to Intel and Intel’s management. The Board considered the transactions in the context of the NASDAQ objective standards, the special standards established by the SEC and NASDAQ for members of audit and compensation committees, and the special SEC and U.S. Internal Revenue Service (IRS) standards for compensation committee members. Based on this review, as required by the NASDAQ rules, the Board made a subjective determination that, based on the nature of the directors’ relationships with the entity and/or the amount involved, no relationships exist that, in the opinion of the Board, impair the directors’ independence. The Board’s independence determinations took into account the following transactions:

Business Relationships. Each of our non-employee directors or one of his or her immediate family members is, or was during the previous three fiscal years, a non-management director, trustee, advisor, or

18	2015 PROXY STATEMENT

CORPORATE GOVERNANCE  ■  Director Independence and Transactions Considered in Independence Determinations

executive or served in a similar position at another entity that did business with Intel at some time during those years. The business relationships were ordinary course dealings as a supplier or purchaser of goods or services; licensing or research arrangements; facility, engineering, and equipment fees; or commercial paper or similar financing arrangements in which Intel or an affiliate participated as a creditor. Payments to or from each of these entities constituted less than the greater of $200,000 or 1% of both Intel’s and the recipient’s annual revenue, respectively, in each of the past three years, except as discussed below.

■

Ambassador Barshefsky is a Partner at the law firm Wilmer Cutler Pickering Hale and Dorr LLP (WilmerHale). Ambassador Barshefsky does not provide any legal services to Intel, and she does not receive any compensation from the firm that is generated by or related to our payments to the firm. Intel engages a number of law firms, and has engaged WilmerHale in various significant matters since 1997, before Ambassador Barshefsky joined either the firm or Intel’s board. Recognizing that proxy advisory firms have questioned professional advisory relationships between companies and a director’s firm, the Board carefully reviewed the nature of Intel’s engagement of WilmerHale and the services rendered, including the expertise and relevant experience of the firm, the firm’s and specific partners’ knowledge of Intel and its business and past legal engagements, and the fees paid in such engagements, and determined that Ambassador Barshefsky’s service on Intel’s Board should not impair Intel’s ability to engage WilmerHale when Intel determines such engagements to be in the best interest of Intel and its stockholders. The Board is satisfied that WilmerHale, when engaged for legal work, is chosen by Intel’s legal group on the basis of the directly relevant factors of experience, expertise, and efficiency. The fees and expenses paid WilmerHale represented less than 5% of the firm’s annual revenue in each of the past three years, and represented less than 0.1% of Intel’s revenue in each year. After considering these fees and expenses and being briefed on the policies and procedures that WilmerHale has instituted to confirm that Ambassador Barshefsky has no professional involvement or financial interest in Intel’s dealings with the firm, the Board (with Ambassador Barshefsky recused) unanimously determined that Intel’s professional engagement of WilmerHale does not impair Ambassador Barshefsky’s independence.

■

Mr. Bhusri is a member of the board of directors of Cloudera, Inc. (Cloudera), a company with which Intel holds over 10% ownership interest and engages in ordinary course business transactions. The Board carefully reviewed the nature of Intel’s transactions with Cloudera, which primarily related to subscription licenses and software support services, and Mr. Bhusri’s position as a non-management director at Cloudera. The fees paid Cloudera represented less than 3% of Cloudera’s annual revenue in 2014, and represented less than 0.01% of Intel’s revenue in 2014. After considering these fees, the Board (with Mr. Bhusri recused) unanimously determined that Intel’s business transactions with Cloudera do not impair Mr. Bhusri’s independence.

■

Dr. Plummer is a member of the board of directors of Cadence Design Systems (Cadence), a company with which Intel engages in ordinary course business transactions. The Board carefully reviewed the nature of Intel’s transactions with Cadence, which primarily related to electronic design automation software services, and technology contracts, and Dr. Plummer’s position as a non-management director at Cadence. The fees paid Cadence represented less than 5% of Cadence’s annual revenue in each of the past three years, and represented less than 0.15% of Intel’s revenue in each year. After considering these fees, the Board (with Dr. Plummer recused) unanimously determined that Intel’s business transactions with Cadence do not impair Dr. Plummer’s independence.

Charitable Contributions. Mr. Donahoe, Mr. Hundt, Dr. Plummer, Mr. Pottruck, Mr. Yeary, Dr. Yoffie, or one of their immediate family members is serving, or has each served during the previous three fiscal years, as an executive, professor, or other employee for one or more colleges or universities or as a director, executive, or employee of a charitable entity that received matching or other charitable contributions from Intel during those years. Charitable contributions to each of these entities (including matching and discretionary contributions by Intel and the Intel Foundation) constituted less than $120,000 in each of the past three years, as discussed below.

■

Mr. Donahoe was on the Board of Trustees of Dartmouth College from 2003 until 2012. The Intel Foundation contributed less than $10,000 in each of the past three years to match Intel employee charitable contributions to Dartmouth College, amounting to less than 0.001% of Dartmouth College’s annual revenue for each of the past three years.

19

CORPORATE GOVERNANCE  ■  Corporate Governance Guidelines

■

Mr. Hundt was a member of the Advisory Board for the Yale School of Management, the graduate business school of Yale University, from 1996 until 2014. The Intel Foundation contributed less than $10,000 in each of the past three years to match Intel employee charitable contributions to Yale University, amounting to less than 0.001% of Yale University’s consolidated annual revenue for each of the past three years.

■

Dr. Plummer is a Professor of Electrical Engineering, and was the Dean of the School of Engineering at Stanford University from 1999 until 2014. The Intel Foundation contributed less than $20,000 in each of the past three years to match Intel employee charitable contributions to Stanford University and employee volunteer hours at Stanford under the Intel Involved Matching Grant Program. The Intel Foundation also contributed $20,000 in 2013 to support the university’s RISE (Raising Interest in Science and Engineering) Summer Internship Program for high school students and $20,000 in 2012 to support the university’s science fair competitions, amounting to less than 0.001% of Stanford’s consolidated annual revenue for each of the past three years.

■

Mr. Pottruck is a Senior Fellow, Advisory Board Member, and Lecturer at the Wharton School of Business of the University of Pennsylvania. The Intel Foundation contributed less than $5,000 in each of the past three years to match Intel employee charitable contributions to the University of Pennsylvania, amounting to less than 0.001% of the University of Pennsylvania’s consolidated annual revenue for each of the past three years.

■

Mr. Yeary was Vice Chancellor of the University of California, Berkeley from 2008 until 2012 and Trustee of the University of California, Berkeley Foundation from 2002 until 2012. The Intel Foundation contributed less than $11,000 in each of the past three years to match Intel employee charitable contributions to the University of California, Berkeley and the University of California, Berkeley Foundation, amounting to less than 0.001% of the aggregate annual revenue of the University of California and University of California Campus Foundations for each of those years.

■

Dr. Yoffie is a Professor at Harvard Business School, the graduate business school of Harvard University. The Intel Foundation contributed less than $5,000 in each of the past three years to match Intel employee charitable contributions to Harvard University, amounting to less than 0.001% of Harvard’s consolidated annual revenue for each of the past three years.

Corporate Governance Guidelines

Intel has long maintained a set of governance guidelines, titled the Board of Directors Guidelines on Significant Corporate Governance Issues. The Corporate Governance and Nominating Committee reviews the guidelines annually and recommends amendments to the Board as appropriate. The Board oversees administration and interpretation of, and compliance with, the guidelines and may amend, waive, suspend, or repeal any of the guidelines at any time, with or without public notice subject to legal requirements, as it determines necessary or appropriate in the exercise of the Board’s judgment in its role as fiduciary.

Investors may find these guidelines on our web site at www.intel.com/governance. Among other matters, they include the following items concerning the Board:

■	Independent directors may not stand for re-election after age 72.

■

Directors may serve on up to three public company boards (as determined pursuant to SEC rules) in addition to Intel’s. This limitation does not apply to not-for-profit and mutual fund boards. A director who is an active CEO of a public company is limited to service on two public company boards in addition to Intel’s.

■	The CEO reports to the Board at least twice a year on succession planning and management development.

■	The Chairman of the Board or Lead Director manages an annual self-evaluation process for each director and for the Board as a whole.

■

The Board’s policy is to obtain stockholder approval before adopting any “poison pill.” If the Board later repeals this policy and adopts a poison pill without prior stockholder approval, the Board will submit the poison pill to an advisory vote by Intel’s stockholders within 12 months. If Intel’s stockholders do not approve the Board’s action, the Board may elect to terminate, retain, or modify the poison pill in the exercise of its fiduciary responsibilities.

In addition, the Board has adopted a policy that the company will not issue shares of preferred stock to prevent an unsolicited merger or acquisition.

20	2015 PROXY STATEMENT

CORPORATE GOVERNANCE  ■  Director Attendance

Director Attendance

The Board held six regularly scheduled and four special meetings in 2014. As shown in the Board Committee chart below, committees of the Board also held a total of 25 meetings during 2014, with each committee other than the Executive Committee holding a number of regularly scheduled and special meetings. We expect each director to attend every meeting of the Board and the committees on which he or she serves, as well as the annual stockholders’ meeting. Each director attended at least 75% of the meetings of the Board and each committee on which he or she served in 2014 (held during the period in which the director served), except for Mr. Donahoe, who attended less than 75% of such meetings.

Board Committees and Charters

The Board assigns responsibilities and delegates authority to its committees, and the committees regularly report on their activities and actions to the full Board. The Board has five standing committees: Audit, Compensation, Corporate Governance and Nominating, Executive, and Finance. Each committee can engage outside experts, advisors, and counsel to assist the committee in its work.

Each committee, and the position of Lead Director, has a written charter approved by the Board. We post each charter on our web site at www.intc.com/corp_docs.cfm.

The following table identifies the current committee members. As discussed above, the Board has determined that each member of the Audit, Compensation, and Corporate Governance and Nominating Committees is an independent director in accordance with NASDAQ standards.

Name	Audit	Compensation	Corporate Governance and Nominating	Executive	Finance
Charlene Barshefsky					¢ Chair
Aneel Bhusri
Andy D. Bryant				¢
Susan L. Decker	¢		¢ Co-Chair	¢ Chair
John J. Donahoe		¢	¢
Reed E. Hundt	¢		¢		¢
Brian M. Krzanich				¢
James D. Plummer	¢				¢
David S. Pottruck		¢ Chair		¢
Frank D. Yeary	¢ Chair				¢
David B. Yoffie		¢	¢ Co-Chair
Number of Committee Meetings Held in 2014	13	3	6	0	3

  Audit Committee

■	Assists the Board in its general oversight of our financial reporting, financial risk assessment, internal controls, and audit functions.

■	Responsible for appointing and retaining our independent registered public accounting firm, managing its compensation, and overseeing its work.

The Board has determined that Ms. Decker and Mr. Yeary both qualify as “audit committee financial experts” under SEC rules and that each Audit Committee member is sufficiently proficient in reading and understanding the company’s financial statements to serve on the Audit Committee. The responsibilities and activities of the Audit Committee are described in detail in “Report of the Audit Committee” in this proxy statement and the Audit Committee’s charter.

21

CORPORATE GOVERNANCE  ■  Board Committees and Charters

  Compensation Committee

■	Reviews and determines salaries, performance-based incentives, and other matters related to the compensation of our executive officers.

■	Administers our equity plans, including reviewing and granting equity awards to our executive officers.

■	Reviews and determines other compensation policies, handles many compensation-related matters, and makes recommendations to the Board and to management on employee compensation and benefit plans.

■	Makes recommendations to the Board on stockholder proposals about compensation matters.

■	Administers the equity incentive plan and the employee stock purchase plan.

The Compensation Committee is responsible for determining compensation for Intel executives (including our CEO and our Chairman), while the Corporate Governance and Nominating Committee recommends to the full Board the compensation for non-employee directors. The Compensation Committee can designate one or more of its members to perform duties on its behalf, subject to reporting to or ratification by the Compensation Committee, and can delegate to other Board members, or an officer or officers of the company, the authority to review and grant stock-based compensation for employees who are not executive officers.

The Compensation Committee retains an independent executive compensation consultant, Farient Advisors LLC, to provide input, analysis, and advice about Intel’s executive compensation philosophy, peer groups, pay positioning (by pay component and in total), compensation design, equity usage and allocation, and risk assessment under Intel’s compensation programs. Farient Advisors reports directly to the Compensation Committee and interacts with management at the committee’s direction. Farient Advisors did not perform work for Intel in 2014 except under its engagement by the Compensation Committee, and it provided the committee with a report covering factors specified in SEC rules regarding potential conflicts of interest arising from the consultant’s work. Based on this report and its discussions with Farient Advisors, the committee determined that Farient Advisors’ work in 2014 did not raise any conflicts of interest.

The CEO makes recommendations to the Compensation Committee on the base salary, annual incentive cash targets, and equity awards for all executive officers other than himself and the Chairman of the Board. These recommendations are based on his assessment of each executive officer’s performance during the year and his review of compensation surveys. For more information on the responsibilities and activities of the Compensation Committee, including the processes for determining executive compensation, see “Compensation Discussion and Analysis,” “Report of the Compensation Committee,” and “Executive Compensation” in this proxy statement, and the Compensation Committee’s charter (available at www.intc.com/corp_docs.cfm).

  Corporate Governance and Nominating Committee

■

Reviews matters of corporate governance and corporate responsibility, such as environmental, sustainability, workplace, political contributions, and stakeholder issues, and periodically reports on these matters to the Board.

■

Annually reviews and assesses the effectiveness of the Board’s Corporate Governance Guidelines, recommends to the Board proposed revisions to the Guidelines and committee charters, and reviews the poison pill policy.

■	Makes recommendations to the Board regarding the size and composition of the Board and its committees.

■	Reviews all stockholder proposals and recommends actions on such proposals.

■	Advises the Board on compensation for our non-employee directors.

The Corporate Governance and Nominating Committee also establishes procedures for Board nominations and recommends candidates for election to the Board. Consideration of new Board candidates typically involves a series of internal discussions, review of candidate information, and interviews with selected candidates. Board members typically suggest candidates for nomination to the Board. In 2014, one of our independent directors suggested Mr. Bhusri as a prospective Board candidate. In screening director

22	2015 PROXY STATEMENT

CORPORATE GOVERNANCE  ■  Communications from Stockholders to Directors candidates, the committee considers the diversity of skills, experience, and background of the Board as a whole and, based on that analysis, determines whether it would strengthen the Board to add a director with a certain type of background, experience, personal characteristics, or skills. In particular, the committee considers factors such as independence; understanding of and experience in manufacturing, technology, finance, and marketing; international experience; age; and gender and ethnic diversity, which includes its commitment to actively seek women and minority candidates for the pool from which board candidates are chosen. In connection with this process, the committee also seeks input from Intel’s head of Global Diversity and Inclusion. In addition to candidates nominated by Board members, the committee considers candidates proposed by stockholders and evaluates them using the same criteria. A stockholder who wishes to suggest a candidate for the committee’s consideration should send the candidate’s name and qualifications to our Corporate Secretary. The Corporate Secretary’s contact information can be found in this proxy statement under the heading “Other Matters; Communicating with Us.”

  Executive Committee

■	Exercises the authority of the Board between Board meetings, except as limited by applicable law.

  Finance Committee

■

Advises the Board on capital structure decisions, including the issuance of debt and equity securities; banking arrangements, including the investment of corporate cash; and management of the corporate debt structure.

■	Reviews and approves finance and other cash-management transactions.

The Finance Committee also oversees and appoints the members of the Retirement Plans Investment Policy Committee, which sets the investment policies and chooses investment managers for our U.S. retirement plans. Mr. Pottruck is chairman of the Retirement Plans Investment Policy Committee, whose other members are Intel employees and one independent member.

Communications from Stockholders to Directors

The Board recommends that stockholders initiate communications with the Board, the Chairman, or any Board committee by writing to our Corporate Secretary. You can find the address in the “Other Matters” section of this proxy statement. This process assists the Board in reviewing and responding to stockholder communications. The Board has instructed our Corporate Secretary to review correspondence directed to the Board and, at the Corporate Secretary’s discretion, to forward items that she deems to be appropriate for the Board’s consideration. The Board’s policy is that directors should endeavor to attend the annual stockholders’ meeting, and all of the then-incumbent directors other than Messrs. Donahoe and Pottruck attended the 2014 Annual Stockholders’ Meeting.

23

DIRECTOR COMPENSATION

The general policy of the Board is that compensation for independent directors should be a mix of cash and equity, with the majority of compensation provided in the form of equity. The Corporate Governance and Nominating Committee, consisting solely of independent directors, has the primary responsibility for reviewing director compensation and considering any changes in how we compensate our independent directors. The Board reviews the committee’s recommendations and determines the amount of director compensation.

Intel’s Legal department, our Corporate Secretary, and the Compensation and Benefits Group in the Human Resources department support the committee in recommending director compensation and creating director compensation programs. In addition, the committee can engage outside advisors, experts, and others to assist the committee. The director peer group is the same as the peer group used in 2014 to set executive compensation and consisted of 15 technology companies and 10 companies in Standard & Poor’s S&P 100 Index (S&P 100), as described in detail below under “Compensation Discussion and Analysis; External Competitive Considerations for 2014.” The committee targets cash and equity compensation at the average of the peer group.

For 2014, annual compensation for independent directors consisted of the following elements:

Board Fees
Cash retainer[1]	$90,000(2)
Variable performance-based restricted stock units, which we refer to as “outperformance” restricted stock units (OSUs)	Targeted value of approximately $110,000
Restricted stock units (RSUs)	Targeted value of approximately $110,000
Committee Fees[1]
Audit Committee chair	$25,000
Compensation Committee chair	$20,000
Corporate Governance and Nominating Committee chair	$15,000
Non-chair Audit Committee member	$10,000
Non-chair Compensation Committee member	$10,000
Lead Director Fee[1]
Additional cash retainer	$20,000

[1]	The cash fees are paid on a quarterly basis.

[2]	The annual cash retainer was increased from $80,000 to $90,000 in July 2014.

The Corporate Governance and Nominating Committee reviews director compensation on an annual basis, taking into account factors such as workload and market data. In 2014 the committee recommended and the Board agreed that an increase of $10,000 in the annual retainer amount was appropriate. Intel does not pay its management directors for Board service in addition to their regular employee compensation.

24	2015 PROXY STATEMENT

DIRECTOR COMPENSATION  ■  Director Compensation for Fiscal Year 2014

Director Compensation for Fiscal Year 2014

The following table details the compensation of Intel’s independent directors for the 2014 fiscal year.

Director Compensation for Fiscal Year 2014 Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation[2] ($)	Total ($)
Charlene Barshefsky[3]	95,000	212,300	—	—	307,300
Aneel Bhusri	45,000	212,300	—	—	257,300
Susan L. Decker	140,000	212,300	—	5,000	357,300
John J. Donahoe[4]	—	297,700	—	—	297,700
Reed E. Hundt	95,000	212,300	—	—	307,300
James D. Plummer	95,000	212,300	—	5,000	312,300
David S. Pottruck[5]	115,000	212,300	—	—	327,300
Frank D. Yeary	110,000	212,300	—	5,000	327,300
David B. Yoffie	110,000	212,300	133,000	—	455,300

[1]

Consists of OSUs and RSUs valued at grant date fair values (computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718). Grant date fair value of RSUs is calculated assuming a risk-free rate of return of 0.4% and a dividend yield of 2.6%. Grant date fair value of OSUs is calculated assuming volatility of 22.6%, risk-free rate of return of 0.8%, and a dividend yield of 2.6%. For additional information, see “Director Compensation; Equity Awards” below.

[2]	The Intel Foundation made matching charitable contributions on behalf of Ms. Decker ($5,000), Dr. Plummer ($5,000), and Mr. Yeary ($5,000).

[3]	Ambassador Barshefsky participated in the Cash Deferral Election, under which she elected to defer her cash compensation until her retirement from the Board.

[4]

Includes 2,615 RSUs granted to Mr. Donahoe in lieu of his annual cash retainer for the second half of 2013 and his annual cash retainer for the first half of 2014. The remainder of his cash retainer and Compensation Committee member fees for the second half of 2014 was paid in the form of RSUs in 2015.

[5]	Includes a $10,000 committee chair fee for Mr. Pottruck’s service as chairman of the Retirement Plans Investment Policy Committee.

Fees Earned or Paid in Cash. Under the “RSU in Lieu of Cash Election” program, independent directors can elect to receive 100% of their cash compensation in the form of RSUs (but not less than 100%). This election is made year by year, and must be made in the tax year before the compensation will be earned. The Board grants these RSUs in two installments: the first in the year when the cash fees would have been paid, and the second in the following year. RSUs elected in lieu of payments in cash have the same vesting terms as the annual RSU grant to directors. Under this program, Mr. Donahoe was granted 2,615 RSUs in 2014 in lieu of cash payments of his fees earned from July 1, 2013 to June 30, 2014.

Equity Awards. Under Intel’s 2006 Equity Incentive Plan, equity awards granted to independent directors may not exceed 100,000 shares per year to each independent director. The current practice is to grant each independent director OSUs and RSUs with a market value on the grant date of approximately $220,000. The grant date fair value reported in the “Stock Awards” column in the Director Compensation for Fiscal Year 2014 table above differs from this amount because of changes in the fair value of these awards between the date they were approved and the date they were granted. In addition, the fair value of an RSU for accounting purposes is discounted for present value of dividends that are not paid on RSUs prior to vesting.

Outperformance restricted stock units (OSUs) are variable performance-based restricted stock units. On July 24, 2014, Intel granted each independent director 1,815 Director OSUs. The grant date fair value of each Director OSU grant was $107,900. Director OSUs granted in 2014 vest in full on the 36-month anniversary of the grant date if the director is still serving at that time. If a director retires from the Board

25

DIRECTOR COMPENSATION  ■  Outstanding Equity Awards for Directors

before the end of the performance period, and is either 72 or older or has at least seven years of service on Intel’s Board, he or she will be able to retain the unvested awards. The number of shares of Intel common stock that a director receives from this grant will range from 0% to 200% of the target amount, subject to the same performance payout conditions that are applicable to OSUs granted to our listed officers, as discussed below under “Compensation Discussion and Analysis; OSU Awards.” As part of the OSU program, directors receive dividend equivalents on the final shares earned and vested; the dividend equivalents will pay out in the form of additional shares.

Restricted stock units (RSUs) vest in equal annual installments over a three-year period from the grant date. On July 24, 2014, Intel granted each independent director 3,200 RSUs. The grant date fair value of each Director RSU grant was $104,400. All of the shares are payable upon retirement from the Board if a director is 72 years old or has at least seven years of service on Intel’s Board. Directors do not receive dividend equivalents on unvested RSUs.

Outstanding Equity Awards for Directors

The following table provides information on the outstanding equity awards held by the independent directors at fiscal year-end 2014, with OSUs shown at their target amount. Market value for stock units (OSUs and RSUs) is determined by multiplying the number of shares by the closing price of Intel common stock on NASDAQ on the last trading day of the fiscal year. In 2006, Intel began granting RSUs instead of stock options to independent directors. In 2009, Intel began granting OSUs to independent directors in addition to RSUs. All of the stock options in the following table are fully vested.

Outstanding Equity Awards for Directors at Fiscal Year-End 2014 Table

	STOCK UNITS
Name	Number of Restricted Stock Units That Have Not Vested[1] (#)	Market Value of Restricted Stock Units That Have Not Vested[2] ($)	Number of Outperformance Restricted Stock Units That Have Not Vested[1,3] (#)	Market Value of Unconverted Outperformance Restricted Stock Units That Have Not Vested[2] ($)
Charlene Barshefsky	7,810	293,300	9,028	339,000
Aneel Bhusri	3,200	120,200	1,815	68,200
Susan L. Decker	7,810	293,300	9,028	339,000
John J. Donahoe	14,002	525,800	9,028	339,000
Reed E. Hundt	7,810	293,300	9,028	339,000
James D. Plummer	7,810	293,300	9,028	339,000
David S. Pottruck	7,810	293,300	9,028	339,000
Frank D. Yeary	7,810	293,300	9,028	339,000
David B. Yoffie	7,810	293,300	9,028	339,000

[1]	Vested stock units (including RSUs and OSUs) that would have settled if they had not been part of the deferral election program are excluded from this column.

[2]	The market value of vested RSUs and OSUs that would have settled if they had not been part of the deferral election program are excluded from this column.

[3]	OSUs are shown at their target share amount.

Director Stock Ownership Guidelines. The Board’s stock ownership guidelines for independent directors state that each director must acquire and hold at least 15,000 shares of Intel common stock within five years of joining the Board. After each succeeding five years of Board service, they must own an additional 5,000 shares (for example, 20,000 shares after 10 years of service). Unvested OSUs, unvested RSUs, and unexercised stock options do not count toward this requirement. As of December 27, 2014, each director nominated for election at the annual meeting had satisfied these ownership guidelines.

Deferred Compensation Plan. This plan allows independent directors to defer their cash and equity compensation. Under the “Cash Deferral” program, directors may defer up to 100% of their cash

26	2015 PROXY STATEMENT

DIRECTOR COMPENSATION  ■  Outstanding Equity Awards for Directors

compensation and receive an investment return on the deferred funds as if the funds were invested in Intel common stock. Participants receive credit for reinvestment of dividends under this Cash Deferral Election. Plan participants must elect irrevocably to receive the deferred funds either in a lump sum or in equal annual installments over five or 10 years, and to begin receiving distributions either at retirement or at a future date not less than 24 months from the election date. This deferred cash compensation is an unsecured obligation for Intel.

The RSU deferral arrangement allows directors to defer the settlement of their vested RSUs until termination of service. This election must be all-or-nothing, and applies to all RSUs granted during the year. Deferred RSUs count toward Intel’s stock ownership guidelines once they vest. Directors do not receive dividends on deferred RSUs.

Retirement. Dr. Yoffie is the only current director covered by the Board’s retirement program, which was ended in 1998. At that time, Dr. Yoffie was vested with the nine years he had served on the Board at that point. He will receive an annual benefit equal to the annual retainer fee in effect at the time of payment, to be paid beginning upon his departure from the Board. Payments will continue for nine years, or until his death, whichever is earlier. The amounts in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column in the Director Compensation for Fiscal Year 2014 table represent the net actuarial change in pension value accrued under this program. Assumptions used in determining these changes include an interest rate of 3.8%, a retirement age of 65 or current age if older, the RP2014 Mortality Tables, and an annual benefit amount of $90,000.

Equipment. Intel provides each independent director a laptop computer for personal use and offers each director the use of other equipment employing Intel® technology.

Travel Expenses. Intel does not pay meeting fees. We reimburse our directors for their travel and related expenses in connection with attending Board meetings and Board-related activities, such as Intel site visits and sponsored events, as well as continuing education programs.

Charitable Matching. Directors’ charitable contributions to schools and universities that meet the guidelines of Intel’s employee charitable matching gift program are eligible for 50% matching of funds of up to $10,000 per director per year, which is the same limit for employees generally.

27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board’s Audit Committee is responsible for review, approval, or ratification of “related-person transactions” involving Intel or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or a greater than 5% stockholder of the company since the beginning of the previous fiscal year, and their immediate family members. Intel has adopted written policies and procedures that apply to any transaction or series of transactions in which the company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

The Audit Committee has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

■

any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;

■

any charitable contribution, grant, or endowment by Intel or the Intel Foundation to a charitable organization, foundation, or university for which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the amount involved does not exceed the lesser of $1 million or 2% of the charitable organization’s total annual receipts, or any matching contribution, grant, or endowment by the Intel Foundation;

■	compensation to executive officers determined by the Compensation Committee;

■	compensation to directors determined by the Board;

■	transactions in which all security holders receive proportional benefits; and

■	banking-related services involving a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar service.

Intel personnel in the Legal and Finance departments review transactions involving related persons that are not included in one of the preceding categories. If they determine that a related person could have a significant interest in such a transaction, the transaction is forwarded to the Audit Committee for review. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion. The Audit Committee reviews all material facts related to the transaction and takes into account, among other factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the extent of the related person’s interest in the transaction; and, if applicable, the availability of other sources of comparable products or services.

Since the beginning of 2014, there were no related-person transactions under the relevant standards.

28	2015 PROXY STATEMENT

CODE OF CONDUCT

Our policy is that all employees must avoid any activity that is or has the appearance of being hostile, adverse, or competitive with Intel, or that interferes with the proper performance of their duties, responsibilities, or loyalty to Intel. Our Code of Conduct contains these policies and applies to our directors (with respect to their Intel-related activities), executive officers, and other employees.

Each director and executive officer must inform our Board when confronted with any situation that may be perceived as a conflict of interest with Intel, even if the person does not believe that the situation would violate our Code of Conduct. If the Board concludes that there is or may be a perceived conflict of interest, the Board will instruct our Legal department to work with our relevant business units to determine whether there is a conflict of interest and how the conflict should be resolved.

Any waivers of these conflict rules with regard to a director or an executive officer require the prior approval of the Board. Our Code of Conduct is our code-of-ethics document. We have posted our Code of Conduct on our web site at www.intel.com/governance.

29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents the beneficial ownership of our common stock by two beneficial owners of more than 5% of our common stock, each of our directors and listed officers, and all of our directors and executive officers as a group. This information is as of February 26, 2015, except as otherwise indicated in the notes to the table. Amounts reported under “Number of Shares of Common Stock Beneficially Owned as of February 26, 2015” include the number of shares subject to RSUs and stock options that become exercisable or vest within 60 days of February 26, 2015 (which are shown in the columns to the right). Our listed officers are the CEO, the CFO, and the three other most highly compensated executive officers in a particular year. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment power with respect to the securities listed.

Stockholder	Number of Shares of Common Stock Beneficially Owned as of February 26, 2015	Percent of Class	Number of Shares Subject to Options Exercisable as of February 26, 2015 or Which Become Exercisable Within 60 Days of This Date	Number of RSUs That Vest Within 60 Days of February 26, 2015
BlackRock, Inc.	291,682,994(1)	6.0	—	—
The Vanguard Group, Inc.	265,541,510(2)	5.49	—	—
Directors and Executive Officers
Brian M. Krzanich, Chief Executive Officer	1,495,410	**	1,044,984	23,065
Renée J. James, President	59,499	**	—	17,705
Andy D. Bryant, Chairman of the Board	1,094,222(3)	**	520,770	15,814
Stacy J. Smith, Executive Vice President and Chief Financial Officer	574,479	**	228,213	14,866
William M. Holt, Executive Vice President, General Manager, Technology & Manufacturing Group	90,007	**	61,660	13,840
David B. Yoffie, Director	195,151(4)	**	—	—
David S. Pottruck, Director	94,234(5)	**	—	—
Charlene Barshefsky, Director	90,418(6)(7)	**	—	—
Susan L. Decker, Director	65,401	**	—	—
John J. Donahoe, Director	65,249(8)	**	—	—
Reed E. Hundt, Director	57,676	**	—	—
Frank D. Yeary, Director	47,265	**	—	—
James D. Plummer, Director	40,202(9)	**	—	—
Aneel Bhusri, Director	—	**	—	—
All directors and executive officers as a group (15 individuals)	4,338,514	**	2,098,856	137,600

**	Less than 1%

[1]

As of December 31, 2014, based on information set forth in a Schedule 13G/A filed with the SEC on February 9, 2015 by BlackRock, Inc. BlackRock, Inc.’s business address is 55 East 52nd St., New York, NY 10022.

[2]

As of December 31, 2014, based on information set forth in a Schedule 13G filed with the SEC on February 10, 2015 by The Vanguard Group. The Vanguard Group’s business address is 100 Vanguard Blvd., Malvern, PA 19355.

[3]

Includes 1,600 shares held by Mr. Bryant’s son, 1,000 shares held by Mr. Bryant’s daughter, and 47,383 shares held by a family trust with Mr. Bryant’s spouse as trustee. Mr. Bryant disclaims beneficial ownership of these shares. Also includes 1,148 shares held jointly with Mr. Bryant’s spouse for which Mr. Bryant shares voting and investment power.

[4]	Includes 159,114 shares held jointly with Dr. Yoffie’s spouse for which Dr. Yoffie shares voting and investment power.

30	2015 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

[5]

Includes 800 shares held by Mr. Pottruck’s daughter. Also includes a total of 13,400 shares held in two separate annuity trusts for the benefit of Mr. Pottruck’s brother for which Mr. Pottruck shares voting and investment power.

[6]	Includes 6,800 shares held jointly with Ambassador Barshefsky’s spouse for which Ambassador Barshefsky shares voting and investment power.

[7]	Includes 17,370 deferred but vested RSUs held by Ambassador Barshefsky.

[8]	Includes 55,984 deferred but vested RSUs held by Mr. Donahoe.

[9]	Includes 27,835 shares held by a family trust for which Dr. Plummer shares voting and investment power.

31

PROPOSAL 2:

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee evaluates the selection of independent auditors each year and has selected Ernst & Young LLP as our independent registered public accounting firm for the current year. Ernst & Young has served in this role since Intel was incorporated in 1968. The Audit

Committee concluded that many factors contribute to the continued support of Ernst & Young’s independence, such as the oversight of the Public Company Accounting Oversight Board (PCAOB) through the establishment of audit, quality, ethics, and independence standards in addition to conducting audit inspections; the mandating of reports on internal control over financial reporting; PCAOB requirements for audit partner rotation; and limitations imposed by regulation and by the Audit Committee on non-audit services provided by Ernst & Young. The Audit Committee has established, and monitors, limits on the amount of non-audit services that Intel may obtain from Ernst & Young.

In accordance with applicable rules on partner rotation, Ernst & Young’s primary engagement partner for our audit was changed for 2015, while Ernst & Young’s concurring/reviewing partner for our audit was most recently changed in 2014. The Audit Committee is involved in considering the selection of Ernst & Young’s primary engagement partner when there is a rotation. Under the auditor independence rules, Ernst & Young reviews its independence each year and delivers to the Audit Committee a letter addressing matters prescribed under those rules. The Audit Committee considers a number of factors in deciding whether to re-engage Ernst & Young as the independent registered public accounting firm, including the length of time the firm has served in this role and an assessment of the firm’s professional qualifications and resources. In this regard, the Audit Committee considered that Intel requires global, standardized, and well-coordinated services, not only for audit purposes, but for other non-audit services items, including statutory audits and various regulatory certification items, such as valuation support, IT consulting, and payroll services. Many of these services are provided to Intel by other multinational audit and accounting firms. A change in our independent auditor would require us to replace one or more of the multinational service providers that perform non-audit services for Intel and could significantly disrupt our business due to loss of cumulative knowledge in the service providers’ areas of expertise.

As a matter of good corporate governance, the Board submits the selection of the independent audit firm to our stockholders for ratification. If the selection of Ernst & Young is not ratified by a majority of the shares of common stock present or represented at the annual meeting and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm in light of that vote result. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time during the year if the committee determines that such change would be appropriate.

Representatives of Ernst & Young attended all meetings of the Audit Committee in 2014 except those meetings specifically related to litigation and subject to attorney-client privilege. The Audit Committee pre-approves and reviews audit and non-audit services performed by Ernst & Young as well as the fees charged by Ernst & Young for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. For additional information concerning the Audit Committee and its activities with Ernst & Young, see “Corporate Governance” and “Report of the Audit Committee” in this proxy statement. We expect that a representative of Ernst & Young will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

32	2015 PROXY STATEMENT

PROPOSAL 2  ■  Ratification of Selection of Independent Registered Public Accounting Firm

ERNST & YOUNG LLP’S FEES FOR 2014 AND 2013

The following table shows the fees billed by Ernst & Young for audit and other services provided for fiscal years 2014 and 2013. All figures are net of Value Added Tax and other similar taxes assessed by non-U.S. jurisdictions on the amount billed by Ernst & Young. All of the services reflected in the following fee table were approved in conformity with the Audit Committee’s pre-approval process, as described in the “Report of the Audit Committee” in this proxy statement.

	2014 Fees ($)	2013 Fees ($)
Audit Services	17,800,000	17,847,000
Audit-Related Services	959,000	953,000
Tax Services	1,992,000	1,938,000
All Other Services	87,000	46,000
Total	20,838,000	20,784,000

Audit Services. This category includes Ernst & Young’s audit of our annual financial statements and internal control over financial reporting, review of financial statements included in our Form 10-Q quarterly reports, and services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes statutory audits required by non-U.S. jurisdictions; consultation and advice on new accounting pronouncements, and technical advice on various accounting matters related to the consolidated financial statements or statutory financial statements that are required to be filed by non-U.S. jurisdictions; comfort letters; and consents issued in connection with SEC filings or private placement documents.

Audit-Related Services. This category consists of assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of our financial statements, and are not included in the fees reported in the table above under “Audit Services.” The services for the fees disclosed under this category primarily include audits of Intel employee benefit plans.

Tax Services. This category consists of tax services provided with respect to tax consulting, tax compliance, tax audit assistance, tax planning, expatriate tax services, and transfer pricing.

All Other Services. This category consists of services provided by Ernst & Young that are not included in the category descriptions defined above under “Audit Services,” “Audit-Related Services,” or “Tax Services.”

RECOMMENDATION OF THE BOARD

The Board of Directors recommends that you vote “FOR” the ratification of the selection of Ernst & Young as our independent registered public accounting firm for 2015.

33

REPORT OF THE AUDIT COMMITTEE

Four non-management directors comprise the Audit Committee. The Board has determined that each member of the Audit Committee is independent under the NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the Board. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of Intel’s financial reporting, internal controls, and audit functions. Management is responsible for the preparation, presentation, and integrity of Intel’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws, and regulations. Intel has a full-time Internal Audit department that reports to the Audit Committee and to management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Intel’s system of internal controls related to, for example, the reliability and integrity of Intel’s financial information and the safeguarding of Intel’s assets.

Ernst & Young LLP, Intel’s independent registered public accounting firm, is responsible for performing an independent audit of Intel’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of Intel’s internal control over financial reporting. In accordance with law, the Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing Intel’s independent audit firm, and evaluates its independence. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by management.

Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm; nor can the Audit Committee certify that the independent audit firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to management and to the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

The Audit Committee’s agenda for the year includes reviewing Intel’s financial statements, internal control over financial reporting, and audit and other matters. The Audit Committee meets each quarter with Ernst & Young, Intel’s Chief Audit Executive, and management to review Intel’s interim financial results before the publication of Intel’s quarterly earnings news releases. Management’s and the independent audit firm’s presentations to, and discussions with, the Audit Committee cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent audit firm. The Audit Committee reviews and discusses with management and the Chief Audit Executive Intel’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by Intel regarding accounting, internal accounting controls, or auditing matters, including confidential, anonymous submission by Intel’s employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

Among other matters, the Audit Committee monitors the activities and performance of Intel’s internal auditors and independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters, and the extent to which the independent audit firm can be retained to perform non-audit services.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Ernst & Young. Pre-approval includes audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for as long as a year related to a particular category of service, or a particular defined scope of work subject to a specific budget. In other cases, the chair of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the chair then communicates such pre-approvals to the full Audit Committee. The Audit Committee is responsible for overseeing the fee negotiations associated with the retention of our independent auditor. The Audit Committee believes that the continued retention of Ernst & Young as our independent auditor is in the best interests of our stockholders.

34	2015 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management its assessment of and report on the effectiveness of Intel’s internal control over financial reporting as of December 27, 2014, which it made based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). The Audit Committee also has reviewed and discussed with Ernst & Young its review and report on Intel’s internal control over financial reporting. Intel published these reports in its Annual Report on Form 10-K for the year ended December 27, 2014, which Intel filed with the SEC on February 13, 2015.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2014 with management and Ernst & Young, and management represented to the Audit Committee that Intel’s audited financial statements were prepared in accordance with U.S. generally accepted accounting principles (GAAP). In addition, the Audit Committee has discussed with Ernst & Young, and Ernst & Young represented that its presentations to the Audit Committee included, the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding “Communication with Audit Committees.” This review included a discussion with management of the quality, not merely the acceptability, of Intel’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Intel’s financial statements, including the disclosures related to critical accounting estimates. Intel’s independent audit firm has provided the Audit Committee with the written disclosures and the letter required by the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent audit firm and management that firm’s independence.

In reliance on these reviews and discussions, and the reports of Ernst & Young, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Intel’s Annual Report on Form 10-K for the year ended December 27, 2014.

Audit Committee

Frank D. Yeary, Chairman

Susan L. Decker

Reed E. Hundt

James D. Plummer

35

PROPOSAL 3:

Advisory Vote to Approve Executive Compensation

We are asking stockholders to approve, on an advisory basis, the compensation of Intel’s listed officers disclosed in “Compensation Discussion and Analysis,” the Summary Compensation Table and the related compensation tables, notes, and narrative in this proxy statement.

Intel has provided stockholders with an advisory “say on pay” vote on executive compensation since 2009, and in 2011 federal law made this practice mandatory for U.S. public companies. In addition, at Intel’s 2011 Annual Stockholders’ Meeting, a majority of our stockholders voted in favor of holding an advisory vote to approve executive compensation every year. The Board considered these voting results and decided to adopt a policy providing for an annual advisory stockholder vote to approve our executive compensation. We are therefore holding this year’s advisory vote in accordance with that policy and pursuant to U.S. securities laws and regulations.

Intel’s compensation programs are designed to support its business goals and promote short- and long-term profitable growth of the company. Intel’s equity plans are intended to align compensation with the long-term interests of our stockholders. We urge stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. We also encourage you to review the Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our listed officers. The Board and the Compensation Committee believe that the policies and procedures described and explained in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our listed officers reported in this proxy statement has supported and contributed to the company’s recent and long-term success.

Although this advisory vote to approve our executive compensation is non-binding, the Compensation Committee will carefully assess the voting results. The “Compensation Discussion and Analysis” in this proxy statement discusses our stockholder engagement efforts over the past year and reflects our commitment to consult directly with stockholders to better understand any significant views expressed in the context of matters voted upon at our stockholders’ meetings.

Unless the Board modifies its policy on the frequency of holding “say on pay” advisory votes, the next “say on pay” advisory vote will occur in 2016.

RECOMMENDATION OF THE BOARD

The Board of Directors recommends that you vote “FOR” approval of our executive compensation on an advisory basis.

36	2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2014 LISTED OFFICERS

Brian M. Krzanich

Chief Executive Officer

Renée J. James

President

Andy D. Bryant

Chairman of the Board

Stacy J. Smith

Executive Vice President

and Chief Financial Officer

William M. Holt

Executive Vice President, General

Manager, Technology &

Manufacturing Group

This section of the proxy statement explains how the Compensation Committee of the Board of Directors oversees our executive compensation programs and discusses the compensation earned by Intel’s listed officers, as presented in the tables below under “Executive Compensation.”

This Compensation Discussion and Analysis is composed of four sections:

■	Executive Summary — Highlights of compensation for our executive leadership team;

■	Stockholder Engagement and “Say on Pay” — A discussion of the 2014 “say on pay” results;

■	2014 Compensation of Our Listed Officers — Details on our executive compensation programs and the individual compensation of our listed officers; and

■	Other Aspects of Our Compensation Programs — A discussion of our compensation framework, our use of peer group data, and other policies and processes related to our executive compensation programs.

Detailed compensation tables that quantify and further explain our listed officers’ compensation follow this Compensation Discussion and Analysis.

Executive Summary

BUSINESS PERFORMANCE AND PAY

2014 was a strong year for Intel, reflected in financial, operational, and total stockholder return (TSR) performance of the company.

	2014	2013	Change
Revenue	$55.9 billion	$52.7 billion	up 6%
Gross Margin	63.7%	59.8%	up 3.9 points
Operating Income	$15.3 billion	$12.3 billion	up 25%
Net Income	$11.7 billion	$9.6 billion	up 22%
Earnings Per Share	$2.31	$1.89	up 22%

For full year 2014, we achieved net revenue of $55.9 billion, up 6% from 2013, operating income of $15.3 billion, up 25% from 2013, and diluted earnings per share of $2.31, up 22% from 2013. Our PC Client Group and our Data Center Group businesses outperformed our expectations for the year. Gross margin improved by approximately 4 percentage points from 2013. The cash generation from our business remained strong, with cash from operations of $20.4 billion in 2014. In 2014, we returned $4.4 billion to stockholders through dividends and repurchased $10.8 billion of common stock through our common stock repurchase program. Our Board of Directors authorized an increase of $20 billion to the common stock repurchase program. TSR for the year ended in 2014 was 77%. Operationally, in 2014 we started growing again across a broad range of products and markets by introducing many new product technologies across all of our businesses, including commencing shipments of the world’s first processor on 14nm process technology.

37

COMPENSATION DISCUSSION AND ANALYSIS  ■  Stockholder Engagement and the 2014 “Say on Pay” Vote

Because the majority of our executive compensation is tied to performance, our listed officers all saw an increase in compensation for 2014. The annual incentive cash plan, based on the financial and operational performance for 2014, resulted in a corporate average payout of 122% of annual incentive cash target, as compared with the 2013 payout of 82% of annual incentive cash target. The increase in these payouts accounts for the majority of the year-over-year increase in compensation for our listed officers. In addition, in 2014 we ceased granting stock options to our listed officers, so that all of their equity awards are delivered in the form of variable performance-based outperformance restricted stock units (OSUs) and restricted stock units (RSUs), which align their compensation with the long-term interests of Intel’s stockholders by focusing our executive officers on both absolute and relative TSR.

Stockholder Engagement and the 2014 “Say on Pay” Vote

In 2014, the percentage of votes cast “For” our advisory “say on pay” resolution to approve our executive compensation rose to approximately 94%, up from approximately 68% in 2013. We have a program of stockholder outreach during the first quarter of each year, including 2015; this outreach occurs prior to the distribution of our annual proxy statement materials and is focused on executive compensation, stockholder proxy statement proposals, and corporate governance topics. Based on our discussions with stockholders in 2014, we believe that the increase in “say on pay” support between 2013 and 2014 was primarily the result of our increased efforts to hold executive officers accountable for business results and reward them for consistently strong corporate performance and creation of value for our stockholders. The Board believes that our 2014 “say on pay” results and the positive input received through our engagement efforts are an affirmation of the structural soundness of our executive compensation programs. During the last several months of 2014, and prior to the date of this proxy statement in 2015, we pursued multiple avenues for stockholder engagement, including in-person and teleconference meetings with our stockholders, and therefore, no significant changes have been made to the executive compensation programs for 2015 based on the 2014 “say on pay” results.

38	2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS  ■  2014 Compensation of Our Listed Officers

2014 Compensation of Our Listed Officers

PERFORMANCE AND INCENTIVE PAY FOR 2014

Intel has a long-standing commitment to pay-for-performance that we implement by providing the majority of compensation through arrangements that are designed to hold our executive officers accountable for business results and reward them for consistently strong corporate performance and creation of value for our stockholders. Our executive compensation programs are periodically adjusted over time so that they support Intel’s business goals and promote both near- and long-term profitable growth of the company. As illustrated below, approximately 90% of targeted total direct compensation for Mr. Krzanich in 2014 was performance-based, consisting of approximately 66% equity, 23% annual incentive cash, and 1% quarterly incentive cash. Only 10% of his compensation, in the form of base salary, was fixed, ensuring a strong link between his targeted total direct compensation and the company and business unit results.

The majority of executive compensation for our listed officers is delivered through programs that link pay realized by executive officers with financial and operational results, and with TSR. Variable cash compensation payouts under our annual incentive cash plan were based on measures of relative financial performance, absolute financial performance, company performance relative to operational goals, and individual performance. As noted above, equity-based compensation consists of variable performance-based OSUs and RSUs, which align compensation with the long-term interests of Intel’s stockholders by focusing our listed officers on both absolute and relative TSR. As a result, total compensation for each listed officer varies with both individual performance and Intel’s performance in achieving financial and non-financial objectives. The following chart shows the allocation of the listed officers’ total direct compensation paid or granted for 2014, reflecting the extent to which their total direct compensation consists of performance-based compensation.

39

COMPENSATION DISCUSSION AND ANALYSIS  ■  2014 Compensation of Our Listed Officers

2014 INCENTIVE COMPENSATION PAYOUTS

Incentive cash payouts for 2014 were up compared with 2013, primarily due to Intel’s strong financial and operational performance. The corporate average payout percentage under the annual incentive cash plan for 2014 was 122% of the annual incentive cash target, compared with 82% in 2013. The link between our financial performance and the listed officers’ annual incentive cash plan is illustrated in the following graph, which shows how the average annual incentive cash payments have varied based on Intel’s net income results.

For the January 2011 through January 2014 performance period, OSUs vested at 77.3% of target, reflecting that Intel’s TSR was below the peer group median TSR over the performance period. Total payout, including dividend equivalents accrued on earned shares as a result of our strong record in returning value to stockholders through our dividend policy, was 85.9% of target. These payouts are reported in the Stock Option Exercises and Stock Vested in Fiscal Year 2014 table on page 59.

ALIGNMENT OF PERFORMANCE AND COMPENSATION

Intel’s Compensation Committee has designed the key elements of Intel’s executive compensation programs to support what it considers to be the programs’ primary objective: the creation of sustained, long-term value for our stockholders. To achieve this objective, management must execute on our operational goals over time to deliver growth in both revenue and earnings on an absolute and relative basis. The committee believes that by establishing a strong pay-for-performance philosophy, executive compensation will be sensitive to and aligned with the long-term value that is created for stockholders.

The principal elements of our pay-for-performance philosophy include a clear and concise pay positioning strategy, a heavy emphasis on incentive-driven pay, and goals that are appropriately aligned with our business strategy (in terms of both selection and attainability), as evidenced by the following program components:

■

Our pay positioning strategy generally targets the 50th to 65th percentile of our peer group for total direct compensation, given our desire to compensate our executive officers based upon performance, while fairly balancing internal pay equity considerations among executive roles. The committee also believes that in our industry, where the competition for executive talent is significant, a 50th to 65th percentile target is critical to attract, retain, and reward executive talent. However, our chief executive officer’s salary is significantly below the 50th percentile, reflecting the fact that he is relatively new to the position.

■

Total executive compensation opportunities are designed so that a significant portion is variable or “at risk,” with value derived from company business performance and stock price performance over the long term.

■

To further align our executive officers’ interests with those of our stockholders, the committee has structured compensation so that the proportion of variable cash and equity-based pay increases with higher levels of responsibility.

40	2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS  ■  2014 Compensation of Our Listed Officers

■	By using financial measures such as net income growth and relative TSR, our incentive plans provide a clear and quantifiable link to the creation of long-term stockholder value.

■

To further link the long-term interests of management and stockholders, Intel has established stock ownership guidelines that specify an amount of shares that executive officers must accumulate and hold.

In 2014, the Compensation Committee requested that Farient Advisors assess the relationship between our CEO’s compensation and long-term performance for our stockholders. In addition to conducting a number of pay-for-performance tests typically relied upon by proxy advisors, Farient Advisors used its pay-for-performance alignment model to test the alignment of our CEO’s average annualized performance-adjusted compensation (which includes salary, actual annual incentive cash payments, and the performance-adjusted value of long-term incentives) and performance, as indicated by TSR, over time. In doing so, Farient Advisors compared our CEO’s average annualized performance-adjusted compensation over successive three-year rolling periods to our compound annual TSR for the same three-year rolling periods and tested the results against the companies in our peer group (excluding Amazon, Apple, Google, Oracle, and Microsoft, which Farient Advisors determined are affected by founder CEO pay practices or are skewed by mega-grant equity awards to the CEO in a particular year resulting in an outlier situation).

As indicated by the chart below, Farient Advisors determined that there is a strong relationship between our CEO’s average annualized performance-adjusted compensation and our company’s TSR. Specifically, when our TSR is higher, our CEO performance-adjusted compensation is higher, and conversely, when our TSR is lower, our CEO performance-adjusted compensation is lower. In addition, Farient’s analysis indicated that our CEO’s average annual performance-adjusted compensation, considering our company’s size and the performance we delivered, has been and continues to be reasonable. Farient Advisors considers performance-adjusted compensation to be reasonable for companies that generally pay CEOs, on a performance-adjusted basis, below the upper boundary of a competitive pay range that Farient Advisors deems to be acceptable for the performance achieved based on a company’s size, peer group pay practices, and performance. Overall, Farient Advisors concluded that the alignment model for our company shows a strong relationship between pay and performance compared to our modified peer group, as well as companies in the S&P 500 Index.

INTEL’S COMPENSATION BEST PRACTICES

Intel has long employed a number of practices that reflect the company’s compensation philosophy:

■	Executive officers are employed at will, without employment agreements or severance payment arrangements (except as required by local law).

41

COMPENSATION DISCUSSION AND ANALYSIS  ■  2014 Compensation of Our Listed Officers

■	Intel has no payment arrangements that would be triggered by a “change in control” of Intel.

■	Intel does not provide special retirement benefits designed solely for executive officers.

■

Intel’s performance-based compensation arrangements for executive officers use a variety of performance measures, including measuring relative performance against a peer group and granting performance-based equity awards.

■

Intel has long maintained stock ownership requirements applicable to directors and approximately 50 senior executives, and in 2014 extended ownership guidelines to include more than 350 of our senior leaders.

■	Intel’s policies prohibit directors, executive officers, and other senior leaders from hedging Intel stock.

■	Intel has claw-back provisions applicable to both its annual incentive cash plan and its equity awards plan.

2014 CASH COMPENSATION

As reflected in the tables below, because our chief executive officer’s and president’s salaries and annual incentive cash targets were increased in May 2013 at the time of our management succession, those levels were maintained throughout 2014. Mr. Smith’s and Mr. Holt’s salary and incentive cash target amounts were increased to reflect their expanded responsibilities, and Mr. Bryant’s were increased to reflect his outstanding performance during the CEO selection process and subsequent CEO transition.

BASE SALARY

The table below shows the annual base salary for our listed officers in 2014, as compared with 2013.

Name	2014 Base Salary ($)	2013 Base Salary ($)	% Change 2014 vs. 2013
Brian M. Krzanich	1,000,000	1,000,000(1)	—
Renée J. James	850,000	850,000(1)	—
Andy D. Bryant	790,000	760,000	4
Stacy J. Smith	673,000	650,000	4
William M. Holt	641,000	n/a2	n/a

[1]

These amounts reflect annualized salary effective as of May 16, 2013, and therefore differ from the actual salaries for 2013 reported in the Summary Compensation Table on page 53, which includes salaries paid prior to Mr. Krzanich and Ms. James being named chief executive officer and president, respectively.

[2]	Mr. Holt was not a listed officer in 2013.

ANNUAL INCENTIVE CASH PLAN TARGETS AND PAYMENTS

The table below shows the target annual incentive for our listed officers under our annual incentive cash plan in 2014, as compared with 2013.

Name	2014 Annual Incentive Cash Target Amount ($)	2013 Annual Incentive Cash Target Amount ($)	% Change 2014 vs. 2013
Brian M. Krzanich	2,392,200	2,392,200(1)	—
Renée J. James	2,033,300	2,033,300(1)	—
Andy D. Bryant	1,452,000	1,395,000	4
Stacy J. Smith	1,293,000	1,250,000	3
William M. Holt	1,050,000	n/a2	n/a

[1]	These amounts reflect target rates in effect as of June 2013.

[2]	Mr. Holt was not a listed officer in 2013.

42	2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS  ■  2014 Compensation of Our Listed Officers

The amount earned under our annual incentive cash plan equals a participant’s target amount multiplied by the weighted average performance under absolute financial, relative financial, and operational components, and adjusted upward or downward based on individual performance. In 2014, we made four significant changes to this program:

■

Weighting of the operational component of the annual incentive cash plan was increased from 33.33% to 50%. This increase reflects the Compensation Committee’s belief that operational excellence and technological leadership ultimately drive superior financial performance. We also moved from a single set of company-wide operational goals to business-unit-specific operational goals to drive a sharper focus on key strategic initiatives, increase visibility into those initiatives, and enhance accountability. Finally, we significantly reduced the number of performance goals, identifying three to four key objectives for each business unit. All of our listed officers’ annual incentive cash payments were based on an average of all business unit scorecards, with the exception of the payment for Mr. Holt, whose annual incentive cash payment was based on the performance goals established for the Technology and Manufacturing Group, which he leads.

■

The absolute financial component was based on current-year net income growth over the prior year. Previously, current-year net income growth was compared with the average net income of the prior three years. This change increases focus on year-over-year earnings growth, and therefore may increase variability of the annual incentive cash payouts.

■

The relative financial component was based on our annual net income growth relative to the annual net income growth for a group of 15 technology peer companies (the technology peer group), whereas in the past, relative performance was measured against average net income growth of the S&P 100 and a group of 13 technology peer companies. The Compensation Committee has the flexibility to use discretion in either including or excluding certain charges to the technology peer group’s net income results, similar to any charges that may have been included or excluded for Intel. This change increases focus on performance relative to our industry as opposed to a broader cross section of businesses.

■

The individual performance adjustment was increased from an upward or downward adjustment of 10% to 20% based on the individual’s performance to enhance the link between individual pay and accountability.

43

COMPENSATION DISCUSSION AND ANALYSIS  ■  2014 Compensation of Our Listed Officers

Following the end of fiscal 2014, the Compensation Committee reviewed and certified the annual incentive cash plan performance results and determined the final cash payouts. The plan’s formula yielded a corporate average annual incentive cash payout of 122% of target, calculated as shown below. The awards of all listed officers except Mr. Holt are based on the corporate average, given their responsibility for the operations of the entire corporation. The committee exercised its discretion to increase Mr. Krzanich’s annual incentive cash payout by 10% to 135% of target, reflecting the company’s performance in 2014, as evidenced by our achievement of record net revenue and strong earnings growth in 2014 (see “Company Performance During 2014” on page 5 of this proxy). Mr. Holt’s annual incentive cash payout was 112% of target, based on the Technology and Manufacturing Group’s lower operational score. For more information on how the three performance components are measured and on the plan’s formula, see the discussion in “Executive Compensation; 2014 Operational Goals” on page 57 of this proxy statement.

The diagram below illustrates the calculation of the annual incentive cash plan for 2014.

■	The absolute financial component increased from 81.0% in the 2013 calculation to 121.7% in the 2014 calculation due to the increase in 2014 net income compared with 2013 net income.

■	The relative financial component increased from 73.8% for 2013 to 124.2% for 2014 due to the increase in Intel’s net income compared with Intel’s peer group’s weaker net income growth.

■

For 2014, the operational performance component comprised of business-unit specific goals, and linked to performance in several key areas, including financial performance, product development, and launch roadmaps.

The following table details the annual incentive cash payments for each listed officer for 2013 and 2014, reflecting the year-over-year changes resulting from the higher annual incentive cash payout for 2014 and the changes in the annual incentive cash target amounts discussed above.

Name	2014 Annual Incentive Cash Payment ($)	2013 Annual Incentive Cash Payment ($)	% Change 2014 vs. 2013
Brian M. Krzanich	3,221,400	1,752,100	84
Renée J. James	2,487,400	1,394,000	78
Andy D. Bryant	1,776,300	1,139,300	56
Stacy J. Smith	1,581,800	1,020,800	55
William M. Holt	1,179,500	n/a1	n/a

[1]	Mr. Holt was not a listed officer in 2013.

44	2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS  ■  2014 Compensation of Our Listed Officers

QUARTERLY INCENTIVE CASH PAYMENTS

The listed officers also participate in our company-wide quarterly incentive cash payments, which deliver cash compensation to employees based on Intel’s profitability. In 2014, quarterly incentive cash payments represented approximately 1% of the listed officers’ total direct compensation. Payouts are communicated as extra days of cash compensation, with executives typically receiving the same number of days of pay as other employees. We pay up to an additional two days of compensation for each performance year if Intel achieves its customer satisfaction goals. Payments earned in 2014 represented 17.8 days of compensation per employee, including our listed officers, up from 16.5 days in 2013. These totals included one day of compensation in each of 2014 and 2013 resulting from Intel’s achievement of its customer satisfaction goals.

2014 ANNUAL EQUITY AWARDS

The table below shows the annual equity award values approved by the committee for our listed officers in 2014, as compared with annual equity award values approved in 2013. In 2014, annual awards to the listed officers were composed of approximately 60% OSUs and 40% RSUs; in 2014 the committee ceased granting stock options to our executives. Amounts reported in the Summary Compensation Table and the Grants of Plan-Based Awards table on pages 53 and 56 differ from the approved values due primarily to changes in our stock price between the date the committee approved awards and the date they were actually granted. In addition, the fair value of an RSU for accounting purposes is discounted for the present value of dividends that are not paid on RSUs prior to vesting.

Name	2014 Approved Value of Annual Equity Awards ($)	2013 Approved Value of Annual Equity Awards ($)	% Change 2014 vs. 2013
Brian M. Krzanich	6,900,000	6,500,000	6
Renée J. James	5,865,000	5,525,000	6
Andy D. Bryant	4,680,000	4,500,000	4
Stacy J. Smith	4,500,000	4,500,000	—
William M. Holt	4,500,000	n/a1	n/a

[1]	Mr. Holt was not a listed officer in 2013.

In establishing annual equity awards for the listed officers, the Compensation Committee generally considers each officer’s individual performance in the prior year and expected future contributions. In 2013, the committee had made a deliberate decision to grant Mr. Krzanich a compensation package with a value targeted at approximately the 25th percentile for his position. This reflected the committee’s recognition that Mr. Krzanich was new to his role, and helped to create a performance-linked incentive to improve company performance in the future. The committee also set Mr. Krzanich’s annual incentive cash target amount significantly below market, in expectation of increasing these amounts and placing greater emphasis on variable cash compensation in future years.

For 2014, the committee decided to increase the compensation package for Mr. Krzanich by 4%, recognizing he had been in the role of CEO for less than a full year. Further, the committee determined that the entirety of the increase should be delivered in the form of variable performance-based RSUs. Because of increases in comparative pay levels at other companies, the compensation package for Mr. Krzanich remained at approximately the 25th percentile for his position.

Similarly, the committee increased Ms. James’ compensation by 4%, delivering the increase entirely in the form of performance-based RSUs. All components of Mr. Bryant’s compensation were increased 4%. For annual grants to Messrs. Smith and Holt, management prepared a matrix of grant values based on grade level and performance tier. Mr. Krzanich recommended and the committee approved grants at the highest performance tier for both Messrs. Smith and Holt, based on their expanded responsibilities.

45

COMPENSATION DISCUSSION AND ANALYSIS  ■  2014 Compensation of Our Listed Officers

OSU AWARDS

For 2014, approximately 60% of the total value of the listed officers’ annual equity awards were made in the form of OSUs. OSUs are variable performance-based RSUs under which the number of shares of Intel common stock received following vesting is based on Intel’s TSR performance measured against the median TSR of a peer group of companies over a three-year performance period. The committee elected to use OSUs as the primary equity vehicle for listed officers because the OSUs reflect a balance between the characteristics of stock options and those of RSUs: They are performance-based and present significant upside potential for superior stock price performance comparable to that of stock options, but they share some attributes of traditional RSUs by offering the potential for some value to the recipient even if the stock price declines over the three-year performance period.

TSR is a measure of stock price appreciation plus any dividends payable during the performance period for the OSUs. The OSUs granted in 2014 differ from those granted in 2013 in two important respects. First, the 2014 OSUs do not have a payout “floor” value, and instead can be forfeited entirely if a threshold level of performance is not achieved. Second, if Intel under-performs the technology peer group, the percentage at which the OSUs convert into shares will be reduced from 100% at a rate of 2-to-1 (a change from the 2.5-to-1 rate used prior to 2014), and if Intel outperforms the technology peer group, the percentage at which the OSUs convert into shares will be increased from 100%, at a rate of 4-to-1 (a change from the 5-to-1 rate used prior to 2014).

If Intel performs within 1% of the peer group median, 100% of the 2014 OSUs will convert into shares at target. For each percentage point by which Intel TSR falls below the peer group median, the percentage of OSUs that convert into shares will drop by 2 percentage points. For each percentage point by which Intel TSR exceeds the peer group median, the percentage of OSUs that convert into shares will increase by 4 percentage points (up to a maximum of 200%). Performance is measured over the 36 months following the grant date and OSUs convert into shares in the 37th month (generally, in February).

Additionally, there is a minimum threshold performance that must be met before any shares will be issued: If Intel’s TSR is more than 25 percentage points below the median TSR of the technology peer group, the threshold is not met, and no shares will be issued. For more information on how OSUs are earned, see the narrative following the Grants of Plan-Based Awards table in “Executive Compensation.”

The chart below illustrates the change in the OSU formula from 2013 to 2014.

RSU AWARDS

For 2014, approximately 40% of the total value of the listed officers’ annual equity award was made in the form of RSUs. RSUs are intended to retain executive officers and reward them for absolute long-term stock price appreciation while providing some value to the recipient even if the stock price declines. RSUs also serve to balance the riskier nature of OSUs and provide a significant incentive to stay with the company. As with RSUs granted in 2013, awards granted to the listed officers in 2014 will vest in substantially equal quarterly increments over three years from the grant date. Quarterly vesting of RSUs helps offset the 37-month cliff vesting of the OSUs.

46	2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS  ■  Other Aspects of Our Executive Compensation Programs

Other Aspects of Our Executive Compensation Programs

INTEL’S COMPENSATION FRAMEWORK

The Compensation Committee determines the compensation for our executive officers. It also considers, adopts, reviews, and revises executive officer compensation plans, programs, and guidelines, and reviews and determines all components of each executive officer’s compensation. As discussed above under “Corporate Governance; Compensation Committee,” Farient Advisors served as the committee’s independent advisor for 2014. During 2014, Farient Advisors’ work with the Compensation Committee included advice and recommendations on:

■	total compensation philosophy;

■	program design, including program goals, components, and metrics;

■	compensation trends in the technology sector and in the general marketplace for senior executives;

■	regulatory trends;

■	the compensation of the CEO and the other executive officers, including advice on the revision to the vesting schedules of certain special retention awards related to the CEO succession process; and

■	stockholder engagement efforts.

The Compensation Committee also consults with management and Intel’s Compensation and Benefits Group regarding executive and non-executive employee compensation plans and programs, including administration of our equity incentive plans.

Executive officers do not propose or seek approval for their own compensation. The CEO makes a recommendation to the Compensation Committee on the base salary, annual incentive cash targets, and equity awards for each executive officer other than himself and the Chairman of the Board, based on his assessment of each executive officer’s performance during the year and the CEO’s review of compensation data gathered from compensation surveys. The CEO documents each executive officer’s performance during the year, detailing accomplishments, areas of strength, and areas for development. He then bases his evaluation on his knowledge of the executive officer’s performance, a self-assessment completed by the executive officer, and input from employees who report directly to the executive officer. When developing his recommendations, the CEO also reviews the compensation data gathered from compensation surveys. Intel’s Senior Vice President of Human Resources and the Compensation and Benefits Group assist the CEO in developing the executive officers’ performance reviews and reviewing market compensation data to determine the compensation recommendations.

Annual performance reviews of the CEO and of the Chairman are developed by the independent directors acting as a committee of the whole Board. For the CEO’s review, formal input is received from the independent directors, the Chairman, and senior management. The CEO also submits a self-assessment focused on pre-established objectives agreed upon with the Board. The independent directors meet as a group in executive sessions to prepare the review, which is completed and presented to the CEO. The Compensation Committee uses this evaluation to determine the CEO’s base salary, annual incentive cash target, and equity awards.

Performance reviews for the CEO and other executive officers consider these and other relevant topics that may vary depending on the role of the individual officer:

■	Strategic Capability. How well does the executive officer identify and develop relevant business strategies and plans?

■	Execution. How well does the executive officer execute strategies and plans?

■	Leadership Capability. How well does the executive officer lead and develop the organization and people?

47

COMPENSATION DISCUSSION AND ANALYSIS  ■  Other Aspects of Our Executive Compensation Programs

EXTERNAL COMPETITIVE CONSIDERATIONS FOR 2014

To assist the Compensation Committee in its review of executive compensation for 2014, Intel’s Compensation and Benefits Group provided compensation data compiled from executive compensation surveys, as well as data gathered from annual reports and proxy statements from companies that the committee selected as a peer group for executive compensation analysis purposes. This historical compensation data was adjusted to arrive at current-year estimates for the peer group. The committee used this data to compare the compensation of our listed officers to that of the peer group.

The peer group for 2014 included the 15-company technology peer group and 10 S&P 100 companies outside the technology industry. When the peer group was created in 2007, the committee chose companies from the S&P 100 that resembled Intel in various respects, such as those that made significant investments in research and development and/or had substantial manufacturing and global operations. The committee also selected companies whose three-year averages for revenue, net income, and market capitalization approximated Intel’s. The peer group includes companies with which Intel competes for employees and the companies that Intel uses for measuring relative financial performance for annual incentive cash payments.

For 2014, we made changes to the technology peer group. We removed Dell Inc. (because the company became a private company in late 2013) and, in order to maintain a robust peer group, we added eBay, TSMC Limited, and Western Digital Corporation, which were identified as technology peers based on their annual revenue and research and development spending as a percentage of revenue.

The table below shows information for our 2014 technology peer group and peers selected from the S&P 100:

Company	Reported Fiscal Year	Revenue ($ in billions)	Net Income (Loss) ($ in billions)	Market Capitalization on March 3, 2015 ($ in billions)
Intel 2014	12/27/14	55.9	11.7	161.47
Intel 2014 Percentile		48%	74%	55%
Technology Peer Group
Amazon.com	12/31/14	89.0	(0.2)	178.61
Apple Inc.	9/27/14	182.8	39.5	753.43
Applied Materials, Inc.	10/26/14	9.1	1.1	30.09
Cisco Systems, Inc.	7/26/14	47.1	7.8	150.90
eBay Inc.	12/31/14	17.9	0.05	70.49
EMC Corporation	12/31/14	24.4	2.7	56.44
Google Inc.	12/31/14	66.0	14.4	393.94
Hewlett-Packard Company	10/31/14	111.4	5.0	63.37
International Business Machines Corporation	12/31/14	92.8	12.0	159.17
Microsoft Corporation	6/30/14	86.8	22.1	355.06
Oracle Corporation	5/31/14	38.3	11.0	190.50
Qualcomm Incorporated	9/28/14	26.5	8.0	117.79
Texas Instruments Incorporated	12/31/14	13.0	2.8	61.33
TSMC Limited	12/31/14	25.2	8.7	127.06
Western Digital Corporation	6/27/14	15.1	1.6	24.39
S&P 100 Peer Group
AT&T Inc.	12/31/14	132.4	6.2	178.59
The Dow Chemical Company	12/31/14	58.2	3.8	57.02
General Electric Company	12/31/14	148.6	15.2	259.89
Johnson & Johnson	12/28/14	74.3	16.3	284.56
Merck & Co., Inc.	12/31/14	42.2	11.9	165.58
Pfizer Inc.	12/31/14	49.6	9.1	211.81
Schlumberger Limited	12/31/14	48.6	5.4	108.29
United Parcel Service, Inc.	12/31/14	58.2	3.0	91.61
United Technologies Corporation	12/31/14	65.1	6.2	110.40
Verizon Communications Inc.	12/31/14	127.1	9.6	205.90

48	2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS  ■  Other Aspects of Our Executive Compensation Programs

POST-EMPLOYMENT COMPENSATION ARRANGEMENTS

Intel does not provide change in control benefits to executive officers. Intel provides limited post-employment compensation arrangements to executive officers, including the listed officers, consisting of an employee-funded 401(k) savings plan, a discretionary company-funded retirement contribution plan, and a company-funded pension plan, each of which is intended to be tax-qualified and available to most U.S. employees, and a non-tax-qualified supplemental deferred compensation plan for certain highly compensated employees. The company-funded pension plan was closed to new hires starting January 1, 2011.

The Compensation Committee allows the listed officers to participate in these plans to encourage the officers to save for retirement and to assist the company in retaining the listed officers. The terms governing the retirement or deferred compensation benefits under these plans for the executive officers are the same as those available to other eligible employees in the United States. Each plan other than the pension plan results in individual participant balances that reflect a combination of amounts contributed by the company or deferred by the employee, amounts invested at the direction of either the company or the employee, and the continuing reinvestment of returns until the accounts are distributed.

Intel does not make matching contributions based on the amount of employee contributions under any of these plans. The retirement contribution plan consists of a discretionary cash contribution determined annually by the committee for executive officers, and by the CEO for other employees. These contribution percentages have historically been the same for executive officers and other employees.

During the second quarter of 2014, Intel communicated to employees our intent, beginning on January 1, 2015, to freeze future benefit accruals in the U.S. Intel Minimum Pension Plan to all employees at or above a specific grade level, and generally covering all highly compensated employees in the plan, including all executive officers. Starting in 2016, the impacted employees will receive discretionary employer contributions in the Intel 401(k) savings plan.

For 2014, Intel’s discretionary contribution (including allocable forfeitures) to the retirement contribution plan for eligible U.S. employees, including executive officers, and to the similar account for employees hired on or after January 1, 2011, in the 401(k) savings plan equaled 5% of eligible salary (which included annual and quarterly incentive cash payments as applicable). To the extent that the amount of the contribution is limited by the Internal Revenue Code of 1986, as amended (tax code), Intel credits the additional amount to the non-qualified deferred compensation plan. Intel invests all of its contributions to the retirement contribution plan in a diversified portfolio.

Because the listed officers do not receive preferential or above-market rates of return under the deferred compensation plan, earnings under the plan are not included in the Summary Compensation Table, but are included in the Non-Qualified Deferred Compensation table (see “Executive Compensation”).

The basic benefit provided by the pension plan for all eligible U.S. employees, including executive officers, is based on a formula that takes into account the employee’s final average pay and years of service as of December 31, 2014 for employees subject to the freeze of future benefit accruals. The resulting benefit is reduced by the value of the employee’s account in the retirement contribution plan calculated upon termination. The pension plan pays a benefit only to the extent that it is not fully offset by the retirement contribution plan account value. The benefit provided to some listed officers who participate in the pension plan also includes a tax-qualified arrangement that offsets amounts that otherwise would be paid under the non-qualified deferred compensation plan described above. This tax-qualified arrangement is also available to other eligible employees and does not result in an overall increase in payments otherwise due under the non-qualified deferred compensation plan. Each participant’s tax-qualified amount in this arrangement was established based on a number of elements, including the participant’s non-qualified deferred compensation plan balance as of December 31, 2003, IRS pension rules that take into consideration age and other factors, and limits set by Intel for equitable administration. Due to the values in the individual retirement contribution plan accounts, we do not expect that any listed officers will receive payments from the pension plan other than the offset to the non-qualified deferred compensation plan just described.

49

COMPENSATION DISCUSSION AND ANALYSIS  ■  Other Aspects of Our Executive Compensation Programs

PERSONAL BENEFITS

Intel provides very limited personal benefit perquisites to executive officers, and it does not provide permanent lodging or defray costs for personal entertainment or family travel. Intel’s company-operated aircraft hold approximately 50 passengers and are used in regularly scheduled routes between Intel’s major U.S. facility locations, and Intel bears the cost of non-commercial aircraft use on a time-share or rental basis for appropriate business-only travel. Intel’s health care, insurance, and other welfare and employee benefit programs are essentially the same for all eligible employees, including executive officers, although the details of the programs, eligibility, and cost sharing may vary by country or local market practice. Intel shares the cost of health and welfare benefits with its employees, a cost that depends on the level of benefits coverage that each employee elects. Intel’s employee loan programs are not available to its executive officers. Intel has no outstanding loans of any kind to any of its executive officers. In 2014, Intel made financial planning services available to its executive officers, including the listed officers. In addition, Intel elected to bear the cost of upgrading the home security systems for certain listed officers.

CORPORATE OFFICER STOCK OWNERSHIP GUIDELINES

Because the Compensation Committee believes in linking the interests of management and stockholders, the Board has set stock ownership guidelines for Intel’s executive officers. These guidelines specify the number of shares that Intel’s corporate officers must accumulate and hold within five years of appointment or promotion. Unvested OSUs and RSUs and unexercised stock options do not count toward satisfying these ownership guidelines. In 2014, the company decided to extend the ownership guidelines to include more than 350 of our senior leaders as well as our corporate officers.

As of December 27, 2014, each of Intel’s listed officers had satisfied these ownership guidelines, or still has time to do so.

The following table lists the specific ownership requirements.

Title	Minimum Number of Shares
CEO	250,000
Executive Chairman & President	150,000
CFO	125,000
Executive Vice President	100,000
Senior Vice President	65,000
Corporate Vice President	35,000
Other VPs, Intel Fellows, and Senior Leaders	5,000 to 10,000

INTEL POLICIES REGARDING DERIVATIVES OR “SHORT SALES”

Intel prohibits directors, listed officers, and other senior employees from investing in any derivative securities of Intel common stock and engaging in short sales or other short-position transactions in Intel common stock. This policy does not restrict ownership of company-granted awards, such as OSUs, RSUs, employee stock options, and publicly traded convertible securities issued by Intel.

INTEL POLICIES REGARDING CLAW-BACKS

Both Intel’s 2014 Annual Performance Bonus program (formerly the 2007 Executive Officer Incentive Plan), under which annual incentive cash payments are made, and Intel’s 2006 Equity Incentive Plan include provisions for seeking the return (claw-back) from executive officers of incentive cash payments and stock sale proceeds in the event that those amounts had been inflated due to financial results that later had to be restated.

50	2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS  ■  Other Aspects of Our Executive Compensation Programs

TAX DEDUCTIBILITY

Section 162(m) of the tax code places a limit of $1 million on the amount of compensation that Intel may deduct in any one year with respect to its CEO and each of the next three most highly compensated executive officers (excluding the CFO). To maintain flexibility and promote simplicity in administration, compensation arrangements such as OSUs, RSUs, and annual and quarterly incentive cash payments may not satisfy the conditions of Section 162(m) of the tax code and therefore may not be deductible.

51

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, which is composed solely of independent directors of the Board of Directors, assists the Board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its charter for determining the compensation of Intel’s executive officers. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management, including our Chief Executive Officer, Brian M. Krzanich, and our Chief Financial Officer, Stacy J. Smith. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in Intel’s 2014 Annual Report on Form 10-K (incorporated by reference) and in this proxy statement.

Compensation Committee

David S. Pottruck, Chairman

John J. Donahoe

David B. Yoffie

52	2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

The following table lists the annual compensation for fiscal years 2014, 2013, and 2012 of our CEO, President, Chairman, CFO, and our other most highly compensated executive officer in 2014 (referred to as listed officers).

2014 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Brian M. Krzanich	2014	1,000,000	500	6,658,700	—	3,354,400	22,000	161,800	11,197,400
Chief Executive Officer	2013	887,500	—	5,273,300	1,310,500	1,866,600	—	215,700	9,553,600
	2012	700,000	—	12,363,700	883,500	1,800,900	12,000	115,100	15,875,200
Renée J. James	2014	850,000	500	5,660,200	—	2,600,400	74,000	181,900	9,367,000
President	2013	775,000	—	4,511,800	1,107,700	1,492,400	—	142,800	8,029,700
	2012	650,000	—	12,363,700	883,500	1,265,100	46,000	109,000	15,317,300
Andy D. Bryant	2014	790,000	500	4,512,500	—	1,870,500	267,000	102,000	7,542,500
Chairman of the Board	2013	760,000	—	3,451,000	894,500	1,222,400	—	108,000	6,435,900
	2012	760,000	—	3,597,200	883,500	1,416,100	109,000	161,000	6,926,800
Stacy J. Smith	2014	673,000	500	4,338,900	—	1,663,400	183,000	106,300	6,965,100
Executive Vice President	2013	650,000	—	3,711,000	894,500	1,093,100	—	111,000	6,459,600
and Chief Financial Officer	2012	650,000	—	12,363,700	883,500	1,265,900	108,000	128,100	15,399,200
William M. Holt[1]	2014	641,000	500	4,338,900	—	1,252,800	288,000	78,700	6,599,900
Executive Vice President, General Manager, Technology & Manufacturing Group

[1]	Mr. Holt was not a listed officer in 2013 or 2012.

Total Compensation. Total compensation for listed officers as reported in the Summary Compensation Table increased an average of 15.1% from 2013 to 2014, excluding Mr. Holt’s 2014 compensation, as he was not a listed officer in 2013.

Equity Awards. Under SEC rules, the values reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table reflect the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718), of grants of stock options and stock awards to each of the listed officers in the years shown.

The grant date fair values of OSUs are provided to us by Radford, an Aon Hewitt Consulting company, using the Monte Carlo simulation valuation method. We calculate the grant date fair value of an RSU by taking the average of the high and low trading prices of Intel common stock on the grant date and reducing it by the present value of dividends expected to be paid on Intel common stock before the RSU vests, because we do not pay or accrue dividends or dividend-equivalent amounts on unvested RSUs. We calculated the grant date fair value of stock options for 2012 and 2013 using the Black-Scholes option pricing model.

The following table includes the assumptions used to calculate the aggregate grant date fair value of awards reported for 2014, 2013, and 2012 on a grant-date by grant-date basis.

	Assumptions
Grant Date	Volatility (%)	Expected Life (Years)	Risk-Free Interest Rate (%)	Dividend Yield (%)
1/24/12	25	5.4	0.6	3.1
1/24/13	25	5.2	0.7	4.3
5/16/13	23	5.2	0.7	3.7
1/23/14	23	n/a	0.6	3.6

53

EXECUTIVE COMPENSATION  ■  2014 Summary Compensation

Non-Equity Incentive Plan Compensation. The amounts in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table include annual incentive cash payments made under the annual incentive cash plan and quarterly incentive cash payments. The allocation of payments was as follows:

Name	Year	Annual Incentive Cash Payments ($)	Quarterly Incentive Cash Payments ($)	Total Incentive Cash Payments ($)
Brian M. Krzanich	2014 2013 2012	3,221,400 1,752,100 1,692,000	133,000 114,500 108,900	3,354,400 1,866,600 1,800,900
Renée J. James	2014 2013 2012	2,487,400 1,394,000 1,175,000	113,000 98,400 90,100	2,600,400 1,492,400 1,265,100
Andy D. Bryant	2014 2013 2012	1,776,300 1,139,300 1,311,300	94,200 83,100 104,800	1,870,500 1,222,400 1,416,100
Stacy J. Smith	2014 2013 2012	1,581,800 1,020,800 1,175,000	81,600 72,300 90,900	1,663,400 1,093,100 1,265,900
William M. Holt[1]	2014	1,179,500	73,300	1,252,800

[1]	Mr. Holt was not a listed officer in 2013 or 2012.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings. The actuarial present value of the benefit that the listed officers have in the tax-qualified pension plan arrangement, which offsets the non-qualified pension plan benefit, increased as of the 2014 fiscal year-end compared with the 2013 fiscal year-end value. Since the benefit is a fixed dollar amount payable at age 65, year-to-year differences in the present value of the accumulated benefit arise solely from changes in the interest rate used to calculate present value and the participant’s age approaching 65. The listed officers had an overall increase in 2014 because the interest rate used to calculate present value decreased from approximately 4.8% for 2013 to approximately 3.8% for 2014. They had an overall decrease in 2013 (reported as zero pursuant to SEC rules) because the interest rate used to calculate present value increased from approximately 3.9% for 2012 to approximately 4.8% for 2013, and they had an overall increase in 2012 because the interest rate used to calculate present value decreased from approximately 4.7% for 2011 to approximately 3.9% for 2012.

54	2015 PROXY STATEMENT

EXECUTIVE COMPENSATION  ■  2014 Summary Compensation

All Other Compensation. The amounts in the “All Other Compensation” column of the Summary Compensation Table include tax-qualified discretionary company contributions to the retirement contribution plan, discretionary company contributions credited under the retirement contribution component of the non-qualified deferred compensation plan, matching charitable contributions from the Intel Foundation, payments made in connection with listed officer financial planning, and payments for home security services, as detailed in the table below. Amounts included in the “Retirement Plan Contributions” column become payable only upon the earliest to occur of retirement, termination, disability, or death (receipt may be deferred following retirement or termination but no later than reaching age 70 1⁄2). Amounts included in the “Deferred Compensation Plan Contributions” column will be paid to the listed officers after a fixed period of years or upon termination of employment, in accordance with irrevocable elections made at the time that compensation is deferred.

Name	Year	Retirement Plan Contributions ($)	Deferred Compensation Plan Contributions ($)	Financial Planning ($)	Home Security Services ($)	Total All Other Compensation ($)
Brian M. Krzanich	2014	13,000	132,500	16,300	—	161,800
	2013	12,800	121,200	16,700	65,000	215,700
	2012	15,000	97,600	2,500	—	115,100
Renée J. James	2014	13,000	105,900	—	63,000	181,900
	2013	12,800	89,000	—	41,000	142,800
	2012	15,000	94,000	—	—	109,000
Andy D. Bryant	2014	13,000	89,000	—	—	102,000
	2013	12,800	95,200	—	—	108,000
	2012	15,000	146,000	—	—	161,000
Stacy J. Smith	2014	13,000	76,500	16,800	—	106,300
	2013	12,800	82,300	15,900	—	111,000
	2012	15,000	107,900	5,200	—	128,100
William M. Holt[1]	2014	13,000	65,700	—	—	78,700

[1]	Mr. Holt was not a listed officer in 2013 or 2012.

55

EXECUTIVE COMPENSATION  ■  Grants of Plan-Based Awards in Fiscal Year 2014

Grants of Plan-Based Awards in Fiscal Year 2014

The following table presents equity awards granted under the 2006 Equity Incentive Plan and awards granted under our annual incentive cash plan and quarterly incentive cash payments in 2014. Under SEC rules, the values reported in the “Grant Date Fair Value of Stock Awards” column reflect the grant date fair value of grants of stock awards determined under accounting standards applied by Intel, as discussed above.

Grants of Plan-Based Awards in Fiscal Year 2014 Table

				Estimated Future Payouts Under Non- Equity Incentive Plans		Estimated Future Payouts Under Equity Incentive Plans[1]			All Other Stock Awards: Number of Shares of	Grant Date Fair Value
Name	Grant Date	Approval Date	Award Type	Target ($)[2]	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	of Stock Awards ($)[3]
Brian M. Krzanich	01/23/14	01/21/14	OSU			—	128,430	256,860		4,209,900
	01/23/14	01/21/14	RSU						103,690	2,448,800
	01/23/14	01/21/14	Annual Cash	2,392,200	10,000,000
	01/23/14	01/21/14	Quarterly Cash	133,000
Renée J. James	01/23/14	01/21/14	OSU			—	109,170	218,340		3,578,600
	01/23/14	01/21/14	RSU						88,140	2,081,600
	01/23/14	01/21/14	Annual Cash	2,033,300	10,000,000
	01/23/14	01/21/14	Quarterly Cash	113,000
Andy D. Bryant	01/23/14	01/21/14	OSU			—	83,870	167,740		2,749,300
	01/23/14	01/21/14	RSU						74,660	1,763,200
	01/23/14	01/21/14	Annual Cash	1,452,000	10,000,000
	01/23/14	01/21/14	Quarterly Cash	94,200
Stacy J. Smith	01/23/14	01/21/14	OSU			—	80,650	161,300		2,643,700
	01/23/14	01/21/14	RSU						71,780	1,695,200
	01/23/14	01/21/14	Annual Cash	1,293,000	10,000,000
	01/23/14	01/21/14	Quarterly Cash	81,600
William M. Holt	01/23/14	01/21/14	OSU			—	80,650	161,300		2,643,700
	01/23/14	01/21/14	RSU						71,780	1.695,200
	01/23/14	01/21/14	Annual Cash	1,050,000	10,000,000
	01/23/14	01/21/14	Quarterly Cash	73,300

[1]

The “Estimated Future Payouts Under Equity Incentive Plans” columns represent the minimum, target, and maximum number of OSUs that upon converting to shares could be received by each listed officer, excluding dividend equivalents.

[2]

Amounts reported as “Target” in the “Annual Cash” rows are the listed officer’s annual incentive cash target, and the amounts reported as “Target” in the “Quarterly Cash” rows are the listed officer’s 2014 quarterly incentive payment.

[3]

The grant date fair value (computed in accordance with FASB ASC Topic 718) is generally the amount that Intel would expense in its financial statements over the award’s service period, but does not include a reduction for forfeitures.

OSU Awards. OSUs granted to the listed officers in 2014 have a three-year performance period from the grant date, and a 37-month vesting schedule, meaning that the performance metrics are measured over the first 36 months, and the corresponding number of shares will vest in the 37th month. The number of shares of Intel common stock to be received at vesting will range from 0% to 200% of the target amount, based on the TSR of Intel common stock measured against the median TSR of the technology peer group over a three-year period. For OSUs granted to listed officers in 2014, the percentage rates at which OSUs convert into shares are as follows: if Intel’s TSR is within 1% of the peer group’s TSR, OSUs convert into shares at target; if Intel under-performs the technology peer group, the percentage at which the OSUs convert into shares will be reduced from 100% at a rate of 2-to-1 (a 2-percentage-point reduction in units for each percentage point of under-performance), but if Intel’s TSR is more than 25 percentage points below the median TSR of the technology peer group, no shares will be issued and the OSUs will be forfeited; if Intel outperforms the technology peer group, the percentage at which the OSUs convert into shares will be increased from 100%, at a rate of 4-to-1 (a 4-percentage-point increase in units for each percentage point of over-performance), with a maximum percentage of 200%. TSR is a measure of stock price appreciation plus any dividends paid during the performance period. Dividend equivalents are based on dividends that are payable over the vesting period only on the number of shares of Intel common stock earned, and they will be paid in the form of additional shares of Intel common stock.

RSU Awards. RSUs granted to the listed officers in 2014 will vest in substantially equal quarterly increments over three years from the grant date.

56	2015 PROXY STATEMENT

EXECUTIVE COMPENSATION  ■  2014 Operational Goals

2014 Operational Goals

Annual Cash. Annual incentive cash payments are made under the annual incentive cash plan. The Compensation Committee sets the incentive cash target amount under the annual incentive cash plan as part of the annual performance review and compensation adjustment cycle. This incentive cash target amount is then multiplied by the annual incentive cash percentage calculated after the end of the year based on a weighted average of three corporate performance components. This plan mirrors the broad-based plan for employees, with the added feature of an individual performance adjustment. The following diagram details the weighting of the three corporate performance components.

Each corporate performance component is targeted around a score of 100%, with a minimum score of zero. The committee may adjust Intel’s net income based on qualifying criteria selected by the committee at its sole discretion, as described in the plan. The methodology used to calculate Intel’s net income or adjusted net income (non-GAAP) for both absolute and relative financial performance is the same. Additional details on each component are provided below.

■

Absolute Financial Component. The committee uses this component to reward executive officers for sustained performance. To determine absolute financial performance, Intel’s current-year net income or adjusted net income was divided by Intel’s prior year net income. The weighting of the Absolute Financial Component now represents 25% of the formula. In 2014, Intel’s net income was 21.7% higher than the prior year. This was up from the 2013 result, when net income was 19% lower than the trailing three-year average.

■

Relative Financial Component. Through this component, the committee rewards executive officers for how well Intel performs compared with a broader market. To calculate Intel’s performance relative to the market comparator group, the sum of one plus the total annual net income percentage growth or adjusted total net income percentage growth for the technology peer group (excluding Intel). The weighting of the Relative Financial Component now represents 25% of the formula. In 2014, the scoring for the relative component was 124.2% for Intel’s performance relative to the market’s performance, an increase compared with the 2013 relative score of 73.8%.

■

Operational Performance Component. Each year, the Compensation Committee approves operational goals and their respective success criteria for measuring operational performance. The operational goals selected by the committee are also used in the broad-based employee annual incentive cash plan and are prepared each year as part of the annual planning process for the company. Previously, we used a single company-wide set of operational performance goals for all employees. To drive focus and accountability at the business unit level, the committee approved the use of business-unit-specific operational performance goals for 2014. Each business unit scorecard consists of three to four key goals. Employees in corporate level and administrative groups, including each of our listed officers other than Mr. Holt, are paid based on the corporate average, subject to a corporate level “kicker” of 5%. Mr. Holt is paid using the results for the Technology and Manufacturing Group, which he heads. These operational goals are derived from a process for tracking and evaluating performance; however, some goals have non-quantitative measures that require some degree of subjective evaluation. The goals and success measures are defined within the first 90 days of the performance period.

57

EXECUTIVE COMPENSATION  ■  2014 Operational Goals

The operational goals typically link to performance in several key areas, including financial performance, product development and launch roadmaps, manufacturing, cost and productivity improvements, and corporate responsibility and environmental sustainability. For 2014, the committee approved a significant reduction in the number of goals compared to 2013, to improve focus on key objectives. Specific business unit operational goals are shown in the table below, along with each unit’s operational score.

2014 Operational Goal Categories

Operational Goals	Highlights	Operational Score
PC Client Group		
• PC client billing volume • Deliver compelling experiences (WiDi, 3D camera, voice, etc.) • Innovate for future leadership: Broadwell-Y schedule • Innovate for future leadership: Skylake desktop schedule	• Exceeded unit volume shipment goal • Original equipment manufacturers booted Alpha Skylake digital transmission systems	127%
Data Center Group		
• Drive financial growth in the data center • Establish Intel as the driving force for big data • Win high-performance computing architecture with Intel® Xeon Phi™	• Grew revenue 18% year over year vs. 13% stretch goal • Aligned Cloudera roadmap delivering 2X+ year over year node growth • Exceeded win rate goal, exceeded plan volume	135%
Mobile and Communications Group		
• Tablet billing volume • Iconic tablet designs • Ship Intel® XMM™ 7260 modem (advanced LTE* capabilities)	• Exceeded tablet volume goal • Iconic shipped • 7260 LTE design wins ramping	127%
New Devices Group		
• Launch products shown at CES • Develop SOC roadmap that supports wearables roadmap • New Devices Group multi-year business plan	• MICA* SMS Audio*, Basis Peak™ all shipped • Plan reviewed and approved	119%
Internet of Things Group (IOTG)		
• Build a roadmap for derivatives of Intel® Quark™ technology • Grow IOTG revenue • Grow Wind River revenue	• First $2B year for IOTG; 19% year over year growth	119%
Platform Engineering Group		
• Client development: Broadwell-Y schedule • Comms development: SoFIA schedule • Server development: Haswell server schedule • Mobile development: Anniedale (Moorefield) schedule	• Hit stretch goal PRQ timing on Haswell server and Anniedale	110%
Intel Security Group		
• McAfee integration, collaboration, and efficiency • Continue to gain ubiquity in McAfee active footprint • Secure enclaves execution	• Exceeded goal for number of new sockets	119%
Software and Services Group		
• Deliver optimized Android* on Intel® architecture (IA) platforms • Optimize and differentiate Windows* on IA • Deliver Chrome* on leading IA platforms	• Delivered Android and Windows via Converged Tree, 64 Bit, code name Houdini project, Apps, PerC SDK; Delivered Chrome, optimized for Bay Trail and two differentiated items	127%
Sales and Marketing Group		
• PC client billing volume • 40 million unit tablet billing volume • Server billing volume	• Achieved PC and tablet billing stretch target volumes • Server volume slightly below goal, but revenue exceeded target	135%
Technology and Manufacturing Group		
• Broadwell supply • Haswell unit cost • P1274 schedule	• Met or beat Haswell Q1–Q4 goals	102%

58	2015 PROXY STATEMENT

EXECUTIVE COMPENSATION  ■  Stock Option Exercises and Stock Vested in Fiscal Year 2014

The scoring for operational goals ranges from 0% to 125%; as noted above, specific success measures for each goal are determined within the first 90 days of the performance period. The operational goals are intended to be meaningful measures of performance for the coming year based on the data, projections, and analyses that Intel uses in its planning processes. The scores for the year, representing Intel’s achievement of the year’s operational goals, are calculated by senior management following the end of the performance period and are reviewed and approved by the Compensation Committee. Corporate kickers results are added to the operational scores and can result in scores above 125%.

Over the past five years, operational goals have scored between 90.1% and 103.1%, with an average result of 96.8%. The corporate average score on operational goals in 2014 was 122%, an increase compared with 90.1% in 2013.

Quarterly Incentive Cash Payments. Quarterly cash awards are made under a broad-based plan based on Intel’s profitability. Listed officers and other eligible employees receive a payment expressed as days of compensation based on 5% of net income divided by the current value of a worldwide day of compensation. We pay up to an additional two days of compensation for each performance year if Intel achieves its customer satisfaction goals. Because benefits are determined under a formula and the Compensation Committee does not set a target amount under the plan, under SEC rules the target amounts reported in the table above are the amounts earned in 2014.

Stock Option Exercises and Stock Vested in Fiscal Year 2014

The following table provides information on stock option exercises and vesting of RSUs and OSUs during fiscal year 2014.

	OPTION AWARDS			STOCK AWARDS
Name	Grant Type	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Total Value Realized on Exercise and Vesting ($)
Brian M. Krzanich	Option	—	—	—	—	—
	RSU	—	—	154,455	4,427,400	4,247,400
	OSU	—	—	52,482	1,293,400	1,293,400
Total				206,937	5,540,800	5,540,800
Renée J. James	Option	385,852	2,961,800	—	—	2,961,800
	RSU	—	—	146,534	4,005,700	4,005,700
	OSU	—	—	52,482	1,293,400	1,293,400
Total		385,852	2,961,800	199,016	5,299,100	8,260,900
Andy D. Bryant	Option	172,020	2,268,900	—	—	2,268,900
	RSU	—	—	61,669	1,843,100	1,843,100
	OSU	—	—	68,631	1,691,400	1,691,400
Total		172,020	2,268,900	130,300	3,534,500	5,803,400
Stacy J. Smith	Option	614,432	8,110,000	—	—	8,110,000
	RSU	—	—	142,089	3,848,800	3,848,800
	OSU	—	—	68,631	1,691,400	1,691,400
Total		614,432	8,110,000	210,720	5,540,200	13,650,200
William M. Holt	Option	472,774	4,496,500	—	—	4,496,500
	RSU	—	—	98,788	2,730,500	2,730,500
	OSU	—	—	52,482	1,293,400	1,293,400
Total		472,774	4,496,500	151,270	4,023,900	8,520,400

2011–2014 OSU Payout. In 2014, the three-year performance period ended for OSUs granted in 2011, and the committee certified the performance results. Payout was below target due to Intel’s total stockholder return (TSR) over the performance period. Intel’s TSR was 30.9%, below the 2011 Proxy Statement’s 15 technology peer group companies’ TSR of 40.0% by 9.1 percentage points. The 2011 OSUs paid out at 100% minus 2.5 percentage points for every percentage point that Intel’s TSR was below the peer group TSR. Therefore, the OSUs were converted into earned units equal to 77.3% of target and, together with dividend equivalents accrued on the shares that were earned over the 37-month vesting period, were settled at 85.9% of target and are included in the table above.

59

EXECUTIVE COMPENSATION  ■  Outstanding Equity Awards at Fiscal Year-End 2014

Outstanding Equity Awards at Fiscal Year-End 2014

The following table provides information regarding outstanding equity awards held by the listed officers as of December 27, 2014. Unless otherwise specified, options vest at a rate of 25% per year on each of the first four anniversaries of the grant date and RSUs vest quarterly over the first three years from the grant date. Market value for stock options is calculated by taking the difference between the closing price of Intel common stock on NASDAQ on the last trading day of the fiscal year ($37.55 on December 26, 2014) and the option exercise price, and multiplying it by the number of outstanding stock options. Market value for stock awards (OSUs and RSUs) is determined by multiplying the number of shares by the closing price of Intel common stock on NASDAQ on the last trading day of the fiscal year.

	STOCK OPTION AWARDS							STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Market Value of Unexercised Options ($)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested[1] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Brian M. Krzanich	1/17/2008	41,250	—		19.63	1/17/2018	739,200	1/22/2010	9,250	(3)	347,300	—	—
	1/23/2009	41,250	—		12.99	1/23/2019	1,013,100	1/24/2012	298,560	(4)	11,210,900	56,680	2,128,300
	4/16/2009	41,640	—		15.67	4/16/2016	911,100	1/24/2012	4,199		157,700	—	—
	10/30/2009	259,907	—		19.04	10/30/2016	4,810,900	1/24/2013	26,717		1,003,200	85,160	3,197,800
	1/22/2010	90,310	—		20.30	1/22/2017	1,557,800	5/16/2013	12,416		466,200	33,050	1,241,000
	1/22/2010	—	65,000	(2)	20.30	1/22/2020	1,121,300	1/23/2014	77,768		2,920,200	128,430	4,822,500
	1/24/2011	118,785	39,595		21.09	1/24/2018	2,606,900
	1/24/2012	101,580	101,580		26.80	1/24/2019	2,184,000
	1/24/2013	80,645	241,935		21.06	1/24/2020	5,319,300
	5/16/2013	33,587	100,763		24.17	5/16/2020	1,797,600
Total		808,954	548,873				22,061,200		428,910		16,105,500	303,320	11,389,600
Renée J. James	1/22/2010		65,000	(2)	20.30	1/22/2020	1,121,300	1/22/2010	9,250	(3)	347,300	—	—
	1/24/2011		39,595		21.09	1/24/2018	651,700	1/24/2012	298,560	{4)	11,210,900	56,680	2,128,300
	1/24/2012		101,580		26.80	1/24/2019	1,092,000	1/24/2012	4,199		157,700	—	—
	1/24/2013		241,935		21.06	1/24/2020	3,989,500	1/24/2013	26,717		1,003,200	85,160	3,197,800
	5/16/2013		51,638		24.17	5/16/2020	690,900	5/16/2013	6,366		239,000	16,940	636,100
								1/23/2014	66,106		2,482,300	109,170	4,099,300
Total			499,748				7,545,400		411,198		15,440,400	267,950	10,061,500
Andy D. Bryant	1/24/2011	155,332	51,778		21.09	1/24/2018	3,409,000	1/24/2012	4,199		157,700	56,680	2,128,300
	1/24/2012	101,580	101,580		26.80	1/24/2019	2,184,000	1/24/2013	26,717		1,003,200	85,160	3,197,800
	1/24/2013	80,645	241,935		21.06	1/24/2020	5,319,300	1/23/2014	55,996		2,102,600	83,870	3,149,300
Total		337,557	395,293				10,912,300		86,912		3,263,500	225,710	8,475,400
Stacy J. Smith	1/22/2010		45,000	(2)	20.30	1/22/2020	776,300	1/22/2010	6,500	(3)	244,100	—	—
	1/24/2011		51,778		21.09	1/24/2018	852,300	1/24/2012	298,560	(4)	11,210,900	56,680	2,128,300
	1/24/2012		101,580		26.80	1/24/2019	1,092,000	1/24/2012	4,199		157,700	—	—
	1/24/2013		241,935		21.06	1/24/2020	3,989,500	1/24/2013	26,717		1,003,200	85,160	3,197,800
								1/23/2014	53,836		2,021,500	80,650	3,028,400
Total			440,293				6,710,100		389,812		14,637,400	222,490	8,354,500
William M. Holt	1/22/2010		65,000	(2)	$20.30	1/22/2020	1,121,300	1/22/2010	9,250	(3)	347,300	—	—
	1/24/2011		39,595		$21.09	1/24/2018	651,700	1/24/2012	149,280	(4)	5,605,500	43,070	1,617,300
	1/24/2012	30,880	77,200		$26.80	1/24/2019	1,161,900	1/24/2012	3,191		119,800	—	—
	1/24/2013		201,615		$21.06	1/24/2020	3,324,600	1/24/2013	22,263		836,000	70,970	2,664,900
								1/23/2014	53,836		2,021,500	80,650	3,028,400
Total		30,880	383,410				6,259,500		237,820		8,930,100	194,690	7,310,600

[1]

OSUs are shown at their target amount. The actual conversion of OSUs into Intel shares following the conclusion of the vesting period (37 months following the grant date) will range from 50% to 200% of that target amount for 2012 and 2013 OSUs and from 0% to 200% of that target amount for 2014 OSUs. The actual conversion will depend upon Intel’s TSR performance versus the TSR benchmark over the applicable three-year performance period and will include the shares from dividend equivalents that are received on the final shares earned and vested. The dividend equivalents will pay out in the form of additional shares.

[2]	Stock options become exercisable on the fifth anniversary of the grant date.

[3]	RSUs vest in full on the fifth anniversary of the grant date.

[4]	Retention RSUs have a four-year vesting schedule (20% in year two, 40% in year three, 40% in year four).

60	2015 PROXY STATEMENT

EXECUTIVE COMPENSATION  ■  Pension Benefits for Fiscal Year 2014

Pension Benefits for Fiscal Year 2014

The following table shows the estimated present value of accumulated pension benefits for the listed officers.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit[1] ($)
Brian M. Krzanich	Pension Plan	n/a	105,000
Renée J. James	Pension Plan	n/a	319,000
Andy D. Bryant	Pension Plan	n/a	2,097,000
Stacy J. Smith	Pension Plan	n/a	790,000
William M. Holt	Pension Plan	n/a	1,883,000

[1]

Until distribution, these benefits are also reflected in the listed officer’s balance reported in the Non-Qualified Deferred Compensation table. The amounts of these tax-qualified pension plan arrangements are not tied to years of credited service. Upon termination, the amount that the listed officer receives under the non-qualified deferred compensation plan will be reduced by the amount received under the tax-qualified pension plan arrangement.

The U.S. Intel Minimum Pension Plan is a defined benefit plan with two components. The first component provides participants with retirement income that is determined by a pension formula based on final average compensation, Social Security-covered compensation, and length of service upon separation not to exceed 35 years. It provides pension benefits only if the annuitized value of a participant’s account balance in Intel’s tax-qualified retirement contribution plan is less than the pension plan benefit, in which case the pension plan funds a net benefit that makes up the difference. As of December 27, 2014, none of the amounts included in the table above were associated with this component. Effective January 1, 2015, compensation earned and service accruals were frozen as of December 31, 2014 in the U.S. Intel Minimum Pension Plan for all employees at or above a specific grade level, including all listed officers.

The second component is a tax-qualified pension plan arrangement under which pension benefits offset amounts that otherwise would be paid under the non-qualified deferred compensation plan described below. Employees who were participants in the non-qualified deferred compensation plan as of December 31, 2003 were able to consent to a one-time change to the non-qualified deferred compensation plan’s benefit formula. This change reduces the employee’s distribution amount from the non-qualified deferred compensation plan by the lump sum value of the employee’s tax-qualified pension plan arrangement at the time of distribution. Each participant’s pension plan arrangement was established as a fixed single life annuity amount at age 65. The annual amount of this annuity is $11,700 for Mr. Krzanich, $41,200 for Ms. James, $165,000 for Mr. Bryant, $98,500 for Mr. Smith, and $165,000 for Mr. Holt.

Each participant’s benefit was set based on a number of elements, including his or her non-qualified deferred compensation plan balance as of December 31, 2003, IRS pension rules that consider age and other factors, and limits that Intel sets for equitable administration. The benefit under this portion of the plan is frozen, and accordingly, year-to-year differences in the present value of the accumulated benefit arise solely from changes in the interest rate used to calculate present value and the participant’s age becoming closer to age 65. We calculated the present value assuming that the listed officers will remain in service until age 65, using the interest rate and other assumptions used by Intel for financial statement accounting, as reflected in Note 16 to the financial statements in our Annual Report on Form 10-K for the year ended December 27, 2014. A participant can elect to receive his or her benefit at any time following termination of employment, but not later than age 70 1/2. Distributions before age 55 may be subject to a 10% federal penalty tax.

61

EXECUTIVE COMPENSATION  ■  Non-Qualified Deferred Compensation for Fiscal Year 2014

Non-Qualified Deferred Compensation for Fiscal Year 2014

The following table shows the non-qualified deferred compensation activity for each listed officer during fiscal year 2014.

Name	Executive Contributions in Last Fiscal Year[1] ($)	Intel Contributions in Last Fiscal Year[2] ($)	Aggregate Earnings (Losses) in Last Fiscal Year[3] ($)	Aggregate Withdrawals/ Distributions In Last Fiscal Year[4] ($)	Aggregate Balance at Last Fiscal Year-End[5] ($)
Brian M. Krzanich	—	121,300	56,200	—	994,000
Renée J. James	85,000	89,000	82,500	—	1,365,400
Andy D. Bryant	648,600	95,200	1,096,300	—	16,798,100
Stacy J. Smith	—	82,400	259,900	(885,100)	6,537,000
William M. Holt	—	64,400	344,900	—	6,768,800

[1]	Amounts included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for 2014.

[2]

These amounts, which accrued during fiscal year 2014 and were credited to the participants’ accounts in 2015, are included in the Summary Compensation Table in the “All Other Compensation” column for 2014.

[3]	These amounts are not included in the Summary Compensation Table because plan earnings were not preferential or above market.

[4]	Withdrawal and distribution amounts are not included in the Summary Compensation Table because these are payouts of prior years’ earnings and contributions.

[5]

These amounts are as of December 27, 2014 and do not take into account the amounts in the “Intel Contributions in Last Fiscal Year” column in the table above that were accrued during fiscal year 2014 but were credited to the participants’ accounts in 2015. The following amounts are included in the fiscal year-end balance and previously were reported as compensation to the listed officers in the Summary Compensation Table for 2006 through 2013 (except for Mr. Smith, who was not a listed officer in 2006; Mr. Krzanich and Ms. James, who were not listed officers prior to 2012; and Mr. Holt, who was not a listed officer prior to 2014): Mr. Krzanich, $218,800; Ms. James, $312,500; Mr. Bryant, $6,170,000; and Mr. Smith, $4,188,900.

Intel will distribute the balances reported in the Non-Qualified Deferred Compensation table (plus any future contributions or earnings) to the listed officers in the manner that the officers have chosen under the plan’s terms. Each balance reported in the table above includes the offset amount that the employee would receive under the tax-qualified pension plan arrangement; the actual amount distributed under this plan will be reduced by the benefit under the pension plan arrangement. See the Pension Benefits table above for these amounts.

The following table summarizes the total contributions made by the participant and Intel, including gains and losses attributable to such contributions, that were previously reported (or that would have been reported had the participant been a listed officer for all years) in the Summary Compensation Table over the life of the plan. The amounts in the table are as of December 27, 2014 and do not take into account any amounts that were accrued during fiscal year 2014 but were credited to the participants’ accounts in 2015.

Name	Aggregate Executive Deferrals over Life of Plan ($)	Aggregate Intel Contributions over Life of Plan ($)
Brian M. Krzanich	178,000	816,000
Renée J. James	692,700	672,700
Andy D. Bryant	13,480,000	3,318,100
Stacy J. Smith	5,662,200	874,800
William M. Holt	5,717,900	1,050,900

Intel’s non-qualified deferred compensation plan allows certain highly compensated employees, including executive officers, to defer up to 50% of their salary and up to 100% of their annual incentive cash

62	2015 PROXY STATEMENT

EXECUTIVE COMPENSATION  ■  Employment Contracts and Change in Control Arrangements

payment. Gains on equity compensation are not eligible for deferral. Intel’s contributions to the employee’s account represent the portion of Intel’s retirement contribution on eligible compensation (consisting of base salary and annual and quarterly incentive cash payments) earned in excess of the tax code covered compensation limit of $260,000 in 2014. Intel’s contributions are subject to the same vesting provisions as the retirement contribution plan. After two years of service, Intel’s contributions vest in 20% annual increments until the participant is 100% vested after six years of service. Intel’s contributions also vest in full upon death, disability, or reaching the age of 60, regardless of years of service. All the listed officers are fully vested in the value of Intel’s contributions, as they each have more than six years of service.

Employment Contracts and Change in Control Arrangements

All of Intel’s executive officers are employed at will without employment agreements (subject only to the effect of local labor laws), and we do not maintain any payment arrangements that would be triggered by a “change in control” of Intel. From time to time, we have implemented voluntary separation programs to encourage headcount reduction in particular parts of the company, and these programs have offered separation payments to departing employees. However, executive officers generally have not been eligible for any of these programs or other severance payment arrangements, nor do we generally retain executive officers following retirement on a part-time or consultancy basis.

Other Potential Post-Employment Payments

SEC rules require companies to report the amount of benefits that are triggered by termination of employment. These amounts are reported in the following tables under the headings “Accelerated Option Awards” and “Accelerated Stock Awards.” As noted above, we do not maintain arrangements for listed officers that are triggered by a change in control.

The tables below report the value of all forms of compensation that would be available to the listed officers upon the specified events, an amount that is sometimes referred to as the “walk-away” amount. This amount includes the value of vested equity awards that the listed officer is entitled to regardless of whether employment is terminated, and the value of vested deferred compensation and retirement benefits that are also reported in the tables above.

The amounts in the tables below assume that the listed officer left Intel effective December 27, 2014 and are based on the price per share of Intel common stock on the last trading day of the fiscal year ($37.55 on December 26, 2014). Amounts actually received if any of the listed officers cease to be employed will vary based on factors such as the timing during the year of any such event, the company’s stock price, the listed officer’s age, and any changes to our benefit arrangements and policies.

Voluntary Termination/Retirement

Name	Accelerated Option Awards ($)	Accelerated Stock Awards ($)	Previously Vested Option Awards ($)	Deferred Compensation ($)	Pension Plan ($)	Retirement Contribution Plan ($)	401(k) Savings Plan ($)	Medical Benefits[1] ($)	2014 Total ($)
Brian M. Krzanich	2,977,000	13,958,500	13,858,500	1,126,600	247,800	1,004,200	959,100	46,500	34,178,200
Renée J. James	2,757,800	12,284,400	—	1,471,400	368,500	704,000	447,800	37,500	18,071,400
Andy D. Bryant	5,933,700	11,738,900	4,978,600	16,887,100	2,169,000	1,659,800	1,414,900	49,500	44,831,500
Stacy J. Smith	2,728,100	10,213,300	—	6,613,500	826,900	690,400	561,100	39,000	21,672,300
William M. Holt	4,806,200	10,287,900	332,000	6,834,400	1,941,000	1,574,700	1,251,900	63,000	27,091,100

[1]	Sheltered Employee Retirement Medical Account funds can be used to pay premiums under the medical plan of the listed officer’s choice.

63

EXECUTIVE COMPENSATION  ■  Other Potential Post-Employment Payments

Death or Disability

Name	Accelerated Option Awards ($)	Accelerated Stock Awards ($)	Previously Vested Option Awards ($)	Deferred Compensation ($)	Pension Plan ($)	Retirement Contribution Plan ($)	401(k) Savings Plan ($)	Medical Benefits[1] ($)	2014 Total ($)
Brian M. Krzanich	8,202,700	27,495,100	13,858,500	1,126,600	247,800	1,004,200	959,100	46,500	52,940,500
Renée J. James	7,545,400	25,501,900	—	1,471,400	368,500	704,000	447,800	37,500	36,076,500
Andy D. Bryant	5,933,700	11,738,900	4,978,600	16,887,100	2,169,000	1,659,800	1,414,900	49,500	44,831,500
Stacy J. Smith	6,710,100	22,991,900	—	6,613,500	826,900	690,400	561,100	39,000	38,432,900
William M. Holt	5,927,500	16,240,700	332,000	6,834,400	1,941,000	1,574,700	1,251,900	63,000	34,165,200

[1]	Sheltered Employee Retirement Medical Account funds can be used to pay premiums under the medical plan of the listed officer’s choice.

Equity Incentive Plans. Unvested OSUs are cancelled upon termination of employment for any reason other than retirement, death, or disability. OSUs are fully vested upon retirement under the Rule of 75 or reaching the age of 60. OSUs are not settled into shares of Intel stock until after the end of the performance period, even if the holder qualifies for early vesting. RSUs and stock options are subject to retirement vesting under the rule of Age 60 or the Rule of 75, but not both. Upon retirement under the rule of Age 60, the holder receives one additional year of vesting for every five years of service. Upon retirement under the Rule of 75, when the holder’s age and years of service equal at least 75, the holder receives one additional year of vesting. Additional years of vesting means that any RSUs or stock options scheduled to vest within the number of years from the retirement date determined under the rule of Age 60 or Rule of 75 will be vested on the holder’s retirement date. Under the standard grant agreements for stock options granted under our equity incentive plans, the option holder generally has 90 days to exercise stock options that vested on or before the date that employment ends (other than for death, disability, retirement, or discharge for misconduct). The option holder’s estate may exercise vested stock options upon the holder’s death for a period of 365 days, unless the stock options’ expiration date occurs first. Similarly, the option holder may exercise vested stock options upon termination due to disability or retirement for a period of 365 days, unless the options’ expiration date occurs first. Upon disability or death, all unvested OSUs, RSUs, and stock options become 100% vested.

Non-Qualified Deferred Compensation Plan and Pension Plan. Each listed officer is fully vested in the non-qualified deferred compensation plan discussed above. If a listed officer ended employment with Intel on December 27, 2014 for any reason, the account balances set forth in the Non-Qualified Deferred Compensation table would continue to be adjusted for earnings and losses in the investment choices selected by the officer until paid, pursuant to the distribution election made by the officer. As discussed above, the actual amount payable under the non-qualified deferred compensation plan would be reduced to reflect the offset amount payable under the tax-qualified pension plan arrangement. The benefit amounts set forth in the Pension Benefits table would continue to be adjusted based on actuarial assumptions until paid to the officer. Beginning on January 1, 2015, future benefit accruals were frozen in the U.S. Intel Minimum Pension Plan for all employees at or above a specific grade level, including all listed officers.

Retirement Contribution Plan. After two years of service, Intel’s contributions vest in 20% annual increments until the participant is 100% vested after six years. Intel’s contributions vest in full upon death, disability, or reaching the age of 60, regardless of years of service. All listed officers are fully vested in the value of Intel’s contributions, as they each have more than six years of service. Eligible U.S. Intel retirees (including executive officers) receive a prorated contribution for the year in which they retire. The contribution is calculated based on eligible earnings in the year of retirement. Starting in 2016, employees impacted by the freeze of future benefit accruals in the pension plan will receive discretionary employer contributions in the Intel 401(k) savings plan, instead of the retirement contribution plan.

401(k) Savings Plan. Intel does not match the participant’s contributions to his or her 401(k) savings plan; however, starting in 2016 discretionary employer contributions for all employees above a certain grade level, including all listed officers, will be contributed in the 401(k) savings plan instead of the retirement contribution plan. Each participant is always fully vested in the value of his or her contributions under the plan. All currently listed officers will be fully vested in future employer contributions to the 401(k) savings plan, as they have more than six years of service.

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PROPOSAL 4:

Approval of Amendment and Extension of the 2006 Equity Incentive Plan

The Board of Directors is requesting that stockholders vote in favor of amending and extending the 2006 Equity Incentive Plan (2006 EIP) for an additional two years; the 2006 EIP will otherwise terminate in 2016. Since the 2006 EIP was first adopted in 2006, it has been our stated policy and practice to present it to stockholders for re-approval at least every two years. The purpose of this practice is to allow stockholders to regularly and frequently review the detail of our use of equity compensation and to vote upon the continued use of the 2006 EIP. If this proposal is approved, the term of the 2006 EIP will extend to 2018.

Intel has a long-standing practice of granting equity awards to its executives and directors as well as more broadly among its employees. The 2006 EIP authorizes the company to grant four types of equity awards—stock options, stock appreciation rights, restricted stock and restricted stock units. In practice, we have used the 2006 EIP to grant time-based restricted stock units (RSUs), performance-based restricted stock units which we call “outperformance stock units,” or “OSUs,” and stock options. The 2006 EIP is the sole active plan for granting equity awards to eligible employees and non-employee directors. The Board believes that our 2006 EIP is in the best interest of stockholders and Intel, as equity awards granted under the plan help to attract, motivate, and retain talented employees and non-employee directors; align employee and stockholder interests; link employee compensation to company performance; and maintain a culture based on employee stock ownership.

Please note that the following summary of major features of the 2006 EIP is qualified in its entirety by reference to the actual text of the 2006 EIP, set forth as Exhibit A.

We are requesting that stockholders approve the 2006 EIP to include the following proposed changes:

Extension of the Expiration Date of the 2006 Equity Incentive Plan to June 30, 2018. The 2006 EIP is currently scheduled to expire on June 30, 2016, and we are requesting an extension of the expiration of the plan to June 30, 2018. This extension is consistent with our biennial renewal cycle. We believe that this cycle provides our stockholders with the ability to evaluate and vote on the continuation of our plan on a frequent basis while maintaining flexibility for Intel to update its equity program and ensure a market-competitive design. Stockholder approval of the amendment and extension of the 2006 EIP also will constitute re-approval of the material terms of the 2006 EIP for purposes of the approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (tax code).

Addition of 34 Million Shares to Fund the 2006 Equity Incentive Plan for an Additional Two Years. The board requests the addition of 34 million shares to the 2006 EIP. These 34 million shares represent 0.7% of our outstanding shares of common stock as of December 27, 2014. In 2014, we granted equity covering 57.8 million shares.

Eliminate the minimum vesting period for future grants of Restricted Stock Units and Restricted Stock. Under the existing terms of the 2006 EIP, time-based RSUs and restricted stock may not vest in less than pro rata installments over three years. The equity plans of some of the companies with which we compete for talent do not limit their RSU program designs to the same vesting restriction. Our time-based RSUs vest over three- or four- year schedules, with vesting acceleration if an employee is retiring. We have no plans to change those designs; however, there may be circumstances in the future where it would be useful to use different vesting terms to retain talent and to compete for new-hire talent. We believe it will be useful to align the terms of the 2006 EIP to offer as much flexibility as is now available at other companies. The minimum vesting periods for stock options, OSUs and performance-based restricted stock are not changed.

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PROPOSAL 4:  ■  Approval of Amendment and Extension of the 2006 Equity Incentive Plan

Eliminate sublimit on the number of shares that may be granted in the form of Restricted Stock Units and Restricted Stock. The 2006 EIP currently sets separate limits on the number of shares that can be used for stock options and on the number of shares that can be used for time-based and performance-based RSUs and restricted stock. In 2014, we discontinued our practice of granting stock options to our senior executives and in 2015 we have not granted stock options to any employees. Our decision to stop granting stock options is not expected to result in an increase of share usage, but rather a decrease. For example, in 2013, the number of shares subject to equity awards was 73.5 million. In 2014, the proportion of equity awards granted in the form of stock options was significantly reduced, while the proportion of RSUs increased, and the number of shares subject to equity awards decreased to 57.8 million. In light of this, the Board is proposing an amendment to the 2006 EIP to remove the separate limitation on the number of shares that may be granted under the plan in the form of either stock options or RSUs and restricted stock.

For more information, see the 2006 EIP, set forth as Exhibit A.

The following table summarizes the number of shares authorized to be issued after December 27, 2014 under our 2006 EIP, as proposed to be amended.

Equity Plan Share Reservation

Millions
Unadjusted shares available for new grants under the 2006 EIP as of December 27, 2014 (assuming the target number of shares will be issued for outstanding OSUs)	258.4
Share adjustment due to future potential performance grant payouts through June 2018 (maximum potential OSU payout)	(3.7)
Adjusted shares available for new grants as of December 27, 2014 (assuming the maximum number of shares will be issued for outstanding OSUs)	254.7
Shares subject to outstanding awards under the 2006 EIP as of December 27, 2014	195.3
Total number of shares available for issuance after December 27, 2014 (pursuant to outstanding awards and potential new grants)	450.0
Additional shares requested under this amendment	34.0
Total authorization of shares after December 27, 2014 (if amendment is approved)	484.0

BACKGROUND ON EQUITY COMPENSATION AT INTEL

Intel granted equity awards to more than 87% of our employees in 2014 and generally grants equity awards to more than 80% of employees in any one year. While we grant equity awards on a pre-established quarterly schedule, we grant most of our awards in the second quarter of each year as part of our company-wide employee performance evaluation. In 2014, we granted equity awards covering 57.8 million shares under the 2006 EIP, of which awards for 0.9 million shares, or 1.5%, were granted to our listed officers; 0.05 million shares, or 0.1%, were granted to Intel’s non-employee directors; and awards covering the remaining 56.8 million shares, or 98.4%, were granted to Intel’s broad-based employee population. The Compensation Committee generally limits grants to our listed officers to no more than 5% of the total equity awards granted in any one year. Over the past three fiscal years, on average 3.7% of all equity awards were granted to our listed officers.

Since 2006, many of our non-exempt employees through our mid-level exempt employees received equity awards exclusively in the form of RSUs, while more senior-level employees received stock options and RSUs. In 2009, senior-level employees began receiving OSUs (which are variable performance-based restricted stock units). Beginning in 2015, we stopped our practice of granting stock options and we moved to granting equity awards exclusively in the form of RSUs and OSUs. RSUs were granted primarily for the broad-based equity award program and a mix of RSUs and OSUs were granted to senior-level employees and non-employee directors. We believe RSUs and OSUs are an effective means to align the interests of employees and stockholders, and OSUs have a performance-based feature that measures the company’s

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PROPOSAL 4:  ■  Approval of Amendment and Extension of the 2006 Equity Incentive Plan

total stockholder return (TSR) relative to the average TSR of a comparison group of companies. For more information on our OSU program, see “Executive Compensation; Grants of Plan-Based Awards in Fiscal Year 2014.” The number of shares issued under awards may be lower or, in the case of OSUs, higher than the nominal number of shares stated in the awards, but in no case may the limits set forth in the 2006 EIP be exceeded. In 2015, we discontinued our program to grant stock options; however, we maintain the flexibility of the original 2006 Plan design that also allows for grants of stock options, stock appreciation rights (SARs), and restricted stock.

DILUTION, BURN RATE, AND OVERHANG

Intel’s long-term goal is to limit the average annual dilution from our equity programs to less than 2%. Dilution is total number of shares subject to equity awards granted less cancellations, divided by total shares of common stock outstanding at the end of the year. As noted above, the potential dilution from the 34 million share increase requested to be approved by stockholders is 0.7%, based on the total common shares outstanding as of December 27, 2014. Over the past three fiscal years, annual dilution averaged 0.9% (0.8% in 2014). We manage our long-term dilution goal by limiting the number of shares subject to equity awards that we grant annually, commonly referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations. Over the last three fiscal years, our annual burn rate has averaged 1.3% (1.2% in 2014).

An additional metric that we use to measure the cumulative impact of our equity program is overhang (number of shares subject to equity awards outstanding, plus number of shares available to be granted, divided by total shares of common stock outstanding at the end of the year). Over the past three fiscal years, our overhang has averaged 10.8% (9.6% in 2014). If the amendment and extension of the 2006 EIP is approved, our overhang would be 10.3%.

EQUITY COMPENSATION PLAN KEY METRICS FOR THE PAST THREE FISCAL YEARS

	2014 (%)	2013 (%)	2012 (%)	Average (%)
Percentage of Equity-Based Awards Granted to Listed Officers	1.5	4.2	5.5	3.7
Dilution	0.8	1.3	0.7	0.9
Burn Rate	1.2	1.5	1.3	1.3
Overhang	9.6	11.5	11.3	10.8

EQUITY COMPENSATION PLAN INFORMATION

Information as of December 27, 2014 regarding equity compensation plans approved and not approved by stockholders is summarized in the following table (shares in millions).

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options and Rights	(B) Weighted Average Exercise Price of Outstanding Options ($)[1]	(C) Number of Shares Remaining Available for Future Issuance Under Equity Incentive Plans (Excluding Shares Reflected in Column A)
Equity Incentive Plans Approved by Stockholders	199.0(2)	21.4	451.8(3)
Equity Incentive Plans Not Approved by Stockholders	1.4(4)	15.7	—
Total	200.4	21.3	451.8

[1]	The weighted average exercise price does not take into account the shares issuable upon outstanding RSUs and OSUs vesting, which have no exercise price.

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PROPOSAL 4:  ■  Approval of Amendment and Extension of the 2006 Equity Incentive Plan

[2]

Includes 123.1 million shares granted under the 2006 EIP that are issuable upon RSUs and OSUs vesting, including a maximum of 7.5 million shares that could be issued at the end of the requisite period for outstanding OSUs. The remaining balance consists of outstanding stock option grants.

[3]

Includes 197.1 million shares authorized for issuance under the 2006 Stock Purchase Plan and 254.7 million shares authorized under the 2006 EIP, assuming shares will be issued at the maximum vesting amount for outstanding OSUs. If it is assumed that shares will be issued at the target vesting amount for outstanding OSUs, an additional 3.7 million shares would be included in the shares available for future issuance under the 2006 EIP, for a total of 258.4 million shares, which is the amount that we used in our stock plan analysis discussed earlier in this proposal. This number also reflects a difference from the number of RSUs reported in Note 18 to the financial statements in our Annual Report on Form 10-K for the year ended December 27, 2014.

[4]	Shares issuable under outstanding options that were originally granted under plans that we assumed in connection with acquisitions.

KEY TERMS OF THE 2006 EQUITY INCENTIVE PLAN

The following is a summary of the key provisions of the 2006 EIP, as it would be amended and restated if approved by stockholders in accordance with this proposal. Some of these provisions are described in greater detail below, and the summary and descriptions are qualified by reference to the terms of the 2006 EIP, which is set forth as Exhibit A to this proxy statement.

Plan Term:	May 17, 2006 to June 30, 2018

Eligible Participants:	All of our full-time and part-time employees, where legally eligible to participate, and our non-employee directors.

Shares Authorized:

484.0 million shares may be issued following December 27, 2014 (if amendment is approved), pursuant to either new grants after that date or awards outstanding as of that date, subject to adjustment only to reflect stock splits and similar changes in Intel’s capitalization.

Award Types (available to all eligible participants, including non- employee directors):	(1) RSUs (2) Restricted stock (3) Stock Options (4) SARs

162(m) Share Limits:	The 2006 EIP limits the number of shares subject to awards granted to an individual participant in any calendar year to:

(1) No more than 3 million shares subject to stock options or SARs to an individual participant during any calendar year.

(2) No more than 2 million shares subject to restricted stock or RSU grants to an individual participant during any calendar year.

These limits are subject to adjustment to reflect stock splits and similar changes in Intel’s capitalization and are greater than the number of stock options or RSUs that we have granted to any individual in the past.

Other Share Limitations:	No more than 100,000 shares may be subject to awards granted to a non-employee director in any fiscal year.

Vesting:

No stock option may be exercised less than one year from the grant date (except upon the death or disability, or retirement of the participant). For RSUs and restricted stock, no vesting condition that is based on performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one year.

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PROPOSAL 4:  ■  Approval of Amendment and Extension of the 2006 Equity Incentive Plan

NON-EMPLOYEE DIRECTOR AWARDS

Each year, each non-employee director may be granted awards for a number of shares established by the Board, but the number of shares subject to such awards may not exceed 100,000 shares each fiscal year. This limit is subject to adjustment to reflect stock splits and similar changes in Intel’s capitalization. Subject to limits in the plan terms, the Board has the discretion to determine the form and terms of awards to non-employee directors. Our current practice is to grant each non-employee director a mix of RSUs and OSUs each January with target value of approximately $220,000.

VESTING OF RESTRICTED STOCK AND RSUS

The Compensation Committee (or, for non-employee director awards, the Board) may make the grant, issuance, retention, or vesting of restricted stock and RSUs contingent upon continued employment with Intel, the passage of time, or such performance criteria and the level of achievement against such criteria as it deems appropriate.

VESTING AND EXERCISE OF STOCK OPTIONS AND SARS

The exercise price of stock options granted under the 2006 EIP may not be less than the market value (the average of the high and low market price) of our common stock on the grant date. The stock option term may not be longer than seven years in the case of stock options vesting in full in less than five years, and may not be longer than 10 years in the case of stock options vesting in full in five or more years. The Compensation Committee (or, for non-employee director awards, the Board) will determine when each stock option becomes exercisable, including the establishment of performance-vesting criteria, if any, provided that no stock option may be exercised less than one year from the grant date (except upon the death, disability, or retirement of the participant). Similar terms and limitations apply to SARs under the 2006 EIP.

DIVIDENDS

Unless otherwise provided by the Compensation Committee, no adjustment shall be made in shares issuable under awards due to cash dividends that may be paid or other rights that may be issued to the holders of shares prior to their issuance under any award. The committee will specify whether dividends or dividend equivalent amounts are to be paid to any participant with respect to the shares, subject to any awards that have not vested or been issued, or that are subject to any restrictions or conditions on the record date for dividends.

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PROPOSAL 4:  ■  Approval of Amendment and Extension of the 2006 Equity Incentive Plan

ELIGIBILITY UNDER SECTION 162(M) OF THE TAX CODE

Awards may, but need not, include performance criteria that are intended to satisfy Section 162(m) of the tax code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m) of the tax code, the performance criteria will be based on stock price appreciation (in the case of stock options or SARs) or on one or more of the following factors (in the case of RSUs and restricted stock), each of which may be adjusted as provided in the 2006 EIP:

■	cash flow

■	earnings per share

■	earnings before interest, taxes, and amortization

■	return on equity

■	total stockholder return

■	stock price performance

■	return on capital

■	return on assets or net assets

■	revenue

■	income or net income

■	operating income or net operating income
■	operating profit or net operating profit

■	operating margin or profit margin

■	return on operating revenue

■	return on invested capital

■	market segment share

■	product release schedules

■	new product innovation

■	product cost reduction through advanced technology

■	brand recognition/acceptance

■	product ship targets

■	customer satisfaction

These factors may be applied individually, alternatively, or in any combination, either to the company as a whole or to a business unit or subsidiary, individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Compensation Committee in the award.

The number of shares of common stock, stock options, or other benefits granted, issued, retainable, or vested under an award that is intended to satisfy Section 162(m) of the tax code upon satisfaction of performance criteria may be reduced by the committee based on any further considerations that the committee may determine in its sole discretion.

TRANSFERABILITY

Awards granted under the 2006 EIP are transferable only by will or the laws of descent and distribution, or to the extent otherwise determined by the Compensation Committee. The committee has sole discretion to permit the transfer of an award.

ADMINISTRATION

The Compensation Committee, which is made up entirely of independent directors, administers the 2006 EIP. The 2006 EIP grants broad authority to the plan administrator to do all things necessary or desirable, in its sole discretion, in connection with the administration of the 2006 EIP. The committee will select the employees who receive awards; determine the number of shares covered thereby; and, subject to the terms and limitations expressly set forth in the 2006 EIP, establish the terms, conditions, and other provisions of the grants. The committee may interpret the 2006 EIP and establish, amend, and rescind any rules related to the 2006 EIP, and make remedial changes to the terms of an outstanding award to comply with applicable laws, regulations, and listing requirements and to avoid unintended consequences resulting from unexpected events.

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PROPOSAL 4:  ■  Approval of Amendment and Extension of the 2006 Equity Incentive Plan

The committee may delegate to a committee of one or more directors the ability to grant awards and take other actions with respect to participants who are not executive officers, and may delegate administrative or ministerial functions under the 2006 EIP to an officer or officers or one or more agents. The committee has delegated authority to a committee consisting of the CEO (who is also a director) and the Senior Vice President of Human Resources to grant awards to non-executive employees within limits and a budget pre-approved by the committee.

CLAW-BACK PROVISION FOR EXECUTIVE OFFICERS

For any participant who is determined by the Board to be an “executive officer,” if the Compensation Committee determines that the participant engaged in an act of embezzlement, fraud, or breach of fiduciary duty during the participant’s employment that contributed to an obligation to restate Intel’s financial statements, the participant may be required to repay the proceeds resulting from any sale or other disposition of shares issued or issuable upon exercise of a stock option or SAR, or upon vesting of restricted stock or an RSU, if the sale or disposition was effected during the 12-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “option proceeds” means, with respect to any sale or other disposition of shares issued or issuable upon exercise of a stock option or SAR, an amount determined appropriate by the committee to reflect the effect of the restatement on Intel’s stock price, up to the amount equal to the number of shares sold or disposed of, multiplied by the difference between the market value per share of Intel’s common stock at the time of such sale or disposition and the exercise price. The term “restricted stock proceeds” means, with respect to any sale or other disposition of shares issued or issuable upon vesting of restricted stock or an RSU, an amount determined appropriate by the committee to reflect the effect of the restatement on Intel’s stock price, up to the amount equal to the market value per share of Intel’s common stock at the time of such sale or other disposition, multiplied by the number of shares or units sold or disposed of.

OTHER LIMITS AND RESTRICTIONS IN THE 2006 EIP

The 2006 EIP has been designed to include a number of provisions that promote best practices by reinforcing the alignment between equity compensation arrangements for eligible employees and non-employee directors and stockholders’ interests. These provisions include, but are not limited to, the following:

■

No Liberal Share Recycling. Shares used to pay the exercise price or withholding taxes related to an outstanding award, unissued shares resulting from the net settlement of outstanding SARs, and shares purchased by Intel in the open market using the proceeds of option exercises do not become available for issuance as future awards under the 2006 EIP.

■	No Evergreen Provision. The 2006 EIP does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the 2006 EIP can be automatically replenished.

■	No Automatic Grants. The 2006 EIP does not provide for automatic grants to any participant.

■	No Tax Gross-ups. The 2006 EIP does not provide for any tax gross-ups.

■	No Discounted Options or SARs. Stock options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.

■

No Repricing Without Stockholder Approval. Other than in connection with a change in Intel’s capitalization, at any time when the purchase price of a stock option or SAR is above the market value of a share, Intel will not, without stockholder approval, reduce the purchase price of such stock option or SAR and will not exchange such stock option or SAR for a new award with a lower (or no) purchase price or for cash.

■

No Reload Grants. Reload grants, or the granting of stock options conditioned upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option are not permitted.

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PROPOSAL 4:  ■  Approval of Amendment and Extension of the 2006 Equity Incentive Plan

AMENDMENTS REQUIRING STOCKHOLDER APPROVAL

The Board may terminate, amend, or suspend the 2006 EIP, provided that no action is taken by the Board (except those described in “Adjustments” below) without stockholder approval to:

■	increase the number of shares that may be issued under the 2006 EIP;

■	extend the term of the 2006 EIP;

■	change the class of persons eligible to participate in the 2006 EIP;

■	grant stock options at less than the market value;

■	reprice, repurchase, or exchange underwater stock options or SARs; or

■	otherwise implement any amendment required to be approved by stockholders under the NASDAQ rules.

ADJUSTMENTS

In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of our common stock, or any similar equity restructuring transaction (as that term is used in FASB ASC Topic 718) affecting our common stock, the Compensation Committee will equitably adjust: the number and kind of shares available for grant under the 2006 EIP; the number and kind of shares subject to the various limitations set forth in the 2006 EIP and subject to outstanding awards under the 2006 EIP; and the exercise or settlement price of outstanding stock options and of other awards.

The impact of a merger or other reorganization of Intel on outstanding stock options, SARs, restricted stock, and RSUs granted under the 2006 EIP will be specified in the agreement related to the merger or reorganization, subject to the limitations and restrictions set forth in the 2006 EIP. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting, or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The U.S. federal income tax rules applicable to awards under the 2006 EIP under the tax code are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides. Generally, taxes are not due when a restricted stock or RSU award is initially granted, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (generally, when it becomes vested or transferable), in the case of restricted stock, or when shares are issued in connection with vesting, in the case of an RSU. Income tax is calculated on the value of the stock at ordinary rates at that time, and then at capital gain rates when the shares are sold. However, no later than 30 days after a participant receives an award of restricted stock, pursuant to Section 83(b) of the tax code, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the stock at the time of receipt. Provided that the election is made in a timely manner, the participant will not recognize any additional income when the award is no longer transferable or subject to a “substantial risk of forfeiture.”

Stock option grants under the 2006 EIP may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code. Generally, federal income tax is not due from a participant upon the grant of a stock option, and a deduction is not taken by the company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We are entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised.

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The treatment for a participant of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Section 409A of the tax code provides additional tax rules governing non-qualified deferred compensation. Generally, Section 409A will not apply to awards granted under the 2006 EIP, but may apply in some cases to RSUs, performance units, and performance shares. For such awards subject to Section 409A, certain officers of the company may experience a delay of up to six months in the settlement of the awards in shares of company stock.

Re-Approval of the 2006 Equity Incentive Plan for Purposes of Section 162(m) of the Tax Code. As described above, the 2006 EIP has been structured in such a manner that equity awards made under it can satisfy the requirements of “performance-based” compensation within the meaning of Section 162(m) of the tax code. In general, under Section 162(m) of the tax code, in order for Intel to be able to deduct compensation in excess of $1 million paid in any one year to our CEO or any of our other listed officers (other than our CFO or any officer who is not subject to U.S. income tax), such compensation must qualify as performance-based. One of the requirements of performance-based compensation for purposes of Section 162(m) of the tax code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by stockholders. For purposes of Section 162(m) of the tax code, the material terms include the employees eligible to receive compensation, a description of the business criteria on which the performance goal is based, and the maximum amount of compensation that can be paid to an employee under the performance goal, which terms are discussed above in this Proposal 4. With respect to awards under the 2006 EIP, stockholder approval of the amendment and extension of the 2006 EIP also is intended to qualify as re-approval of the material terms of the 2006 EIP for purposes of the approval requirements of Section 162(m) of the tax code. However, nothing in this proposal precludes the company or the plan administrator from granting awards that do not qualify for tax deductibility under Section 162(m) of the tax code, nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) of the tax code will ultimately be viewed as so qualifying by the IRS.

NEW PLAN BENEFITS

The benefits that will be granted or paid under the amended and extended 2006 EIP are the equity awards to be made in the future under the plan and so cannot currently be determined. Awards granted under the 2006 EIP are within the discretion of the Compensation Committee, and the committee has not determined future awards or who might receive them. As of March 23, 2015, the closing price of a share of Intel common stock was $31.20.

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PROPOSAL 4:  ■  Approval of Amendment and Extension of the 2006 Equity Incentive Plan

EXISTING PLAN BENEFITS

Pursuant to SEC rules, the following table sets forth the number of shares subject to options granted under the 2006 EIP from May 17, 2006 (when the 2006 EIP initially was approved by stockholders) through December 27, 2014. These share numbers do not include shares underlying options that were granted under the 2006 EIP, but were cancelled or expired unexercised. In addition, the share numbers do not include shares underlying RSUs and OSUs that have been granted to participants under the 2006 EIP, as discussed above under “Background on Equity Compensation at Intel.”

Name and Position	Number of Shares
Brian M. Krzanich, Chief Executive Officer	1,440,717
Renée J. James, President	1,443,977
Stacy J. Smith, Executive Vice President and Chief Financial Officer	1,564,100
William M. Holt, Executive Vice President, General Manager, Technology & Manufacturing Group	1,552,790
Andy D. Bryant, Chairman of the Board	1,598,500
All current executive officers as a group	8,158,057
All non-employee directors as a group	—
All employees as a group (excluding executive officers)	196,757,767

RECOMMENDATION OF THE BOARD

The Board of Directors recommends that you vote “FOR” amendment and extension of the 2006 Equity Incentive Plan.

74	2015 PROXY STATEMENT

PROPOSAL 5:

Approval of extension of the 2006 Stock Purchase Plan

The Board of Directors is requesting that our stockholders vote in favor of extending the 2006 Stock Purchase Plan (2006 SPP). The 2006 SPP was first approved by stockholders in 2006 with a five-year term and re-approved in 2011 with an additional five-year term and is currently scheduled to terminate on August 31, 2016. If this proposal is approved, the term of the 2006 SPP will extend to 2021. Stock purchase plans offer eligible employees the opportunity to acquire stock through periodic payroll deductions that are applied toward the purchase of stock, at a discount from the current market price. Employees are able to contribute between 2% and 5% of their annual compensation (or such other percentages as the committee may establish from time to time), but may not purchase more than $25,000 in value in any calendar year.

The majority of companies with which we compete for talent offer stock purchase programs to their employees. The primary purpose of these plans is to provide employees with the opportunity to acquire an ownership stake in their company through participation in a payroll deduction-based employee stock purchase plan. We believe that extending the 2006 SPP is in the best interest of stockholders, as it provides employees the opportunity to purchase common stock of Intel and thereby to have an additional incentive to contribute to the prosperity of the company, and it enables Intel to attract, motivate, and retain the best employees with a market-competitive benefit at a reasonable cost to stockholders. The following summary of the 2006 SPP is qualified in its entirety by reference to the actual text of the 2006 SPP, set forth as Exhibit B.

BACKGROUND ON STOCK PURCHASE PLANS AT INTEL

Intel’s 2006 SPP allows employees to purchase stock twice a year at the end of each six-month subscription period. The purchase price is the lower of 85% (or such higher percentage as may be established by the Compensation Committee) of the fair market value of the stock on either the last trading day before the beginning of the enrollment period or the last trading day of the subscription period. Employees are able to contribute between 2% and 5% of their annual compensation (or such other percentages as the committee may establish from time to time), but may not purchase more than $25,000 in value in any calendar year. The majority of companies with which we compete for talent offer stock purchase programs to their employees.

Even though participation is voluntary and requires that employees make contributions through payroll deductions, in the subscription period ended February 2015, approximately 78% of Intel’s eligible employees participated (approximately 80,000 participants out of approximately 102,000 eligible employees). Employees purchased 19.4 million shares in 2014 for $393 million under the 2006 SPP (20.5 million shares for $369 million in 2013 and 17.4 million shares for $355 million in 2012). Annual dilution from the shares purchased under the 2006 SPP was approximately 0.4% in 2014 and in each of the prior two years. Annual dilution equals shares purchased divided by shares outstanding at the end of the year.

The 2006 SPP was adopted by the Board on February 23, 2006 and was last approved by Intel’s stockholders on May 19, 2011. A total of 373 million shares of Intel common stock have been authorized over time to be issued under the 2006 SPP, and no additional share authorization is being requested with this proposed extension of the plan. The table below sets forth the total number of shares authorized under the 2006 SPP and the estimated number of shares remaining available for issuance under the plan. Over the past three years, we have issued an average of approximately 19.1 million shares per year under the 2006 SPP.

Total shares authorized to date under the 2006 SPP	373 million
Shares issued from 2006 through December 27, 2014 under the 2006 SPP	(176 million)
Total shares available for issuance from December 27, 2014 through August 31, 2021	197 million

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PROPOSAL 5:  ■  Approval of extension of the 2006 Stock Purchase Plan

KEY TERMS

The key terms of the 2006 SPP, including the proposed extension, are summarized below.

  Eligibility

Employees of Intel and certain of its subsidiaries are generally eligible to participate in the 2006 SPP. The subsidiaries whose employees are entitled to participate may be changed from time to time by the Compensation Committee. Such individuals who were employed on the last day on which stock is traded before an enrollment period begins, and who regularly work 20 hours or more per week and five months or more per year, are eligible to participate in the 2006 SPP. The committee may establish administrative rules requiring that employment commence some minimum period (not to exceed 30 days) before an enrollment period begins.

Employees are not eligible to participate in the 2006 SPP if they would immediately after such purchase own (directly or indirectly) stock that, when added to shares that the employees may purchase under outstanding options, amounts to 5% or more of the total combined voting power or value of all classes of stock of Intel. The committee may also exclude certain highly compensated employees (within the meaning of Code section 414(q)) from eligibility under the 2006 SPP.

  Limit on amount of shares that may be purchased by a participant

Employees may not purchase stock under the 2006 SPP in any one calendar year in an amount that, when added to stock the employees are entitled to purchase under similar plans, if any, exceeds $25,000 in market value (determined when rights to participate arise).

  Enrollment and Participation

An eligible employee who wants to enroll and participate in the 2006 SPP must file a completed subscription agreement (which includes a payroll deduction authorization) with Intel during an enrollment period. The subscription agreement authorizes Intel to withhold automatically a percentage of the participant’s regular earnings through regular payroll deductions, and the amount of the deduction is credited to a 2006 SPP account in the participant’s name on Intel’s books during the subscription period. The minimum deduction allowed is 2% of regular earnings, and the maximum deduction is 5% of regular earnings (or such other percentages as the committee may establish from time to time before an enrollment period begins), but employees will not be able to purchase more than $25,000 in market value in any calendar year. No interest shall be paid or credited with respect to such payroll deductions. Participants may change their rate of contribution for the next subscription period by filing a new subscription agreement during the applicable enrollment period. If a participant has not followed such procedures to change the rate of contribution, the rate of contribution continues at the originally elected rate throughout the subscription period and future subscription periods. To the extent necessary to comply with the $25,000 limit applicable to stock purchase plan purchases for a given calendar year, the committee may reduce a participant’s payroll deductions to 0% at any time during a subscription period scheduled to end during such calendar year. Participants may decrease, but may not increase, their rate of contribution once during any subscription period by filing an amended subscription agreement.

  Enrollment Periods

The enrollment period, with respect to a given subscription period, is the period beginning on February 1 and August 1 and ending on February 19 and August 19, respectively. The duration and timing of enrollment periods may be changed or modified by the committee.

  Subscription Periods

The 2006 SPP generally is implemented by a series of six-month subscription periods, with new subscription periods commencing on each February 20 and August 20, and ending on the last trading day in the six-month periods ending on the following August 19 and February 19, respectively, or on such other date as the

76	2015 PROXY STATEMENT

PROPOSAL 5:  ■  Approval of extension of the 2006 Stock Purchase Plan committee shall determine. The committee has the authority to change the frequency and/or duration of subscription periods (including the commencement dates thereof) with respect to future subscription periods if such change is announced at least 30 days prior to the beginning of the applicable enrollment period.

  Purchase of Stock

On the last day of each subscription period, participants purchase the number of whole shares obtained by dividing the aggregate amount in their 2006 SPP accounts by the purchase price for that subscription period. No fractional shares are credited or issued. The purchase price for a subscription period will be 85% of the “market value” of the common stock on the last trading day occurring before the first day of the enrollment period, or 85% of the “market value” of the stock on the last day of the subscription period if that value is lower. “Market value” is the average of the highest and lowest selling price reported on the applicable date. The committee may change the percentage of market value applied to determine the purchase price with respect to any future subscription period, but not below 85%, and the committee may determine with respect to any future subscription period that the purchase price will be a percentage (of no less than 85%) of the market value of the stock on the last day of the subscription period. If the aggregate number of shares subscribed for in any subscription period exceeds the number of shares that remain available for sale under the 2006 SPP, the number of shares each participant may purchase will be proportionately reduced. In order to satisfy a qualification requirement of Section 423 of the tax code, the 2006 SPP specifies that no participant may purchase more than 72,000 shares in a subscription period. If the number of shares to be credited to a participant’s 2006 SPP account in a subscription period exceeds this limit, the participant’s 2006 SPP account will be credited with the maximum number of shares permissible, and the remaining amount will be refunded in cash. As a practical matter, the limit is significantly in excess of the number of shares that could be purchased given the current level of stock price. For example, in a full calendar year, the $25,000 limit in market value would equal approximately 833 shares at $30 each or 714 shares at $35 each.

  Transferability

Participants may not assign, transfer, pledge, or otherwise dispose of their subscription or other rights under the 2006 SPP to any other person, and any attempted assignment, transfer, pledge, or other disposition will be void and treated as an election by the participant to discontinue participation in the plan.

  Withdrawal

During a subscription period, participants may withdraw from participation in the 2006 SPP at any time before the last 48 hours of such subscription period by giving notice to Intel. Upon withdrawal from participation, the balance in the participant’s 2006 SPP account will be refunded to him or her in cash without interest, his or her right to participate in the current subscription period will be automatically terminated, and no further payroll deductions for the purchase of stock will be made during the subscription period. The committee may change the rules pertaining to the timing of withdrawals, limiting the frequency with which participants may withdraw and re-enroll in the 2006 SPP, and may impose a waiting period on participants who want to re-enroll following withdrawal.

  Administration

The committee, which is made up entirely of independent directors, administers the 2006 SPP. The committee may interpret the 2006 SPP and establish, amend, and rescind any rules related to the 2006 SPP. The committee may construe and interpret the provisions and supervise the administration of the 2006 SPP, make factual determinations relevant to 2006 SPP entitlements, and take all action in connection with administration of the 2006 SPP. The committee may delegate to a sub-committee or to an officer or officers of Intel the day-to-day administration of the 2006 SPP.

  Adjustments

The number of shares subject to the 2006 SPP, and the number of shares subject to, and the purchase price of, outstanding rights to purchase shares, will be equitably adjusted by the Board in the event of

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PROPOSAL 5:  ■  Approval of extension of the 2006 Stock Purchase Plan changes in the outstanding stock of Intel by reason of merger, consolidation, spin-off, stock dividends, stock splits, consolidations, recapitalizations, reorganizations, or similar events.

  Sub-plans

The committee may adopt rules, procedures, or sub-plans applicable to particular subsidiaries or employees in particular locations that allow for participation in the 2006 SPP in a manner that may not comply with the requirements of Section 423 of the tax code.

AMENDMENT AND TERMINATION OF THE 2006 SPP

The Board may amend, modify, or terminate the 2006 SPP at any time without notice, provided that no amendment may be adopted without the approval of the stockholders that would increase the total number of shares subject to the 2006 SPP (except as described above with respect to “Adjustments”) or for which stockholder approval is required under applicable law. Unless terminated sooner by the Board, the 2006 SPP will automatically terminate on August 31, 2021.

U.S. FEDERAL TAX CONSEQUENCES

The federal tax rules applicable to the 2006 SPP under the tax code are summarized below. This summary does not include the tax laws of any municipality, state, or foreign country in which a participant resides. The plan is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 of the tax code. No taxable income is recognized by a participant either at the time a right is granted to purchase stock under the 2006 SPP or at the time shares are purchased thereunder.

If a participant does not dispose of shares acquired under the 2006 SPP before two years after the grant date (which for each subscription period is the last day on which stock is traded before the enrollment period preceding that subscription period), upon such qualifying disposition, the lesser of (a) the excess of the amount realized on sale of the stock over the purchase price or (b) 15% (or, if applicable, such other discount selected by the committee, as described under “Purchase Price” above) of the market value of the shares on the grant date will be ordinary income subject to federal income tax. Federal long-term capital gain tax will apply to the excess, if any, of the sale’s proceeds on the date of disposition over the sum of the purchase price and the amount of ordinary income recognized upon disposition. If a qualifying disposition produces a loss (the value of the shares on the date of disposition is less than the purchase price), no ordinary income will be recognized and federal long-term capital loss will apply, provided that the disposition involves certain unrelated parties.

If a participant disposes of the shares earlier than two years after the grant date, upon such disqualifying disposition the difference between the purchase price and the market value of the shares on the date of purchase (the last day of a subscription period) will be taxed to the participant as ordinary income and will be deductible by Intel. The difference, if any, of the sale proceeds over the market value of the shares on the date of purchase will be taxed as long-term or short-term capital gain or loss, depending on the holding period and the market value of the shares on the date of sale.

NEW PLAN BENEFITS

Participation in the 2006 SPP is voluntary, so awards granted under the 2006 SPP are subject to the elections of the participants based on the level of participation. We are not requesting that additional unissued shares be authorized for use under the 2006 SPP, because the 2006 SPP as of December 27, 2014 has approximately 197 million shares reserved for issuance and in 2014 approximately 19.4 million shares were issued under the 2006 SPP. The benefits that will be awarded or paid under the extended 2006 SPP are not currently determinable; the benefits will vary depending on the level of participation by an individual participant and subject to the annual $25,000 limit described above. As of March 23, 2015, the closing price of a share of Intel common stock was $31.20.

Existing Plan Benefits. Pursuant to SEC rules, the following table lists the number of shares subject to options (exercised and unexercised) granted through December 27, 2014 that count against the maximum

78	2015 PROXY STATEMENT

PROPOSAL 5:  ■  Approval of extension of the 2006 Stock Purchase Plan share authorization of the 2006 SPP. Exercised options under the 2006 SPP is the number of shares purchased under the 2006 SPP prior to December 27, 2014. Unexercised options under the 2006 SPP is the number of shares that were purchased on the purchase date following as of December 27, 2014.

Name and Position	Number of Shares
Brian M. Krzanich, Chief Executive Officer	9,929
Renée J. James, President	8,546
Stacy J. Smith, Executive Vice President and Chief Financial Officer	9,929
William M. Holt, Executive Vice President, General Manager, Technology & Manufacturing Group	9,929
Andy D. Bryant, Chairman of the Board	9,929
All current executive officers as a group	58,191
All non-employee directors as a group	—
All employees as a group (excluding executive officers)	183,946,560

RECOMMENDATION OF THE BOARD

The Board of Directors recommends that you vote “FOR” approval of the extension of the 2006 Stock Purchase Plan.

79

STOCKHOLDER PROPOSALS

The following stockholder proposals will be voted on at the 2015 Annual Stockholders’ Meeting if properly presented by or on behalf of the stockholder proponent.

Proposal 6: Holy Land Principles

The following stockholder proposal will be voted on at the 2015 Annual Stockholders’ Meeting if properly presented by or on behalf of the stockholder proponent.

John Harrington, 1001 2nd Street, Suite 325, Napa, California 94559, is the owner of 500 shares of Intel common stock and proposes the following resolution:

PALESTINE-ISRAEL—HOLY LAND PRINCIPLES

WHEREAS, Intel Corporation has operations in Palestine-Israel;

WHEREAS, achieving a lasting peace in the Holy Land—with security for Israel and justice for Palestinians—encourages us to promote a means for establishing justice and equality;

WHEREAS, fair employment should be the hallmark of any American company at home or abroad and is a requisite for any just society;

WHEREAS, Holy Land Principles Inc., a non-profit organization, has proposed a set of equal opportunity employment principles to serve as guidelines for corporations in Palestine-Israel.

These are:

1. Adhere to equal and fair employment practices in hiring, compensation, training, professional education, advancement and governance without discrimination based on national, racial, ethnic or religious identity.

2. Identify underrepresented employee groups and initiate active recruitment efforts to increase the number of underrepresented employees.

3. Develop training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

4. Maintain a work environment that is respectful of all national, racial, ethnic and religious groups.

5. Ensure that layoff, recall and termination procedures do not favor a particular national, racial, ethnic or religious group.

6. Not make military service a precondition or qualification for employment for any position, other than those positions that specifically require such experience, for the fulfillment of an employee’s particular responsibilities.

7. Not accept subsidies, tax incentives or other benefits that lead to the direct advantage of one national, racial, ethnic or religious group over another.

8. Appoint staff to monitor, oversee, set timetables, and publicly report on their progress in implementing the Holy Land Principles.

RESOLVED: Shareholders request the Board of Directors to:

Make all possible lawful efforts to implement and/or increase activity on each of the eight Holy Land Principles.

SUPPORTING STATEMENT

The proponent believes that Intel Corporation benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the Holy Land Principles—which are both pro-Jewish and pro-Palestinian—will demonstrate concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns

RECOMMENDATION OF THE BOARD

The Board of Directors recommends that you vote “AGAINST” this proposal for Intel to implement or increase activity concerning the Holy Land Principles.

80	2015 PROXY STATEMENT

STOCKHOLDER PROPOSALS  ■  Proposal 6: Holy Land Principles

BOARD OF DIRECTORS’ RESPONSE

Diversity and inclusion are an integral part of Intel’s competitive strategy and vision. Intel provides equal employment opportunity for all applicants and employees without regard to race, color, religion, sex, national origin, ancestry, age, disability, medical condition, military and veteran status, marital status, gender and sexual orientation. We strive to continuously advance a work environment that honors, values and respects all of our employees and future employees. Our strong commitment to respecting the rights of individuals and communities can be found in corporate policies, including our corporate values, our Code of Conduct policy and our Human Rights Principles. Our policies are based on leading frameworks and input from stakeholders, are publicly available on our websites and are applied wherever we operate in the world, including but not limited to Israel, Ireland, Malaysia, Vietnam, Costa Rica, the People’s Republic of China, India and the United States. We have systems in place to ensure that we are compliant with those policies and each year we publicly report on our performance in our Corporate Responsibility Report, which is based on the internationally-recognized Global Reporting Initiative standard of corporate responsibility reporting. Our practices in this regard are core to Intel and integrated across the company and in all geographies where we operate. We believe that we meet and exceed the intent of the Holy Land Principles, and that it is neither necessary nor useful to have a separate set of employment-opportunity “Principles” for one particular locale. The proposal’s required reporting and auditing also adds an unnecessary and inappropriate burden that is not necessary, not required in any other location and not in the best interest of our stockholders.

SUPPORTING DISCUSSION

Intel has a history of and a continued commitment to being a leader in corporate responsibility. Over the years, corporate responsibility has been integrated into the fabric of the company, and as such, it is embedded in our values, strategic objectives, governance, staff and line functions, compensation systems and Board oversight.

We have policies and processes in place to affirm our long-standing commitment to the principles of equal employment opportunity, non-discrimination, and diversity throughout our global operations, including our operations in Israel. These policies, including our formal Code of Conduct and our Human Rights Principles, are publicly available on our website at www.intel.com/content/www/us/en/corporate-responsibility/governance-and-ethics.html. Our commitment to corporate responsibility and transparency is further highlighted in our annual Corporate Responsibility Report, which is available at www.intel.com/content/www/us/en/corporate-responsibility/corporate-responsibility-report-overview.html. Our policies, practices, and disclosures reflect and embody widely adopted standards included in the UN Global Compact, the UN Declaration of Human Rights, the Guiding Principles for Business and Human Rights, core International Labour Organization Conventions, and the Organization for Economic Co-operation and Development Guidelines for Multinational Enterprises.

Our Code of Conduct says:

We value diversity in our workforce, as well as in our customers, suppliers, and others. We provide equal employment opportunity for all applicants and employees. We do not discriminate on the basis of race, color, religion, sex, national origin, ancestry, age, disability, medical condition, genetic information, military and veteran status, marital status, pregnancy, gender, gender expression, gender identity, sexual orientation, or any other characteristic protected by local law, regulation, or ordinance. . . .

We follow these principles in all areas of employment including recruitment, hiring, training, promotion, compensation, benefits, transfer, and social and recreational programs.

These principles and values are also reflected in our Human Rights Principles, where we also affirm our commitment to “maintaining and improving systems and processes to avoid complicity in human right violations [including violations relating to discrimination] related to our own operations, our supply chain, and our products.” In addition to our own operations, we expect that our suppliers will maintain policies and practices with respect to equal employment opportunity, non-discrimination, and diversity that meet our own Code of Conduct.

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STOCKHOLDER PROPOSALS  ■  Proposal 6: Holy Land Principles

As part of our commitment to responsible business practices, Intel takes steps to proactively follow these principles and values. For example, Brian Krzanich, our CEO, recently announced Intel’s commitment to reach full representation of underrepresented minorities in our technical workforce in the United States, committed $300 million to help us achieve that result, and asked other technology companies to join us in our efforts. We took a similar proactive position in urging our industry to remove “conflict minerals” from our products; we set a significant goal to produce conflict free microprocessors by 2014 and we achieved the goal. We are similarly committed to execution on our principles and values in our operations in Israel. We have Palestinians working throughout our Israel operations in both direct labor and supervisory roles, and our Israel human resource group maintains active recruiting efforts seeking Arab candidates by advertising in Arabic language and in Arabic newspapers and targeted media. Intel was among the first companies to join Maantech (“Maan” means “together” in Arabic), which was established in 2011 as a national collaboration of the Israeli high tech industry with the goal of increasing the number of Arab engineers in the industry. For more information, visit maantech.org.il/?lang=en.

Our Israel operations have been voted one of the best companies to work for in Israel by BDICoFace (www.bdicode.co.il/Rank_ENG/33_0_0/Best%20Companies%20to%20Work%20for), and we are considered the largest high tech employer of Arabs by Israeli organizations such as Kav Mashve (www.kavmashve.org.il/english/), Tsofen (www.tsofen.org/?lang=en) and Maantech. We recently celebrated our 40th anniversary in Israel, and Arab employees (including officers) who have been with Intel for over 20 years participated in the event.

Similarly, our Israeli-based educational and community outreach programs include efforts to support Palestinians and Israeli Arabs in acquiring the skills necessary to prosper in an innovation economy. For example, in partnership with the Youth Development Resource Centers, our Intel® Learn program and the Intel® Computer Clubhouse help build the skills and capabilities of young Palestinians. We also have an extensive program supporting employee volunteer work. And in 2014, one of our Arab employees from our Israeli design center was one of ten employees worldwide recognized as an “Intel Volunteer Hero”.

Given the strength of our existing policies and commitments, the breadth of our Code of Conduct and Human Rights Principles, and our initiatives to ensure equal employment and non-discrimination of all persons throughout our global operations, including in our Israel operations, we believe that our standards and actions fully satisfy the proposal’s objective to “demonstrate [our] concern for human rights and equality of opportunity in [our] international operations.” The part of this proposal requesting that Intel “appoint staff to monitor, oversee, set timetables, and publicly report on their progress in implementing the Holy Land Principles” suggests that we have additional steps to take to fulfill the objectives of this proposal, which we believe is not the case. Our existing policies and commitments ensure that we have the management structure to provide proper implementation and oversight of our policies that promote the principles of equal employment opportunity, non-discrimination, and diversity in our global operations. However, as noted above, we achieve transparency on our performance through our annual Corporate Responsibility Report and other actions publicly reporting on our employment and other activity.

RECOMMENDATION OF THE BOARD

The Board of Directors recommends that you vote “AGAINST” this proposal for Intel to implement, or increase activity concerning, the Holy Land Principles.

82	2015 PROXY STATEMENT

STOCKHOLDER PROPOSALS  ■  Proposal 7: Independent Board Chairman

Proposal 7: Independent Board Chairman

The following stockholder proposal will be voted on at the 2015 Annual Stockholders’ Meeting if properly presented by or on behalf of the stockholder proponent.

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, is the owner of 200 shares of Intel common stock and proposes the following resolution:

Proposal 7 — Independent Board Chairman

Resolved: Shareholders request that our Board of Directors adopt a policy that the Chairman of our Board of Directors shall be an independent director who is not a current or former employee of the company, and whose only nontrivial professional, familial or financial connection to the company or its CEO is the directorship. The policy should be implemented so as not to violate existing agreements and should allow for departure under extraordinary circumstances such as the unexpected resignation of the chair.

When our CEO is our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

Our clearly improvable corporate governance (as reported in 2014) is an added incentive to vote for this proposal:

GMI Ratings, an independent investment research firm, gave Intel an F in its Governance, Environmental and Social rating. There was not one independent director who had general expertise in risk management, based on GM1’s standards.

Unvested incentive pay partially or fully accelerates upon CEO termination. Accelerated equity vesting allows executives to realize lucrative pay without necessarily having earned it through strong performance. Our company had not disclosed specific, quantifiable performance objectives for our CEO. GMI said CEO Brian Krzanich received a $2 million golden hello.

Our executive pay committee had the discretion to increase annual amounts up to 10% to reflect individual contributions, which somewhat undermines the effectiveness of an incentive plan. Furthermore, executives also participated in a semiannual incentive cash plan. Short-term amounts should be based on at least one-year performance periods; anything less may force executives to focus on extreme short-term growth. On top of this, executives also received an additional discretionary special bonus.

We had 3 directors with 13 to 25-years long-tenure which can negatively impact director independence:

Reed Hundt (13-years) was negatively flagged by GMI due to his involvement with the Allegiance Telecom board when it went bankrupt.

David Pottruck (16-years) was the head of our executive pay committee.

David Yoffie (25-years) was an executive pay committee member and head of our nomination committee. Mr. Yoffie also received our highest negative votes — 10%.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

INDEPENDENT BOARD CHAIRMAN — PROPOSAL 7

BOARD OF DIRECTORS’ RESPONSE

The Board recommends a vote against this proposal. The first item in the Board’s published Guidelines on Significant Corporate Governance Issues states:

The Board’s general policy, based on experience, is that the positions of Chairman of the Board of Directors and Chief Executive Officer should be held by separate persons as an aid in the Board’s oversight of management. If the Chairman of the Board is not an independent director, the Board will appoint an independent director to serve as Lead Director.

The authority and responsibilities of our Lead Director are listed in a Charter adopted by the Board and which is also published and publicly available.

Much of the proponent’s Statement, concerning the combination of CEO and Chairman positions, is describing a situation that does not exist at Intel, since Intel’s policy is not to combine the positions of Board Chairman and Chief Executive Officer. The independent directors are a significant majority of the Board (currently 9 of 11 directors), and the Board’s policy allows the independent directors to implement the

83

STOCKHOLDER PROPOSALS  ■  Proposal 7: Independent Board Chairman

Board leadership structure that they believe is best suited for the Board at any particular time. Under the Board’s policy, if the Chairman of the Board is not an independent director, the Board will appoint an independent director to serve as Lead Director. The Board believes that its existing policies empower the independent directors to act independently of management and better serve our stockholders than the inflexible rule requested in this proposal.

SUPPORTING DISCUSSION

Since Intel began operations in 1968, the Company has had a general policy that the positions of Chairman of the Board and CEO should be held by separate individuals, and our first Chairman of the Board when we became a public company was an independent director. Since 1997, the Board has elected an independent director to serve as Lead Director during those periods when the Chairman is not an independent director.

The most recent independent director to serve as Chairman of the Board was Dr. Jane Shaw, who served as Lead Director prior to 2009 and as independent Chairman of the Board from 2009 until her retirement from the Board in May 2012. Our current chairman, Andy Bryant, is an executive officer of the company who previously served as Chief Financial Officer and Chief Administrative Officer among other positions. Mr. Bryant was recommended by the Corporate Governance and Nominating Committee for election to the Board in 2011 in anticipation of naming him Chairman in 2012 following Dr. Shaw’s retirement from the Board. In making their decision to elect Mr. Bryant Chairman, the independent directors considered whether the next Chairman should be independent. In light of the leadership succession and rapidly evolving business and technology issues facing the Company and the Board, however, the Board determined that Mr. Bryant’s extensive experience at Intel, knowledge of Intel’s operations and management structure, and the Board’s confidence in Mr. Bryant’s advice and ability to support the Board in fulfilling its oversight responsibilities, uniquely positioned Mr. Bryant to serve as Chairman. The Board believes that during Mr. Bryant’s tenure as Chairman, he has provided the Board with significant value and insight and served well the interests of stockholders as the Board addresses issues including technology, business, and executive leadership, enabling the Company to achieve strong operational and stock price performance.

The Board has taken a number of steps to reinforce the Board’s independence during the time it does not have an independent Chairman. The independent members of the Board and the Compensation Committee are responsible for determining Mr. Bryant’s performance reviews and setting his compensation. Susan Decker was elected to serve as Lead Director following Dr. Shaw’s retirement from the Board, and Ms. Decker’s authority and responsibilities as Lead Director, as set forth in our Bylaws and in the Board’s Charter of the Lead Director, include, for example:

■

Advise the Chairman as to the quality, quantity and timeliness of the information submitted by the company’s management that is necessary or appropriate for the non-employee directors to effectively and responsibly perform their duties;

■	Approve the information, agenda, and meeting schedules for the Board of Directors’ and Board Committee meetings;

■	Approve the retention of advisers and consultants who report directly to the Board of Directors;

■	Serve as Chairman of the Executive Committee and as Chairman or co-Chairman of the Corporate Governance and Nominating Committee of the Board of Directors;

■

Assist the Board of Directors, the Board’s Corporate Governance and Nominating Committee and the officers of the company in implementing and complying with the Board’s Guidelines on Significant Corporate Governance Issues;

■	Calling meetings of the non-employee directors;

■	Develop the agendas for and serve as Chairman of the executive sessions of the Board’s independent directors and, if different, the Board’s non-employee directors;

■	Recommend to the Corporate Governance and Nominating Committee and to the Chairman the membership of the various Board Committees, as well as the selection of Committee chairmen; and

84	2015 PROXY STATEMENT

STOCKHOLDER PROPOSALS  ■  Proposal 7: Independent Board Chairman

■	Serve as Chairman of the Board at meetings of the Board of Directors when the Chairman is not present.

These powers and responsibilities ensure that the Lead Director is able to provide the Board and the Company with strong and engaged independent leadership during the periods when the Chairman is an Intel employee. In addition, the Board’s overall structure supports the independent directors, including, for example:

■	all nine of the non-employee directors qualify as “independent” in accordance with the published listing requirements of NASDAQ;

■	all members of the Audit, Compensation, Corporate Governance and Nominating, and Finance Committees are independent;

■	at each Board meeting, the independent directors meet together without the Chairman or the CEO being present; and

■

all of the independent directors have worldwide direct access to all Intel employees outside of Board meetings, and are encouraged and expected to visit Intel sites and events on their own and to report to the full Board on the information received from local management and other employees.

The Board’s existing policies allow it to select an independent director to be Chairman if it determines that to be appropriate, allowing the Board to more fully discharge its fiduciary duties in selecting a Chairman who the independent directors believe will best serve stockholders’ interests. If and when the Board determines to elect an independent Chairman, its decision will be driven by a careful consideration of the best interests of stockholders and of the Company. The proposal, by contrast, would impose an inflexible approach for selecting future Chairmen that would limit the Board’s discretion in selecting the person considered at that time to be the most qualified candidate for the position. The Board believes that it should be allowed to continue to exercise its fiduciary duty in this regard without the imposition of an arbitrary restriction and that this proposal with regard to Intel is both unnecessary and contrary to our stockholders’ best interests.

RECOMMENDATION OF THE BOARD

The Board of Directors recommends that you vote “AGAINST” this proposal for Intel to adopt a policy that the Chairman of the Board be an independent director.

85

STOCKHOLDER PROPOSALS  ■  Proposal 8: Simple Majority Voting

Proposal 8: Simple Majority Voting

The following stockholder proposal will be voted on at the 2015 Annual Stockholders’ Meeting if properly presented by or on behalf of the stockholder proponent.

Stockholders Eric Rehm and Mary Geary have appointed Investor Voice, SPC 10033 12th Ave. NW Seattle, WA 98177 as their representative for this proposal. Stockholders Eric Rehm and Mary Geary are the owners of 100 shares of Intel common stock and propose the following resolution:

RESOLVED: Shareholders of Intel Corporation (“Intel”) hereby request the Board of Directors to initiate the steps necessary to amend Intel’s governing documents to provide that all matters presented to shareholders, other than the election of directors, shall be decided by a simple majority of the shares voted FOR and AGAINST an item. This policy shall apply to all such matters unless shareholders have approved higher thresholds, or applicable laws or stock exchange regulations dictate otherwise.

SUPPORTING STATEMENT:

The 2014 proxy (on page 74) states: “we intend to evaluate… emerging governance trends in regard to voting standards and whether to count abstentions in determining voting results, with the goal (if deemed beneficial to the company and its stockholders) to have any revised practices and policies in place for use with the 2015 Annual Stockholders’ Meeting.”

Revised policies have not been put into place, but are needed because Intel counts votes two different ways in its proxy – a practice we feel is confusing, inconsistent, does not fully honor voter intent, and harms shareholder best-interest.

Vote Calculation Methodologies, a CalPERS / GMI Ratings report, studied companies in the S&P 500 and Russell 1000 and found that 48% employ simple majority vote-counting as requested by this Proposal. See http://www.calpers-governance.org/docs-sof/provyvoting/calpers-russell-1000-vote-calculation-methodology-final-v2.pdf

Recently, Cardinal Health, ConAgra Foods, Plum Creek Timber, and Smucker’s each implemented the request of this Proposal.

The Securities and Exchange Commission dictates (Staff Legal Bulletin No.14 F.4.) a specific vote-counting formula for the purpose of establishing eligibility for resubmission of shareholder-sponsored proposals. This formula – which we will call the “Simple Majority Vote”– is the votes cast FOR, divided by two categories of vote, the:

—	FOR votes, plus

—	AGAINST votes.

However, Intel does not uniformly follow the Simple Majority Vote. With respect to adopting a shareholder-sponsored proposal (versus determining its eligibility for resubmission), Intel’s proxy states that abstentions will be “treated as votes against”.

Thus, results are determined by the votes cast FOR a proposal, divided by not two, but three categories of vote:

—	FOR votes,

—	AGAINST votes, plus

—	ABSTAIN votes.

At the same time as Intel applies this more restrictive formula that includes abstentions to shareholder-sponsored items (and other management ones), it employs the Simple Majority Vote and excludes abstentions for management’s Proposal 1 (in uncontested director elections), saying they will “have no effect”.

These practices boost the appearance of support for management’s Proposal 1, but depress the calculated level of support for other items – including every shareholder proposal.

Invariably, abstaining voters have not followed the Board’s typical recommendation to vote AGAINST each shareholder-sponsored item. Despite this, Intel counts every abstain vote – without exception – as if the voter agreed with the Board’s AGAINST recommendation.

In our view, Intel’s use of two vote-counting formulas is confusing, inconsistent, does not fully honor voter intent, and harms shareholder best-interest.

Therefore, please vote FOR good governance and Simple Majority Voting at Intel.

~ ~ ~

86	2015 PROXY STATEMENT

STOCKHOLDER PROPOSALS  ■  Proposal 8: Simple Majority Voting

BOARD OF DIRECTORS’ RESPONSE

The Board recommends a vote against this proposal because the Board views the proposed change that the proposal requests as unnecessary and contrary to the best interests of our stockholders. The vote counting standard Intel currently applies to both company and stockholder proposals, other than the election of directors or as required by law, acknowledges and gives effect to stockholders’ affirmative action to abstain on a specific matter and is the standard applied by most large public companies incorporated in Delaware.

Moreover, we have studied this proposal, compared our vote counting standard to that of our peers and discussed the proposal with stockholders. Intel has implemented many corporate governance practices that it believes more effectively empower all stockholders. In contrast, nothing to date has indicated that implementation of this proposal would affect or advance our corporate governance practices.

SUPPORTING DISCUSSION

Intel is a Delaware corporation, and our existing vote counting standard is the basic standard provided for under Delaware law. Under that standard, when a stockholder determines to vote “Abstain,” that vote is given effect by being counted in the denominator for purposes of determining whether a proposal has been approved. We believe that a majority of Delaware corporations count abstentions in this manner, which is consistent with the proposal’s acknowledgement that less than 50% of S&P 500 and Russell 1000 corporations have adopted the vote counting standard requested by this proposal.

As noted by the proponent, we have evaluated this topic and have not found any indication that the vote counting standard requested in this proposal is viewed as a corporate governance “best practice” or otherwise as an emerging trend. We informed the proponent of this proposal that we would welcome any research or studies that support or advocate for his alternative vote counting standard, but the proponent has only cited us to isolated examples of other companies, often companies that are not incorporated in Delaware that have adopted the alternative standard advocated in this proposal. We have raised this topic in our stockholder outreach meetings with institutional investors and the most common comment we received was that Abstention votes are often done purposely and so are useful. This same view was specifically noted in the CalPERS/GMI study mentioned above by the proponent, which states, “Indeed, we are aware that some institutional investors abstain on stockholder proposals when they wish to convey support for the general subject matter, but have reservations about the specific action requested.”

Intel was one of the first large public companies to voluntarily adopt the use of “majority voting” for directors in uncontested elections. That topic was a matter of broad public discussion and we met with and worked with investor and issuer groups to study and discuss the issues. When the Board determined that “majority voting” for directors was in the best interests of stockholders, we moved ahead and adopted the process. Similarly, in consideration of the views of stockholders, we were one of the first large public companies to provide stockholders an advisory vote on our executive compensation, years in advance of that vote being required by law. In the case of this current proposal, however, this proponent is the only stockholder that has ever contacted us about the topic.

We apply the same vote counting standard for proposals submitted by the Board as for proposals submitted by stockholders. We also apply the same vote counting standard regardless of whether the Board has recommended that our stockholders vote “For” or “Against” a proposal. The only exceptions to this vote counting standard arise in the context of director elections (where as noted above there was broad support among our stockholders for the standard we adopted) and when required by law. Thus, under Intel’s bylaws, the same voting standard applies when stockholders vote on a proposal submitted by a stockholder as applies when stockholders vote on the company’s advisory “say on pay” proposal to approve our executive compensation. Moreover, because our voting counting standard applies to management proposals every year (including the advisory vote to approve our executive compensation and the vote to ratify our selection of auditors), and we do not have stockholder proposals voted on every year, we disagree with the proponent’s suggestion that our voting standard favors management.

87

STOCKHOLDER PROPOSALS  ■  Proposal 8: Simple Majority Voting

We believe that a proposal should receive more “For” votes than the combination of “Against” and “Abstain” votes in order to constitute approval by our stockholders. Regardless of whether a proposal is company-sponsored or stockholder-sponsored, we think that a proposal’s proponent must persuade a majority of the voting power represented at a stockholders’ meeting to affirmatively approve a proposal. While an abstention does not represent an affirmative approval of a proposal, it nevertheless represents an affirmative action by a stockholder to vote its shares in some way and is very different from an investor determining not to vote on a particular ballot item. For example, the CalPERS/GMI Ratings report cited in the proposal’s supporting statement says “An abstained vote, or abstention, is a vote that is not cast either for or against an issue, but is still ‘cast.’” Elsewhere, that report acknowledges that “abstentions are an explicit instruction from the shareowner.” Our current vote counting standard takes into account all the choices made by stockholders by giving effect to a stockholder’s decision to abstain and ensures that for a proposal to pass—regardless of whether proposed by us or by a stockholder—that proposal must be endorsed by a majority of the voting power represented at a stockholders’ meeting and voting in order to pass.

Finally, we do not believe that the proposal is necessary at Intel. We have not had a particularly close vote on any ballot measure in the past, and our back-testing of vote results shows that the treatment of Abstention votes would not have been determinative of whether proposals that our stockholders voted on in recent years. However, we pride ourselves for evaluating and, when appropriate, embracing emerging corporate governance standards. Whenever any proposal receives a high degree of stockholder support or stockholder opposition, even if not enough to determine the voting result, we evaluate the issue and engage further with our stockholders to discuss the matter. Thus, as to Intel, we presently see this proposal as “a solution in search of a problem.”

Intel is committed to good corporate governance practices. In addition to employing a majority voting standard in uncontested director elections, Intel has no supermajority voting provisions in its governing documents, provides for the annual election of all directors, was one of the first large public companies to provide stockholders the opportunity to vote on an advisory basis to approve our executive compensation and now provides that voting opportunity on an annual basis. We believe that our corporate governance practices, including our existing vote counting standards, empower and appropriately recognize all stockholders. In contrast, we believe the alternative vote counting standard requested in this proposal does not advance our corporate governance practices.

RECOMMENDATION OF THE BOARD

The Board of Directors recommends that you vote “AGAINST” this proposal for Intel to adopt an alternative vote counting standard for stockholder voting.

88	2015 PROXY STATEMENT

ADDITIONAL MEETING INFORMATION

MEETING ADMISSION

You are entitled to attend the 2015 Annual Stockholders’ Meeting only if you were an Intel stockholder as of the close of business on March 23, 2015 or if you hold a valid proxy for the annual meeting. If you plan to attend the physical meeting, please be aware of what you will need for admission as described below. If you do not provide photo identification and comply with the other procedures described here for attending the annual meeting in person, you will not be admitted to the annual meeting location.

Stockholders of record—those holding shares directly with Computershare Investor Services, LLC—will be on a list maintained by the inspector of elections, but must present government-issued photo identification, such as a driver’s license, state-issued ID card, or passport.

“Beneficial” or “street name” stockholders—those holding shares through a broker, bank, or other nominee—must provide proof of beneficial ownership as of the record date, such as your Notice of Internet Availability or a photocopy of your proxy voting instruction form, an account statement or similar evidence of ownership, along with government-issued photo identification, such as a driver’s license, state-issued ID card, or passport.

VOTING AT THE MEETING

We encourage stockholders to vote well before the annual meeting, even if they plan to attend the meeting, by completing proxies online or by telephone, or by mailing their proxy cards. Stockholders can vote via the Internet or in person during the meeting. Stockholders who attend the annual meeting via the Internet should follow the instructions at www.intc.com in order to vote or submit questions at the meeting. Stockholders of record who attend the annual meeting in person may vote at the annual meeting by obtaining a ballot from the inspector of elections. Beneficial stockholders who wish to vote at the annual meeting in person must obtain a legal proxy beforehand from the broker, bank, or other nominee that holds their shares and present it to the inspector of elections with their ballot.

Voting online or in person during the meeting will replace any previous votes. For those voting at the annual meeting, polls will close at 9:15 a.m. Pacific Time on May 21, 2015.

Revoking Your Proxy or Changing Your Vote. Stockholders of record may revoke their proxy at any time before the polls close by submitting a later-dated vote in person or electronically at the annual meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the annual meeting. Beneficial stockholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares or by voting online during the meeting.

Voting Standards. On March 23, 2015, the record date for the annual meeting, 4,742,181,146 shares of Intel common stock were outstanding. In order to have a quorum at the meeting, a majority of the shares outstanding on the record date must be present in person or by proxy. Each share of our common stock outstanding on the record date is entitled to one vote on each of the 11 director nominees and one vote on each other matter. To be elected, directors must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Approval of each of the other matters on the agenda requires the affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting.

Effect of Abstentions and Broker Non-Votes. Shares voted “abstain” and shares not represented at the meeting have no effect on the election of directors. For each of the other proposals, abstentions have the same effect as “against” votes. If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote your shares, which would result in “broker non-votes” on proposals other than the ratification of the selection of Ernst & Young as our independent registered public accounting firm for 2015. Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting.

89

ADDITIONAL MEETING INFORMATION

The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of directors	For, against, or abstain on each nominee.	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee.	No effect.	No effect.
Ratification of selection of Ernst & Young LLP	For, against, or abstain.	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.	Same effect as votes against.	Brokers have discretion to vote.
Advisory vote to approve Intel’s executive compensation	For, against, or abstain.	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.	Same effect as votes against.	No effect.
Approval of Amendment and Extension of the 2006 Equity Incentive Plan	For, against, or abstain.	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.	Same effect as votes against.	No effect.
Approval of Extension of the 2006 Stock Purchase Plan	For, against, or abstain.	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.	Same effect as votes against.	No effect.
Stockholder Proposals, if properly presented at the annual meeting	For, against, or abstain.	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.	Same effect as votes against.	No effect.

Voting Instructions. If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the Board recommends on each proposal. The individuals named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment. Our Bylaws set forth requirements for advance notice of any nominations or agenda items to be brought up for voting at the annual meeting, and we have not received timely notice of any such matters, other than the items from the Board of Directors described in this proxy statement.

PROXY SOLICITATION

We will bear the expense of soliciting proxies, and we have retained D. F. King & Co., Inc. to solicit proxies for a fee of $20,000 plus a reasonable amount to cover expenses. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request brokers, banks, and other nominees that hold stock in their names to furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers, banks, and other nominees for the expenses of doing so, in accordance with statutory fee schedules. We currently estimate that this reimbursement will cost us more than $2.6 million.

INSPECTOR OF ELECTIONS

Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of elections to tabulate stockholder votes for the 2015 Annual Stockholders’ Meeting.

STOCKHOLDER LIST

Intel’s list of stockholders as of March 23, 2015 will be available for inspection for 10 days prior to the 2015 Annual Stockholders’ Meeting. If you want to inspect the stockholder list, call our Investor Relations department at (408) 765-1480 to schedule an appointment.

VOTING RESULTS

We will announce preliminary results at the annual meeting. We will report final results at www.intc.com and in a filing with the SEC on Form 8-K.

90	2015 PROXY STATEMENT

OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC and NASDAQ an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Individuals subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. Based solely on a review of the copies of such forms in our possession and on written representations from reporting individuals, we believe that for fiscal year 2014 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), except that due to an administrative oversight, a Form 4 was not timely filed for Mr. Pearson to report that 31,153 RSUs were granted on October 21, 2014.

2016 STOCKHOLDER PROPOSALS OR NOMINATIONS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2016 proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8, to our principal executive offices in care of our Corporate Secretary by one of the means discussed below in the “Communicating with Us” section of this proxy statement. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received. We must receive all submissions no later than the close of business (5:00 p.m. Pacific Time) on December 4, 2015.

We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may find it helpful to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Corporate Governance and Nominating Committee reviews all stockholder proposals and makes recommendations to the Board for action on such proposals. For information on recommending individuals for consideration as director nominees, see the “Corporate Governance” section of this proxy statement.

Intel engages in a continuous quality improvement approach to corporate governance practices. We monitor and evaluate trends and events in corporate governance and compare and evaluate new developments against our current practices; we understand that corporate governance is not in a static state with regard to numerous topic areas. We seek and receive input from stockholders and other commentators on our practices and policies, and our Board and the Board’s Corporate Governance and Nominating Committee consider this input when reviewing proposals to change practices or policies.

In addition, under our Bylaws, any stockholder who intends to nominate a candidate for election to the Board or to propose any business at our 2016 annual meeting, other than precatory (non-binding) proposals presented under Rule 14a-8, must give notice to our Corporate Secretary between December 4, 2015 and the close of business on February 17, 2016. The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our stock. If the 2016 annual meeting is held more than 30 days from the anniversary of the 2015 Annual Stockholders’ Meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 60th day before the 2016 annual meeting or the 10th day following the day on which the date of such meeting is first publicly announced. We will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. The Bylaws are posted on our web site at www.intc.com/corp_docs.cfm. To make a submission or to request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

91

OTHER MATTERS

FINANCIAL STATEMENTS

Our financial statements for the year ended December 27, 2014 are included in our 2014 Annual Report, which we provide to our stockholders at the same time as this proxy statement. Our annual report and this proxy statement are also posted on our web site at www.intc.com/annuals.cfm. If you have not received or do not have access to the annual report, call our Investor Relations department at (408) 765-1480, and we will send a copy to you without charge; or send a written request to Intel Corporation, Attn: Investor Relations, M/S RNB-4-148, 2200 Mission College Blvd., Santa Clara, California 95054-1549.

  Communicating with Us

Visit our main web site at www.intel.com for information on our products and technologies, marketing programs, worldwide locations, customer support, job listings, and other company-related topics. Our Investor Relations web site at www.intc.com contains stock information, earnings and conference webcasts, annual reports, corporate governance and historical financial information, and links to our SEC filings.

If you would like to communicate with our Board, please refer to the procedures described in “Corporate Governance; Communications from Stockholders to Directors.”

To communicate with the Board, suggest a director candidate, make a stockholder proposal, provide notice of an intention to nominate candidates or introduce business at the annual meeting, or revoke a prior proxy instruction, contact our Corporate Secretary via e-mail at corporate.secretary@intel.com, or by mail to Suzan A. Miller, Intel Corporation, M/S RNB-4-151, 2200 Mission College Blvd., Santa Clara, California 95054-1549.

For questions regarding:	Contact:
Annual meeting	Intel Investor Relations, (408) 765-1480 Intel Corporation, Attn: Investor Relations, M/S RNB-4-148 2200 Mission College Blvd. Santa Clara, California 95054-1549

Stock ownership for stockholders of record	Computershare Investor Services, LLC www.computershare.com/contactus (800) 298-0146 (within the U.S. and Canada) (312) 360-5123 (worldwide)

Stock ownership for beneficial holders	Your broker, bank, or other nominee

Voting	D. F. King & Co., Inc. (866) 796-7178 (within the U.S. and Canada) (212) 269-5550 (worldwide)

92	2015 PROXY STATEMENT

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Intel stock but who share the same address, we have adopted an SEC-approved procedure called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive a single copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, annual report, or proxy statement mailed to you, please submit a request to our Corporate Secretary at the address specified above under “Other Matters; Communicating with Us,” or call our Investor Relations department at (408) 765-1480, and we will promptly send you the requested materials. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for this year’s annual meeting, you will need to follow the instructions included in the Notice of Internet Availability that was sent to you. You can also contact our Investor Relations department if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

If you are a beneficial stockholder, and you share an address with other beneficial stockholders, your broker, bank or other institution is permitted to deliver a single copy of the proxy materials and Notice of Internet Availability of Proxy Materials to your address, unless you otherwise request separate copies.

By Order of the Board of Directors

Suzan A. Miller

Corporate Secretary

Santa Clara, California

April 2, 2015

Intel, the Intel logo, Intel Core, Intel RealSense, Basis, Basis Peak, Quark, Xeon, Intel Xeon Phi and XMM are trademarks of Intel Corporation in the U.S. and/or other countries.

* Other names and brands may be claimed as the property of others.

93

EXHIBIT A

INTEL CORPORATION

2006 EQUITY INCENTIVE PLAN

As Amended and Restated Effective May 21, 2015

1. PURPOSE

The purpose of this Intel Corporation 2006 Equity Incentive Plan (the “Plan”) is to advance the interests of Intel Corporation, a Delaware corporation, and its Subsidiaries (hereinafter collectively “Intel” or the “Corporation”), by stimulating the efforts of employees who are selected to be participants on behalf of Intel, aligning the long-term interests of participants with those of stockholders, heightening the desire of participants to continue in working toward and contributing to the success of Intel, assisting Intel in competing effectively with other enterprises for the services of new employees necessary for the continued improvement of operations, and to attract, motivate and retain the best available individuals for service to the Corporation. This Plan permits the grant of stock options, stock appreciation rights, restricted stock and restricted stock units, each of which shall be subject to such conditions based upon continued employment, passage of time or satisfaction of performance criteria as shall be specified pursuant to the Plan.

2. DEFINITIONS

(a) “Award” means a stock option, stock appreciation right, restricted stock or restricted stock unit granted to a Participant pursuant to the Plan.

(b) “Board of Directors” means the Board of Directors of the Corporation.

(c) “Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

(d) “Committee” shall mean the committee appointed by the Board of Directors from among its members to administer the Plan pursuant to Section 3.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

(f) “Outside Director” shall mean a member of the Board of Directors who is not otherwise an employee of the Corporation.

(g) “Participants” shall mean those individuals to whom Awards have been granted from time to time and any authorized transferee of such individuals.

(h) “Performance Award” means an Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more of the Qualifying Performance Criteria specified in Section 10(b).

(i) “Plan” means this Intel Corporation 2006 Equity Incentive Plan.

(j) “Share” shall mean a share of common stock, $.001 par value, of the Corporation or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 11.

(k) “Subsidiary” means any corporation or entity in which Intel Corporation owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

A-1

EXHIBIT A  ■  2006 Equity Incentive Plan

3. ADMINISTRATION

(a) Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board of Directors. The Board of Directors shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof, and in such instances references herein to the Committee shall refer to the Board of Directors.

(b) Delegation and Administration. The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more directors of the Corporation (who may but need not be members of the Committee) the ability to grant Awards and take the other actions described in Section 3(c) with respect to Participants who are not executive officers, and such actions shall be treated for all purposes as if taken by the Committee. The Committee may delegate to a Subcommittee of one or more officers of the Corporation the ability to grant Awards and take the other actions described in Section 3(c) with respect to Participants (other than any such officers themselves) who are not directors or executive officers, provided however that the resolution so authorizing such officer(s) shall specify the total number of rights or options such Subcommittee may so award, and such actions shall be treated for all purposes as if taken by the Committee. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such Subcommittee. The Committee may delegate the day to day administration of the Plan to an officer or officers of the Corporation or one or more agents, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

(c) Powers of the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including the forms of Award Agreement and manner of acceptance of an Award, and to take or approve such further actions as it determines necessary or appropriate to the administration of the Plan and Awards, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any Award Agreement complies with applicable law, regulations and listing requirements and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of Nasdaq, disruption of communications or natural catastrophe) deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement, provided that no such action shall be taken absent stockholder approval to the extent required under Section 13;

(ii) to determine which persons are eligible to be Participants, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

(iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

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(iv) to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 11;

(vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation; and

(viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(d) Effect of Change in Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an employee under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to be a Subsidiary of the Corporation, (ii) any leave of absence approved by the Corporation or a Subsidiary, (iii) any transfer between locations of employment with the Corporation or a Subsidiary or between the Corporation and any Subsidiary or between any Subsidiaries, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (v) at the request of the Corporation or a Subsidiary, any employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary.

(e) Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Participants or other persons claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Corporation and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

4. PARTICIPANTS

Awards under the Plan may be granted to any person who is an employee or Outside Director of the Corporation. Outside Directors may be granted Awards only pursuant to Section 9 of the Plan. The status of the Chairman of the Board of Directors as an employee or Outside Director shall be determined by the Committee. Any person designated by the Corporation as an independent contractor shall not be treated as an employee and shall not be eligible for Awards under the Plan.

5. EFFECTIVE DATE AND EXPIRATION OF PLAN

(a) Effective Date. This Plan was approved by the Board of Directors on February 23, 2006 and became effective on May 17, 2006.

(b) Expiration Date. The Plan shall remain available for the grant of Awards until June 30, ~~2016~~ 2018 or such earlier date as the Board of Directors may determine. The expiration of the Committee’s authority to grant Awards under the Plan will not affect the operation of the terms of the Plan or the Corporation’s and Participants’ rights and obligations with respect to Awards granted on or prior to the expiration date of the Plan.

6. SHARES SUBJECT TO THE PLAN

(a) Aggregate Limits. Subject to adjustment as provided in Section 11, the aggregate number of Shares authorized for issuance after December 27, 2014 pursuant to ~~as~~Awards under the Plan is ~~719,000,000, of~~

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~~which no more than an aggregate of 517,000,000 Shares may be issued as restricted stock or restricted stock units and no more than an aggregate of 202,000,000 Shares shall be available for issuance as stock options under any program providing for stock option grants that vest in full in five or more years and that have a maximum term of ten years~~484,000,000. The Shares subject to the Plan may be either Shares reacquired by the Corporation, including Shares purchased in the open market, or authorized but unissued Shares. Any Shares subject to an Award which for any reason expires or terminates unexercised or is not earned in full may again be made subject to an Award under the Plan. Notwithstanding the preceding sentence, the following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the proceeds of the option exercise price.

(b) Tax Code Limits. The aggregate number of Shares subject to stock options or stock appreciation rights granted under this Plan during any calendar year to any one Participant shall not exceed 3,000,000. The aggregate number of Shares subject to restricted stock or restricted stock unit Awards granted under this Plan during any calendar year to any one Participant shall not exceed 2,000,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 11, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The aggregate number of Shares issued after December 27, 2014 pursuant to incentive stock options granted under the Plan shall not exceed ~~719,000,000~~484,000,000, which limitation shall be subject to adjustment under Section 11 only to the extent that such adjustment is consistent with adjustments permitted of a plan authorizing incentive stock options under Section 422 of the Code.

7. PLAN AWARDS

(a) Award Types. The Committee, on behalf of the Corporation, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan: stock options, stock appreciation rights, restricted stock and restricted stock units. Such arrangements and benefits are sometimes referred to herein as “Awards.” The Committee, in its discretion, may determine that any Award granted hereunder shall be a Performance Award.

(i) Stock Options. A “Stock Option” is a right to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the “Option Agreement”). The Committee may grant Stock Options intended to be eligible to qualify as incentive stock options (“ISOs”) pursuant to Section 422 of the Code and Stock Options that are not intended to qualify as ISOs (“Non-qualified Stock Options”), as it, in its sole discretion, shall determine.

(ii) Stock Appreciation Rights. A “Stock Appreciation Right” or “SAR” is a right to receive, in cash or stock (as determined by the Committee), value with respect to a specific number of Shares equal to or otherwise based on the excess of (i) the market value of a Share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the document(s) evidencing the Award (the “SAR Agreement”).

(iii) Restricted Stock. A “Restricted Stock” Award is an award of Shares, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Agreement”).

(iv) Restricted Stock Unit. A “Restricted Stock Unit” Award is an award of a right to receive, in cash or stock (as determined by the Committee) the market value of one Share, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Unit Agreement”).

(b) Grants of Awards. An Award may consist of one of the foregoing arrangements or benefits or two or more of them in tandem or in the alternative.

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8. EMPLOYEE PARTICIPANT AWARDS

(a) Grant, Terms and Conditions of Stock Options and SARs

The Committee may grant Stock Options or SARs at any time and from time to time prior to the expiration of the Plan to eligible employee Participants selected by the Committee. No Participant shall have any rights as a stockholder with respect to any Shares subject to Stock Options or SARs hereunder until said Shares have been issued. Each Stock Option or SAR shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Each Stock Option grant will expressly identify the Stock Option as an ISO or as a Non-qualified Stock Option. Stock Options or SARs granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(i) Price. The purchase price (also referred to as the exercise price) under each Stock Option or SAR granted hereunder shall be established by the Committee. The purchase price per Share shall not be less than 100% of the market value of a Share on the date of grant. For purposes of the Plan, “market value” shall mean the average of the high and low sales prices of the Corporation’s common stock. The exercise price of a Stock Option shall be paid in cash or in such other form if and to the extent permitted by the Committee, including without limitation by delivery of already owned Shares, withholding (either actually or by attestation) of Shares otherwise issuable under such Stock Option and/or by payment under a broker-assisted sale and remittance program acceptable to the Committee.

(ii) No Repricing. Other than in connection with a change in the Corporation’s capitalization or other transaction as described in Section 11(a) through (d) of the Plan, at any time when the purchase price of a Stock Option or SAR is above the market value of a Share, the Corporation shall not, without stockholder approval, reduce the purchase price of such Stock Option or SAR and shall not exchange such Stock Option or SAR for a new Award with a lower (or no) purchase price or for cash.

(iii) No Reload Grants. Stock Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Corporation in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(iv) Duration, Exercise and Termination of Stock Options and SARs. Each Stock Option or SAR shall be exercisable at such time and in such installments during the period prior to the expiration of the Stock Option or SAR as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Stock Option or SAR subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee. At any time after the grant of a Stock Option, the Committee may reduce or eliminate any restrictions on the Participant’s right to exercise all or part of the Stock Option, except that no Stock Option shall first become exercisable within one (1) year from its date of grant, other than upon the death, disability or retirement of the person to whom the Stock Option was granted, in each case as specified in the Option Agreement.

Each Stock Option or SAR that vests in full in less than five (5) years (standard grants) must expire within a period of not more than seven (7) years from the grant date and each Stock Option or SAR that vests in full in five (5) or more years (long-term retention grants) must expire within a period of not more than ten (10) years from the grant date. In each case, the Option Agreement or SAR Agreement may provide for expiration prior to the end of the stated term of the Award in the event of the termination of employment or service of the Participant to whom it was granted.

(v) Suspension or Termination of Stock Options and SARs. If at any time (including after a notice of exercise has been delivered) the Committee, including any Subcommittee or administrator authorized pursuant to Section 3(b) (any such person, an “Authorized Officer”), reasonably believes that a Participant, other than an Outside Director, has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the Participant’s right to exercise any Stock Option or SAR pending a determination of whether an act of misconduct has been committed. If the Committee or an Authorized Officer determines a Participant, other than an Outside Director, has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to Intel, breach of fiduciary duty or deliberate disregard of Corporation

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rules resulting in loss, damage or injury to the Corporation, or if a Participant makes an unauthorized disclosure of any Corporation trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Corporation or induces any principal for whom Intel acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise any Stock Option or SAR whatsoever. In addition, for any Participant who is designated as an “executive officer” by the Board of Directors, if the Committee determines that the Participant engaged in an act of embezzlement, fraud or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Corporation’s financial statements (“Contributing Misconduct”), the Participant shall be required to repay to the Corporation, in cash and upon demand, the Option Proceeds (as defined below) resulting from any sale or other disposition (including to the Corporation) of Shares issued or issuable upon exercise of a Stock Option or SAR if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “Option Proceeds” means, with respect to any sale or other disposition (including to the Corporation) of Shares issuable or issued upon exercise of a Stock Option or SAR, an amount determined appropriate by the Committee to reflect the effect of the restatement on the Corporation’s stock price, up to the amount equal to the number of Shares sold or disposed of multiplied by the difference between the market value per Share at the time of such sale or disposition and the exercise price. The return of Option Proceeds is in addition to and separate from any other relief available to the Corporation due to the executive officer’s Contributing Misconduct. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an executive officer, the determination of the Committee or of the Authorized Officer shall be subject to the approval of the Board of Directors.

(vi) Conditions and Restrictions Upon Securities Subject to Stock Options or SARs. Subject to the express provisions of the Plan, the Committee may provide that the Shares issued upon exercise of a Stock Option or SAR shall be subject to such further conditions or agreements as the Committee in its discretion may specify prior to the exercise of such Stock Option or SAR, including, without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions. The obligation to make payments with respect to SARs may be satisfied through cash payments or the delivery of Shares, or a combination thereof as the Committee shall determine. The Committee may establish rules for the deferred delivery of Common Stock upon exercise of a Stock Option or SAR with the deferral evidenced by use of Restricted Stock Units equal in number to the number of Shares whose delivery is so deferred.

(vii) Other Terms and Conditions. Stock Options and SARs may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

(viii) ISOs. Stock Options intending to qualify as ISOs may only be granted to employees of the Corporation within the meaning of the Code, as determined by the Committee. No ISO shall be granted to any person if immediately after the grant of such Award, such person would own stock, including stock subject to outstanding Awards held by him or her under the Plan or any other plan established by the Corporation, amounting to more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation. To the extent that the Option Agreement specifies that a Stock Option is intended to be treated as an ISO, the Stock Option is intended to qualify to the greatest extent possible as an “incentive stock option” within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Corporation that the Stock Option is or will be determined to qualify as an ISO. If and to the extent that any Shares are issued under a portion of any Stock Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause a Stock Option to cease to qualify as an ISO pursuant to the Code and by accepting a Stock Option the Participant agrees in advance to such disqualifying action.

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(b) Grant, Terms and Conditions of Restricted Stock and Restricted Stock Units

The Committee may grant Restricted Stock or Restricted Stock Units at any time and from time to time prior to the expiration of the Plan to eligible employee Participants selected by the Committee. A Participant shall have rights as a stockholder with respect to any Shares subject to a Restricted Stock Award hereunder only to the extent specified in this Plan or the Restricted Stock Agreement evidencing such Award. Awards of Restricted Stock or Restricted Stock Units shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Awards of Restricted Stock or Restricted Stock Units granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(i) Terms and Conditions. Each Restricted Stock Agreement and each Restricted Stock Unit Agreement shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan.

(ii) Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Restricted Stock or Restricted Stock Units shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the market value of such Shares at the date of grant or issuance.

(iii) Share Vesting. The grant, issuance, retention and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards subject to continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Committee, which criteria may be based on financial performance and/or personal performance evaluations. ~~Up to 480,000 Shares shall be available for issuance to employee Participants as Awards having no minimum vesting period.~~ No condition that is based on performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one year. ~~, and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of a Restricted Stock or Restricted Stock Unit Award in less than pro rata installments over three years from the date the Award is made, other than with respect to such Awards that are issued upon exercise or settlement of Stock Options or SARs or upon the death, disability or retirement of the Participant, in each case as specified in the agreement evidencing such Award.~~ Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Restricted Stock Award is granted.

(iv) Termination of Employment. The Restricted Stock or Restricted Stock Unit Agreement may provide for the forfeiture or cancellation of the Restricted Stock or Restricted Stock Unit Award, in whole or in part, in the event of the termination of employment or service of the Participant to whom it was granted.

(v) Restricted Stock Units. Except to the extent this Plan or the Committee specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Corporation and do not confer any of the rights of a stockholder until Shares are issued thereunder. Settlement of Restricted Stock Units upon expiration of the deferral or vesting period shall be made in Shares or otherwise as determined by the Committee. Dividends or dividend equivalent rights shall be payable in cash or in additional shares with respect to Restricted Stock Units only to the extent specifically provided for by the Committee. Until a Restricted Stock Unit is settled, the number of Shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 11. Any Restricted Stock Units that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate.

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(vi) Suspension or Termination of Restricted Stock and Restricted Stock Units. If at any time the Committee, including any Subcommittee or administrator authorized pursuant to Section 3(b) (any such person, an “Authorized Officer”), reasonably believes that a Participant, other than an Outside Director, has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the vesting of Shares under the Participant’s Restricted Stock or Restricted Stock Unit Awards pending a determination of whether an act of misconduct has been committed. If the Committee or an Authorized Officer determines a Participant, other than an Outside Director, has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to Intel, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, or if a Participant makes an unauthorized disclosure of any Corporation trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Corporation or induces any principal for whom Intel acts as agent to terminate such agency relationship, the Participant’s Restricted Stock or Restricted Stock Unit Agreement shall be forfeited and cancelled. In addition, for any Participant who is designated as an “executive officer” by the Board of Directors, if the Committee determines that the Participant engaged in an act of embezzlement, fraud or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Corporation’s financial statements (“Contributing Misconduct”), the Participant shall be required to repay to the Corporation, in cash and upon demand, the Restricted Stock Proceeds (as defined below) resulting from any sale or other disposition (including to the Corporation) of Shares issued or issuable upon the vesting of Restricted Stock or a Restricted Stock Unit if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “Restricted Stock Proceeds” means, with respect to any sale or other disposition (including to the Corporation) of Shares issued or issuable upon vesting of Restricted Stock or a Restricted Stock Unit, an amount determined appropriate by the Committee to reflect the effect of the restatement on the Corporation’s stock price, up to the amount equal to the market value per Share at the time of such sale or other disposition multiplied by the number of Shares or units sold or disposed of. The return of Restricted Stock Proceeds is in addition to and separate from any other relief available to the Corporation due to the executive officer’s Contributing Misconduct. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an executive officer, the determination of the Committee or of the Authorized Officer shall be subject to the approval of the Board of Directors.

9. OUTSIDE DIRECTOR AWARDS

Each Outside Director may be granted up to 100,000 Shares underlying Awards (each an “Outside Director Award”) each fiscal year, as determined by the Board of Directors. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 11. The number of Shares subject to each Outside Director Award, or the formula pursuant to which such number shall be determined, the type or types of Awards included in the Outside Director Awards, the date of grant and the vesting, expiration and other terms applicable to such Outside Director Awards shall be specified from time to time by the Board of Directors, subject to the terms of this Plan, including the terms specified in Section 8. If the Board of Directors reasonably believes that an Outside Director has committed an act of misconduct as specified in Section 8(a)(v) or 8(b)(vi), the Board of Directors may suspend the Outside Director’s right to exercise any Stock Option or SAR and/or the vesting of any Restricted Stock or Restricted Stock Unit Award pending a determination of whether an act of misconduct has been committed. If the Board of Directors determines that an Outside Director has committed an act of misconduct, neither the Outside Director nor his or her estate shall be entitled to exercise any Stock Option or SAR whatsoever and shall forfeit any unvested Restricted Stock or Restricted Stock Unit Award.

10. OTHER PROVISIONS APPLICABLE TO AWARDS

(a) Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned,

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conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms; provided further, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance that does not qualify under this Section 10(a) shall be void and unenforceable against the Corporation.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship targets, or (v) customer satisfaction. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Standards Codification 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year. Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award, the number of Shares, Stock Options, SARs, Restricted Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(c) Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

(d) Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights

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upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

(e) Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Shares.

(f) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by Intel issuing any subject Shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

11. ADJUSTMENT OF AND CHANGES IN THE COMMON STOCK

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Corporation or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (i) the issuance by the Corporation of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Stock Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

(b) If the outstanding Shares or other securities of the Corporation, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar equity restructuring transaction (as that term is used in Accounting Standards Codification 718 affecting the Shares or other securities of the Corporation, the Committee shall equitably adjust the number and kind of Shares or other securities that are subject to this Plan and to the limits under Section 6 and that are subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities subject to such Awards without changing the aggregate exercise or settlement price, if any.

(c) No right to purchase fractional Shares shall result from any adjustment in Stock Options or SARs pursuant to this Section 11. In case of any such adjustment, the Shares subject to the Stock Option or SAR shall be rounded down to the nearest whole share.

(d) Any other provision hereof to the contrary notwithstanding (except Section 11(a)), in the event Intel is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger

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or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by Intel (if Intel is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

12. LISTING OR QUALIFICATION OF COMMON STOCK

In the event that the Committee determines in its discretion that the listing or qualification of the Shares available for issuance under the Plan on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares, a Stock Option or SAR may not be exercised in whole or in part and a Restricted Stock or Restricted Stock Unit Award shall not vest or be settled unless such listing, qualification, consent or approval has been unconditionally obtained.

13. TERMINATION OR AMENDMENT OF THE PLAN

The Board of Directors may amend, alter or discontinue the Plan and the Board or the Committee may to the extent permitted by the Plan amend any agreement or other document evidencing an Award made under this Plan, provided, however, that the Corporation shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 11) required to be submitted for stockholder approval by NASDAQ or that otherwise would:

(a) Increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) Reduce the price at which Stock Options may be granted below the price provided for in Section 8(a);

(c) Reduce the option price of outstanding Stock Options;

(d) Extend the term of this Plan;

(e) Change the class of persons eligible to be Participants; or

(f) Increase the limits in Section 6.

In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Corporation, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

14. WITHHOLDING

To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise with respect to any Stock Option, SAR, Restricted Stock or Restricted Stock Unit Award, or any sale of Shares. The Corporation shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Corporation withhold a portion of the Shares of stock that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant.

15. GENERAL PROVISIONS

(a) Employment At Will. Neither the Plan nor the grant of any Award nor any action by the Corporation, any Subsidiary or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Corporation or a Subsidiary. The Corporation and each Subsidiary expressly reserve the right to discharge, without liability but subject to his or her rights under this Plan, any Participant whenever in the sole discretion of the Corporation or a Subsidiary, as the case may be, it may determine to do so.

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EXHIBIT A  ■  2006 Equity Incentive Plan

(b) Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

(c) Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Corporation or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

(d) Third Party Administrator. In connection with a Participant’s participation in the Plan, the Corporation may use the services of a third party administrator, including a brokerage firm administrator, and the Corporation may provide this administrator with personal information about a Participant, including a Participant’s name, social security number and address, as well as the details of each Award, and this administrator may provide information to the Corporation concerning the exercise of a Participant’s rights and account data as it relates to Awards under the Plan.

16. NON-EXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of stock options, stock appreciation rights, restricted stock or restricted stock units otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

This Plan, the grant and exercise of Awards thereunder, and the obligation of the Corporation to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Corporation shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Corporation is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary or advisable for the lawful issuance and sale of any Shares hereunder, the Corporation shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Stock Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Stock Option is effective and current or the Corporation has determined that such registration is unnecessary.

18. LIABILITY OF CORPORATION

The Corporation shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Option or other Award granted hereunder.

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EXHIBIT B

INTEL CORPORATION

2006 STOCK PURCHASE PLAN

SECTION 1. PURPOSE

The purpose of the Plan is to provide an opportunity for Employees of Intel Corporation, a Delaware corporation (“Intel”) and its Participating Subsidiaries (collectively Intel and its Participating Subsidiaries shall be referred to as the “Company”), to purchase Common Stock of Intel and thereby to have an additional incentive to contribute to the prosperity of the Company. It is the intention of the Company that the Plan (excluding any sub-plans thereof except as expressly provided in the terms of such sub-plan) qualify as an “Employee Stock Purchase Plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the Plan shall be administered in accordance with this intent. In addition, the Plan authorizes the grant of options pursuant to sub-plans or special rules adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside of the United States or to achieve other business objectives in the determination of the Committee, which sub-plans shall not be required to comply with the requirements of Section 423 of the Code or all of the specific provisions of the Plan, including but not limited to terms relating to eligibility, Subscription Periods or Purchase Price.

SECTION 2. DEFINITIONS

(a)

“Applicable Law” shall mean the legal requirements relating to the administration of an employee stock purchase plan under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

(b)	“Board” shall mean the Board of Directors of Intel.

(c)	“Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

(d)

“Commencement Date” shall mean the last Trading Day prior to February 1 for the Subscription Period commencing on February 20 and the last Trading Day prior to August 1 for the Subscription Period commencing on August 20.

(e)

“Committee” shall mean the Compensation Committee of the Board or the subcommittee, officer or officers designated by the Compensation Committee in accordance with Section 15 of the Plan (to the extent of the duties and responsibilities delegated by the Compensation Committee of the Board).

(f)	“Common Stock” shall mean the common stock of Intel, par value $.001 per share, or any securities into which such Common Stock may be converted.

(g)

“Compensation” shall mean the total compensation paid by the Company to an Employee with respect to a Subscription Period, including salary, commissions, overtime, shift differentials, payouts from Intel’s Employee Cash Bonus Program (ECBP), payouts from the Employee Bonus (EB) program, and all or any portion of any item of compensation considered by the Company to be part of the Employee’s regular earnings, but excluding items not considered by the Company to be part of the Employee’s regular earnings. Items excluded from the definition of “Compensation” include but are not limited to such items as relocation bonuses, expense reimbursements, certain bonuses paid in connection with mergers and acquisitions, author incentives, recruitment and referral bonuses, foreign service premiums, differentials and allowances, imputed income pursuant to Section 79 of the Code, income realized as a result of participation in any stock option, restricted stock, restricted stock unit, stock purchase or similar equity plan maintained by Intel or a Participating Subsidiary, and tuition and other reimbursements. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

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EXHIBIT B  ■  2006 Stock Purchase Plan

(h)	“Effective Date” shall mean July 31, 2006.

(i)

“Employee” shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by Intel or a Participating Subsidiary on Intel’s or such Participating Subsidiary’s payroll records during the relevant participation period. Notwithstanding the foregoing, no employee of Intel or a Participating Subsidiary shall be included within the definition of “Employee” if such person’s customary employment is for less than twenty (20) hours per week or for less than five (5) months per year. Individuals classified as independent contractors, consultants, advisers, or members of the Board are not considered “Employees.”

(j)

“Enrollment Period” shall mean, with respect to a given Subscription Period, that period beginning on the first (1st) day of February and August and ending on the nineteenth (19th) day of February and August during which Employees may elect to participate in order to purchase Common Stock at the end of that Subscription Period in accordance with the terms of this Plan. The duration and timing of Enrollment Periods may be changed or modified by the Committee.

(k)

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

(l)

“Market Value” on a given date of determination (e.g., a Commencement Date or Purchase Date, as appropriate) shall mean the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange (not including an automated quotation system), its Market Value shall be the closing sales price for a share of the Common Stock (or the closing bid, if no sales were reported) on the date of determination as quoted on such exchange on which the Common Stock has the highest average trading volume, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (ii) if the Common Stock is listed on a national market system and the highest average trading volume of the Common Stock occurs through that system, its Market Value shall be the average of the high and the low selling prices reported on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (iii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Market Value shall be the average of the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or, (iv) in the absence of an established market for the Common Stock, the Market Value thereof shall be determined in good faith by the Board.

(m)	“Offering Price” shall mean the Market Value of a share of Common Stock on the Commencement Date for a given Subscription Period.

(n)	“Participant” shall mean a participant in the Plan as described in Section 5 of the Plan.

(o)	“Participating Subsidiary” shall mean a Subsidiary that has been designated by the Committee in its sole discretion as eligible to participate in the Plan with respect to its Employees.

(p)	“Plan” shall mean this 2006 Stock Purchase Plan, including any sub-plans or appendices hereto.

(q)	“Purchase Date” shall mean the last Trading Day of each Subscription Period.

(r)	“Purchase Price” shall have the meaning set out in Section 8(b).

(s)

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time, and any reference to a section of the Securities Act shall include any successor provision of the Securities Act.

(t)	“Stockholder” shall mean a record holder of shares entitled to vote such shares of Common Stock under Intel’s by-laws.

(u)

“Subscription Period” shall mean a period of approximately six (6) months at the end of which an option granted pursuant to the Plan shall be exercised. The Plan shall be implemented by a series of Subscription Periods of approximately six (6) months duration, with new Subscription Periods commencing on each February 20 and August 20 occurring on or after the Effective Date and ending on the last Trading Day in the six (6) month period ending on the following August 19 and February 19, respectively. The duration and timing of Subscription Periods may be changed or modified by the Committee.

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(v)

“Subsidiary” shall mean any entity treated as a corporation (other than Intel) in an unbroken chain of corporations beginning with Intel, within the meaning of Code Section 424(f), whether or not such corporation now exists or is hereafter organized or acquired by Intel or a Subsidiary.

(w)

“Trading Day” shall mean a day on which U.S. national stock exchanges and the NASDAQ National Market System are open for trading and the Common Stock is being publicly traded on one or more of such markets.

SECTION 3. ELIGIBILITY

(a)

Any Employee employed by Intel or by any Participating Subsidiary on a Commencement Date shall be eligible to participate in the Plan with respect to the Subscription Period first following such Commencement Date, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (not to exceed 30 days) prior to a Commencement Date to be eligible to participate with respect to such Subscription Period. The Committee may also determine that a designated group of highly compensated Employees is ineligible to participate in the Plan so long as the excluded category fits within the definition of “highly compensated employee” in Code Section 414(q).

(b)

No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)) shares of Common Stock, including Common Stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by Intel or its Subsidiaries, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Intel or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided that individuals participating in a sub-plan adopted pursuant to Section 17 which is not designed to qualify under Code section 423 need not have the same rights and privileges as Employees participating in the Code section 423 Plan. No Employee may participate in more than one Subscription Period at a time.

SECTION 4. SUBSCRIPTION PERIODS

The Plan shall generally be implemented by a series of six (6) month Subscription Periods with new Subscription Periods commencing on each February 20 and August 20 and ending on the last Trading Day in the six (6) month periods ending on the following August 19 and February 19, respectively, or on such other date as the Committee shall determine, and continuing thereafter until the Plan is terminated pursuant to Section 14 hereof. The first Subscription Period shall commence on August 21, 2006 and shall end on the last Trading Day on or before February 19, 2007. The Committee shall have the authority to change the frequency and/or duration of Subscription Periods (including the commencement dates thereof) with respect to future Subscription Periods if such change is announced at least thirty (30) days prior to the scheduled occurrence of the first Commencement Date to be affected thereafter.

SECTION 5. PARTICIPATION

(a)

An Employee who is eligible to participate in the Plan in accordance with its terms on a Commencement Date shall automatically receive an option in accordance with Section 8(a) and may become a Participant by completing and submitting, on or before the date prescribed by the Committee with respect to a given Subscription Period, a completed payroll deduction authorization and Plan enrollment form provided by Intel or its Participating Subsidiaries or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Compensation, not to be less than two percent (2%) and not to exceed five percent (5%) of the Employee’s Compensation (or such other percentages as the Committee may establish from time to time before a Commencement Date) of such Employee’s Compensation on each payday during the Subscription Period. All payroll deductions will be held in a general corporate account or a trust account. No interest shall be paid or credited to the Participant with respect to such payroll deductions. Intel shall maintain or cause to be maintained a separate bookkeeping account for each Participant under the Plan and the amount of each Participant’s payroll deductions shall be credited to

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EXHIBIT B  ■  2006 Stock Purchase Plan

such account. A Participant may not make any additional payments into such account, unless payroll deductions are prohibited under Applicable Law, in which case the provisions of Section 5(b) of the Plan shall apply.

(b)

Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee. In such event, any such Employees shall be deemed to be participating in a sub-plan, unless the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan. All such contributions will be held in a general corporate account or a trust account. No interest shall be paid or credited to the Participant with respect to such contributions.

(c)

Under procedures and at times established by the Committee, a Participant may withdraw from the Plan during a Subscription Period, by completing and filing a new payroll deduction authorization and Plan enrollment form with the Company or by following electronic or other procedures prescribed by the Committee. If a Participant withdraws from the Plan during a Subscription Period, his or her accumulated payroll deductions will be refunded to the Participant without interest, his or her right to participate in the current Subscription Period will be automatically terminated and no further payroll deductions for the purchase of Common Stock will be made during the Subscription Period. Any Participant who wishes to withdraw from the Plan during a Subscription Period, must complete the withdrawal procedures prescribed by the Committee before the last forty-eight (48) hours of such Subscription Period, subject to any changes to the rules established by the Committee pertaining to the timing of withdrawals, limiting the frequency with which Participants may withdraw and re-enroll in the Plan and may impose a waiting period on Participants wishing to re-enroll following withdrawal.

(d)

A Participant may not increase his or her rate of contribution through payroll deductions or otherwise during a given Subscription Period. A Participant may decrease his or her rate of contribution through payroll deductions one time only during a given Subscription Period and only during an open enrollment period or such other times specified by the Committee by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of contribution, the rate of contribution shall continue at the originally elected rate throughout the Subscription Period and future Subscription Periods; unless the Committee reduces the maximum rate of contribution provided in Section 5(a) and a Participant’s rate of contribution exceeds the reduced maximum rate of contribution, in which case the rate of contribution shall continue at the reduced maximum rate of contribution. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code for a given calendar year, the Committee may reduce a Participant’s payroll deductions to zero percent (0%) at any time during a Subscription Period scheduled to end during such calendar year. Payroll deductions shall re-commence at the rate provided in such Participant’s enrollment form at the beginning of the first Subscription Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 5(c).

SECTION 6. TERMINATION OF EMPLOYMENT

In the event any Participant terminates employment with Intel and its Participating Subsidiaries for any reason (including death) prior to the expiration of a Subscription Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. Whether a termination of employment has occurred shall be determined by the Committee. If a Participant’s termination of employment occurs within a certain period of time as specified by the Committee (not to exceed 30 days) prior to the Purchase Date of the Subscription Period then in progress, his or her option for the purchase of shares of Common Stock will be exercised on such Purchase Date in accordance with Section 9 as if such Participant were still employed by the Company. Following the purchase of shares on such Purchase Date, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer

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EXHIBIT B  ■  2006 Stock Purchase Plan

of employment among Participating Subsidiaries, Subsidiaries and Intel, and the Committee may establish termination-of-employment procedures for this Plan that are independent of similar rules established under other benefit plans of Intel and its Subsidiaries; provided that such procedures are not in conflict with the requirements of Section 423 of the Code.

SECTION 7. STOCK

Subject to adjustment as set forth in Section 11, the maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be three hundred seventy-three million (373,000,000) shares. Notwithstanding the above, subject to adjustment as set forth in Section 11, the maximum number of shares that may be purchased by any Employee in a given Subscription Period shall be seventy two thousand (72,000) shares of Common Stock. If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds either maximum, the Committee shall make, as applicable, such adjustment or pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

SECTION 8. OFFERING

(a)

On the Commencement Date relating to each Subscription Period, each eligible Employee, whether or not such Employee has elected to participate as provided in Section 5(a), shall be granted an option to purchase that number of whole shares of Common Stock (as adjusted as set forth in Section 11) not to exceed seventy two thousand (72,000) shares (or such lower number of shares as determined by the Committee), which may be purchased with the payroll deductions accumulated on behalf of such Employee during each Subscription Period at the purchase price specified in Section 8(b) below, subject to the additional limitation that no Employee participating in the Plan shall be granted an option to purchase Common Stock under the Plan if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of Intel and its Subsidiaries to accrue at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of the Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of the Plan, an option is “granted” on a Participant’s Commencement Date. An option will expire upon the earliest to occur of (i) the termination of a Participant’s participation in the Plan or such Subscription Period (ii) the beginning of a subsequent Subscription Period in which such Participant is participating; or (iii) the termination of the Subscription Period. This Section 8(a) shall be interpreted so as to comply with Code Section 423(b)(8).

(b)

The Purchase Price under each option shall be with respect to a Subscription Period the lower of (i) a percentage (not less than eighty-five percent (85%)) established by the Committee (“Designated Percentage”) of the Offering Price, or (ii) the Designated Percentage of the Market Value of a share of Common Stock on the Purchase Date on which the Common Stock is purchased; provided that the Purchase Price may be adjusted by the Committee pursuant to Sections 11 or 12 in accordance with Section 424(a) of the Code. The Committee may change the Designated Percentage with respect to any future Subscription Period, but not to below eighty-five percent (85%), and the Committee may determine with respect to any prospective Subscription Period that the option price shall be the Designated Percentage of the Market Value of a share of the Common Stock on the Purchase Date.

SECTION 9. PURCHASE OF STOCK

Unless a Participant withdraws from the Plan as provided in Section 5(c) or except as provided in Sections 7, 12 or 14(b), upon the expiration of each Subscription Period, a Participant’s option shall be exercised automatically for the purchase of that number of whole shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 8(b). Notwithstanding the foregoing, Intel or its Participating Subsidiary may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance which Intel or its Participating Subsidiary determines is required by Applicable Law. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan.

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EXHIBIT B  ■  2006 Stock Purchase Plan

The shares of Common Stock purchased upon exercise of an option hereunder shall be considered for tax purposes to be sold to the Participant on the Purchase Date. During his or her lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

SECTION 10. PAYMENT AND DELIVERY

As soon as practicable after the exercise of an option, Intel shall deliver or cause to have delivered to the Participant a record of the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant’s account not used for the purchase, except as specified below. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. Intel or its Participating Subsidiary shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other Stockholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 10. The Committee may in its discretion direct Intel to retain in a Participant’s account for the subsequent Subscription Period any payroll deductions which are not sufficient to purchase a whole share of Common Stock or to return such amount to the Participant. Any other amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant without interest.

SECTION 11. RECAPITALIZATION

Subject to any required action by the Stockholders of Intel, if there is any change in the outstanding shares of Common Stock because of a merger, consolidation, spin-off, reorganization, recapitalization, dividend in property other than cash, stock split, reverse stock split, stock dividend, liquidating dividend, combination or reclassification of the Common Stock (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of Intel), or any similar equity restructuring transaction (as that term is used in Accounting Standards Codification 718), the number of securities covered by each option under the Plan which has not yet been exercised and the number of securities which have been authorized and remain available for issuance under the Plan, as well as the maximum number of securities which may be purchased by a Participant in a Subscription Period, and the price per share covered by each option under the Plan which has not yet been exercised, shall be equitably adjusted by the Board, and the Board shall take any further actions which may be necessary or appropriate under the circumstances. The Board’s determinations under this Section 11 shall be conclusive and binding on all parties.

SECTION 12. MERGER, LIQUIDATION, OTHER CORPORATE TRANSACTIONS

(a)

In the event of the proposed liquidation or dissolution of Intel, the Subscription Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

(b)

In the event of a proposed sale of all or substantially all of the assets of Intel, or the merger or consolidation or similar combination of Intel with or into another entity, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor entity, (2) a date established by the Board on or before the date of consummation of such merger, consolidation, combination or sale shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants, or (4) outstanding options shall continue unchanged.

B-6	2015 PROXY STATEMENT

EXHIBIT B  ■  2006 Stock Purchase Plan

SECTION 13. TRANSFERABILITY

Neither payroll deductions credited to a Participant’s bookkeeping account nor any rights to exercise an option or to receive shares of Common Stock under the Plan may be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5(c).

SECTION 14. AMENDMENT OR TERMINATION OF THE PLAN

(a)	The Plan shall continue from the Effective Date until August 31, ~~2016~~2021, unless it is terminated in accordance with Section 14(b).

(b)

The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, and the Committee may revise or amend the Plan consistent with the exercise of its duties and responsibilities as set forth in the Plan or any delegation under the Plan, except that, without approval of the Stockholders, no such revision or amendment shall increase the number of shares subject to the Plan, other than an adjustment under Section 11 of the Plan, or make other changes for which Stockholder approval is required under Applicable Law. Upon a termination or suspension of the Plan, the Board may in its discretion (i) return without interest, the payroll deductions credited to Participants’ accounts to such Participants or (ii) set an earlier Purchase Date with respect to a Subscription Period then in progress.

SECTION 15. ADMINISTRATION

(a)

The Board has appointed the Compensation Committee of the Board to administer the Plan (the “Committee”), who will serve for such period of time as the Board may specify and whom the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to a sub-committee or to an officer or officers of Intel the day-to-day administration of the Plan. The Committee shall have full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Committee shall be final and binding upon all Participants. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Company shall pay all expenses incurred in the administration of the Plan.

(b)

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company, members of the Board and of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

B-7

EXHIBIT B  ■  2006 Stock Purchase Plan

SECTION 16. COMMITTEE RULES FOR FOREIGN JURISDICTIONS

The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan. The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423 and shall be deemed to be outside the scope of Code section 423 unless the terms of the sub-plan provide to the contrary. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 7, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Committee shall not be required to obtain the approval of the Stockholders prior to the adoption, amendment or termination of any sub-plan unless required by the laws of the foreign jurisdiction in which Employees participating in the sub-plan are located.

SECTION 17. SECURITIES LAWS REQUIREMENTS

(a)

No option granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state and foreign securities laws and the requirements of any stock exchange upon which the Shares may then be listed, subject to the approval of counsel for the Company with respect to such compliance. If on a Purchase Date in any Subscription Period hereunder, the Plan is not so registered or in such compliance, options granted under the Plan which are not in material compliance shall not be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Commencement Date relating to such Subscription Period. If, on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, options granted under the Plan which are not in material compliance shall not be exercised and all payroll deductions accumulated during the Subscription Period (reduced to the extent, if any, that such deductions have been used to acquire shares of Common Stock) shall be returned to the Participants, without interest. The provisions of this Section 17 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

(b)

As a condition to the exercise of an option, Intel may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for Intel, such a representation is required by any of the aforementioned applicable provisions of law.

SECTION 18. GOVERNMENTAL REGULATIONS

This Plan and Intel’s obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

B-8	2015 PROXY STATEMENT

EXHIBIT B  ■  2006 Stock Purchase Plan

SECTION 19. NO ENLARGEMENT OF EMPLOYEE RIGHTS

Nothing contained in this Plan shall be deemed to give any Employee or other individual the right to be retained in the employ or service of Intel or any Participating Subsidiary or to interfere with the right of Intel or Participating Subsidiary to discharge any Employee or other individual at any time, for any reason or no reason, with or without notice.

SECTION 20. GOVERNING LAW

This Plan shall be governed by applicable laws of the State of Delaware and applicable federal law.

SECTION 21. EFFECTIVE DATE

This Plan shall be effective on the Effective Date, subject to approval of the Stockholders of Intel within twelve (12) months before or after its date of adoption by the Board.

SECTION 22. REPORTS

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be made available to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

SECTION 23. DESIGNATION OF BENEFICIARY FOR OWNED SHARES

With respect to shares of Common Stock purchased by the Participant pursuant to the Plan and held in an account maintained by Intel or its assignee on the Participant’s behalf, the Participant may be permitted to file a written designation of beneficiary, who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of a Subscription Period but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of a Subscription Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective, to the extent required by local law. The Participant (and if required under the preceding sentence, his or her spouse) may change such designation of beneficiary at any time by written notice. Subject to local legal requirements, in the event of a Participant’s death, Intel or its assignee shall deliver any shares of Common Stock and/or cash to the designated beneficiary. Subject to local law, in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant’s death, Intel shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of Intel), Intel in its sole discretion, may deliver (or cause its assignee to deliver) such shares of Common Stock and/or cash to the spouse, or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to Intel, then to such other person as Intel may determine. The provisions of this Section 23 shall in no event require Intel to violate local law, and Intel shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased Participant’s account in compliance with local law.

SECTION 24. ADDITIONAL RESTRICTIONS OF RULE 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

SECTION 25. NOTICES

All notices or other communications by a Participant to Intel or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by Intel or the Committee at the location, or by the person, designated by Intel for the receipt thereof.

B-9

INTEL CORPORATION

ATTN: INVESTOR RELATIONS

2200 MISSION COLLEGE BLVD.

SANTA CLARA, CA 95054

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M88980-P61839-Z64999	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  INTEL CORPORATION

A. Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2-5.

1.	Election of Directors
		For	Against	Abstain
Nominees:

	1a. Charlene Barshefsky	☐	☐	☐

	1b. Aneel Bhusri	☐	☐	☐

	1c. Andy D. Bryant	☐	☐	☐

	1d. Susan L. Decker	☐	☐	☐

	1e. John J. Donahoe	☐	☐	☐

	1f. Reed E. Hundt	☐	☐	☐

	1g. Brian M. Krzanich	☐	☐	☐

	1h. James D. Plummer	☐	☐	☐

	1i. David S. Pottruck	☐	☐	☐

	1j. Frank D. Yeary	☐	☐	☐

	1k. David B. Yoffie	☐	☐	☐

		For	Against	Abstain

2.	Ratification of selection of Ernst & Young LLP as our independent registered public accounting firm for 2015	☐	☐	☐

3.	Advisory vote to approve executive compensation	☐	☐	☐

4.	Approval of amendment and extension of the 2006 Equity Incentive Plan	☐	☐	☐

5.	Approval of extension of the 2006 Stock Purchase Plan	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposals 6-8.

6.	Stockholder proposal entitled “Holy Land Principles”	☐	☐	☐

7.	Stockholder proposal on whether the Chairman of the Board should be an independent director	☐	☐	☐

8.	Stockholder proposal on whether to adopt an alternative vote counting standard	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

B. Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M88981-P61839-Z64999

Proxy – Intel Corporation

Notice of 2015 Annual Meeting of Stockholders

May 21, 2015, 8:30 a.m. Pacific Time

Intel Corporation

Building SC-12, 3600 Juliette Lane, Santa Clara, CA 95054

Via the Internet at www.intc.com

Proxy Solicited by Board of Directors for Annual Meeting - May 21, 2015

Andy D. Bryant, Brian M. Krzanich, Suzan A. Miller, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Intel Corporation to be held on May 21, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all the nominees listed on Proposal 1 (Election of Directors), FOR Proposal 2 (Ratification of Selection of Independent Registered Public Accounting Firm) FOR Proposal 3 (Advisory Vote to Approve Executive Compensation) FOR Proposal 4 (Amendment and Extension of the 2006 Equity Incentive Plan), FOR Proposal 5 (Extension of the 2006 Stock Purchase Plan), AGAINST Proposal 6 (Stockholder proposal entitled “Holy Land Principles”), AGAINST Proposal 7 (Stockholder proposal on whether the Chairman of the Board should be an independent director), and AGAINST Proposal 8 (Stockholder proposal on whether to adopt an alternative vote counting standard).

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

(Proposals to be voted appear on reverse side.)